Exhibit 10.1

Execution Version

AMENDMENT NO. 3, dated as of April 26, 2023 (this “Amendment No. 3”), to the Fourth Amended and Restated Credit Agreement, dated as of February 6, 2020 (as amended by that certain Amendment No. 1, dated as of July 2, 2021, as amended by that certain Amendment No. 2, dated as of July 29, 2022 and as in effect immediately prior to the Amendment No. 3 Effective Date (as defined below), the “Original Credit Agreement”), by and among LAMAR MEDIA CORP., a Delaware corporation (the “Company” or the “Borrower”), LAMAR ADVERTISING COMPANY, a Delaware corporation (solely with respect to Section 6 hereof, “Holdings”), the SUBSIDIARY GUARANTORS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Borrower has requested an amendment to the Original Credit Agreement on the terms set forth herein;

WHEREAS, in accordance with Section 2.12(b) of the Original Credit Agreement, the Administrative Agent has not received, as of 5:00 p.m. (New York City time) on April 25, 2023 (the fifth (5th) Business Day after the date notice of such Benchmark Transition Event was provided to the Lenders), written notice of objection to this Amendment No. 3 from Lenders comprising of (i) the Required Revolving Credit Lenders, (ii) the Required Term A Lenders and (iii) Lenders holding a majority of all outstanding Term B Loans (other than Term B Loans held by Defaulting Lenders). Hence, the Benchmark Transition Start Date (as defined in the Original Credit Agreement) has occurred on the date hereof; and

NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the Borrower, Holdings (solely with respect to Section 6 hereof) and the Administrative Agent hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement (as defined below).

SECTION 2. Amendments. The Credit Agreement is, effective as of the Amendment No. 3 Effective Date, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto (the “Credit Agreement”).

SECTION 3. Conversion to Term Benchmark. The Administrative Agent and the Borrower confirm and agree that the Term B Loans and Revolving Credit Loans denominated in Dollars outstanding on the date hereof as Eurodollar Loans (as defined in the Original Credit Agreement) with an Interest Period ending after the Amendment No. 3 Effective Date, shall remain outstanding as such until the conclusion of such applicable Interest Period, at the interest rate applicable to the relevant Loans immediately prior to the Amendment No. 3 Effective Date and with such interest to be payable on the last day of the applicable Interest Period in effect immediately prior to the Amendment No. 3 Effective Date.

SECTION 4. Effectiveness of Amendment No. 3. This Amendment No. 3 shall become effective on the date the following conditions are satisfied (the “Amendment No. 3 Effective Date”):

(a) Amendment No. 3 Counterparts. The Administrative Agent shall have received executed counterparts to the Amendment No. 3 from each of the Company, Holdings and the Subsidiary Guarantors.

(b) Fees and Expenses. The Company shall have paid to the Administrative Agent all reasonable costs and expenses of the Administrative Agent in connection with this Amendment No. 3, in each case on or prior to the Amendment No. 3 Effective Date.

The Administrative Agent shall notify the Company and the Lenders of the Amendment No. 3 Effective Date, and such notice shall be conclusive and binding.

SECTION 5. Counterparts. This Amendment No. 3 may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment No. 3 and/or any document to be signed in connection with this letter agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

SECTION 6. Reaffirmation. (A) Each of Holdings, the Borrower and the Subsidiary Guarantors (each, a “Reaffirming Party”) hereby (a) affirms and confirms its guarantees, pledges, grants of Liens, covenants, agreements and other commitments under the Loan Documents to which it is a party and (b) agrees that (i) each Loan Document to which it is a party shall continue to be in full force and effect, (ii) all obligations and liabilities of the Borrower under the Original Credit Agreement, as amended pursuant to this Amendment No. 3, constitute “Guaranteed Obligations” under and as defined in each of the Holdings Guaranty and Pledge Agreement and the Credit Agreement and are guaranteed by and entitled to the benefits of each of the Holdings Guaranty and Pledge Agreement and the guarantees of the Subsidiary Guarantors set forth in Article III of the Credit Agreement, (iii) all obligations and liabilities of the Borrower and the Subsidiary Guarantors under the Original Credit Agreement, as amended pursuant to this Amendment No. 3 constitute “Secured Obligations” under and as defined in the Pledge Agreement and are secured by and entitled to the benefits of the Pledge Agreement and the other Security Documents, (iv) all obligations and liabilities of Holdings under the Holdings Guaranty and Pledge Agreement constitute “Secured Obligations” under and as defined in the Holdings Guaranty and Pledge Agreement and are secured by and entitled to the benefits of the Holdings Guaranty and Pledge Agreement and (iv) all guarantees, pledges, grants of Liens, covenants, agreements and other commitments under the Loan Documents and all Liens granted under the Security Documents shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties and shall not be impaired or discharged hereby or by the transactions contemplated hereby.

(B) The representations and warranties of each Reaffirming Party set forth in the Loan Documents to which it is a party are, after giving effect to hereto, true and correct in all material respects on and as of the Amendment No. 3 Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case they shall be true and correct in all material respects as of such earlier date; provided, that, to the extent that any such representations and warranties are qualified by materiality, material adverse effect or similar language, such representations and warranties shall be true and correct in all respects.

(C) After giving effect hereto, neither the amendment of the Original Credit Agreement effected pursuant hereto nor the execution, delivery, performance or effectiveness of this Amendment No. 3 (i) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all Secured Obligations, whether heretofore or hereafter incurred; or (ii) requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.

(D) Each of the Borrower and the Subsidiary Guarantors represents and warrants to the Administrative Agent and each Lender that after giving effect to this Amendment No. 3, no Default or Event of Default has occurred and is continuing.

(E) This Amendment No. 3 is a Loan Document.

(F) This Amendment No. 3 shall not constitute a novation of the Original Credit Agreement or any other Loan Document.

SECTION 7. Applicable Law; Waiver of Jury Trial. This Amendment No. 3 shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. Sections 10.09 and 10.10 of the Original Credit Agreement are incorporated herein by reference mutatis mutandis.

SECTION 8. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment No. 3 and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment No. 3.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed by their respective authorized officers as of the day and year first written above.

LAMAR MEDIA CORP.

By:	/s/ Jay L. Johnson
	Name:	Jay L. Johnson
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

LAMAR ADVERTISING COMPANY (solely with respect to Section 6 hereof)

By:	/s/ Jay L. Johnson
	Name:	Jay L. Johnson
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Signature page to Amendment No. 3 to Credit Agreement]

SUBSIDIARY GUARANTORS
ARIZONA LOGOS, L.L.C.
COLORADO LOGOS, LLC
DELAWARE LOGOS, L.L.C.
GEORGIA LOGOS, L.L.C.
KANSAS LOGOS, LLC
KENTUCKY LOGOS, LLC
LOUISIANA INTERSTATE LOGOS, L.L.C.
MAINE LOGOS, L.L.C.
MICHIGAN LOGOS, LLC
MINNESOTA LOGOS, LLC
MISSISSIPPI LOGOS, L.L.C.
MISSOURI LOGOS, LLC
MONTANA LOGOS, LLC
NEBRASKA LOGOS, LLC
NEVADA LOGOS, LLC
NEW HAMPSHIRE LOGOS, L.L.C.
NEW JERSEY LOGOS, L.L.C.
NEW MEXICO LOGOS, LLC
OHIO LOGOS, LLC
OKLAHOMA LOGOS, L.L.C.
SOUTH CAROLINA LOGOS, LLC
TENNESSEE LOGOS, LLC
UTAH LOGOS, LLC
VIRGINIA LOGOS, LLC
WASHINGTON LOGOS, L.L.C.
WISCONSIN LOGOS, LLC

By:	Interstate Logos, L.L.C., its Managing
Member
By:	Lamar Advertising Limited Partnership, its Managing Member
By:	Lamar Advertising General Partner, LLC, its General Partner
By:	Lamar Media Corp., its Managing Member

By:	/s/ Jay L. Johnson
	Name:	Jay L. Johnson
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Signature page to Amendment No. 3 to Credit Agreement]

LAMAR AIRPORT ADVERTISING COMPANY

By:	/s/ Jay L. Johnson
	Name:	Jay L. Johnson
	Title:	Executive Vice President, Chief
Financial Officer and Treasurer

SKYHIGH MURALS – COLOSSAL MEDIA, LLC

By:	/s/ Jay L. Johnson
	Name:	Jay L. Johnson
	Title:	Executive Vice President, Chief
Financial Officer and Treasurer

FLORIDA LOGOS, LLC

By:	Interstate Logos TRS, LLC, its Managing Member
By:	Lamar TRS Holdings, LLC, its Managing Member
By:	Lamar Advertising Limited Partnership, its Managing Member
By:	Lamar Advertising General Partner, LLC, its General Partner
By:	Lamar Media Corp., its Managing Member

By:	/s/ Jay L. Johnson
	Name:	Jay L. Johnson
	Title:	Executive Vice President, Chief
Financial Officer and Treasurer

[Signature page to Amendment No. 3 to Credit Agreement]

ASHBY STREET OUTDOOR HOLDINGS LLC
INTERSTATE LOGOS, L.L.C.
LAMAR CENTRAL OUTDOOR, LLC
LAMAR ADVERTISING SOUTHWEST, LLC
THE LAMAR COMPANY, L.L.C.
LAMAR TRS HOLDINGS, LLC

By:	Lamar Advertising Limited Partnership, its Managing Member
By:	Lamar Advertising General Partner, LLC, its General Partner
By:	Lamar Media Corp., its Managing Member

By:	/s/ Jay L. Johnson
	Name:	Jay L. Johnson
	Title:	Executive Vice President, Chief
Financial Officer and Treasurer

INTERSTATE LOGOS TRS, LLC
LAMAR INVESTMENTS, LLC
LAMAR SERVICE COMPANY, LLC
LAMAR TRANSIT, LLC

By:	Lamar TRS Holdings, its Managing Member
By:	Lamar Advertising Limited Partnership, its Managing Member
By:	Lamar Advertising General Partner, LLC, its General Partner
By:	Lamar Media Corp., its Managing Member

By:	/s/ Jay L. Johnson
	Name:	Jay L. Johnson
	Title:	Executive Vice President, Chief
Financial Officer and Treasurer

[Signature page to Amendment No. 3 to Credit Agreement]

ASHBY STREET OUTDOOR LLC
ASHBY STREET OUTDOOR CC, LLC

By:	Ashby Street Outdoor Holdings LLC, its Managing Member
By:	Lamar Advertising Limited Partnership, its Managing Member
By:	Lamar Advertising General Partner, LLC, its General Partner
By:	Lamar Media Corp., its Managing Member

By:	/s/ Jay L. Johnson
	Name:	Jay L. Johnson
	Title:	Executive Vice President, Chief Financial Officer, and Treasurer

LAMAR TEXAS LIMITED PARTNERSHIP

By:	The Lamar Company, L.L.C., its General Partner
By:	Lamar Advertising Limited Partnership, its Managing Member
By:	Lamar Advertising General Partner, LLC, its General Partner
By:	Lamar Media Corp., its Managing Member

By:	/s/ Jay L. Johnson
	Name:	Jay L. Johnson
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Signature page to Amendment No. 3 to Credit Agreement]

LAMAR ADVERTISING OF COLORADO SPRINGS, L.L.C.
LAMAR ADVERTISING OF LOUISIANA, L.L.C.
LAMAR ADVERTISING OF MICHIGAN, LLC
LAMAR ADVERTISING OF SOUTH DAKOTA, L.L.C.
LAMAR ADVERTISING OF YOUNGSTOWN, LLC
LAMAR AIR, L.L.C.
LAMAR ELECTRICAL, LLC
LAMAR FLORIDA, L.L.C.
LAMAR OCI NORTH, L.L.C.
LAMAR OCI SOUTH, LLC
LAMAR OHIO OUTDOOR HOLDING, LLC
LAMAR TENNESSEE, L.L.C.
TLC PROPERTIES, LLC

By:	The Lamar Company, L.L.C., its Managing Member
By:	Lamar Advertising Limited Partnership, its Managing Member
By:	Lamar Advertising General Partner, LLC, its General Partner
By:	Lamar Media Corp., its Managing Member

By:	/s/ Jay L. Johnson
	Name:	Jay L. Johnson
	Title:	Executive Vice President, Chief
Financial Officer and Treasurer

[Signature page to Amendment No. 3 to Credit Agreement]

TLC FARMS, L.L.C.

By:	TLC Properties, LLC, its Managing Member
By:	The Lamar Company, L.L.C., its Managing Member
By:	Lamar Advertising Limited Partnership, its Managing Member
By:	Lamar Advertising General Partner, LLC, its General Partner
By:	Lamar Media Corp., its Managing Member

By:	/s/ Jay L. Johnson
	Name:	Jay L. Johnson
	Title:	Executive Vice President, Chief
Financial Officer and Treasurer

LAMAR ADVANTAGE GP COMPANY, LLC
LAMAR ADVANTAGE LP COMPANY, LLC
TRIUMPH OUTDOOR HOLDINGS, LLC

By:	Lamar Central Outdoor, LLC, its Managing Member
By:	Lamar Advertising Limited Partnership, its Managing Member
By:	Lamar Advertising General Partner, LLC, its General Partner
By:	Lamar Media Corp., its Managing Member

By:	/s/ Jay L. Johnson
	Name:	Jay L. Johnson
	Title:	Executive Vice President, Chief
Financial Officer and Treasurer

[Signature page to Amendment No. 3 to Credit Agreement]

LAMAR ADVANTAGE OUTDOOR COMPANY, L.P.

By:	Lamar Advantage GP Company, LLC, its General Partner
By:	Lamar Central Outdoor, LLC, its Managing Member
By:	Lamar Advertising Limited Partnership, its Managing Member
By:	Lamar Advertising General Partner, LLC, its General Partner
By:	Lamar Media Corp., its Managing Member

By:	/s/ Jay L. Johnson
	Name:	Jay L. Johnson
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

LAMAR ADVANTAGE HOLDING COMPANY, LLC

By:	Lamar Advantage Outdoor Company, L.P., its Managing Member
By:	Lamar Advantage GP Company, LLC, its General Partner
By:	Lamar Central Outdoor, LLC, its Managing Member
By:	Lamar Advertising Limited Partnership, its Managing Member
By:	Lamar Advertising General Partner, LLC, its General Partner
By:	Lamar Media Corp., its Managing Member

By:	/s/ Jay L. Johnson
	Name:	Jay L. Johnson
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Signature page to Amendment No. 3 to Credit Agreement]

OUTDOOR MARKETING SYSTEMS, L.L.C. OUTDOOR PROMOTIONS WEST, LLC TRIUMPH OUTDOOR RHODE ISLAND, LLC

By:	Lamar Transit, LLC, its Managing Member
By:	Lamar TRS Holdings, LLC, its Managing Member
By:	Lamar Advertising Limited Partnership, its Managing Member
By:	Lamar Advertising General Partner, LLC, its General Partner
By:	Lamar Media Corp., its Managing Member

By:	/s/ Jay L. Johnson
	Name:	Jay L. Johnson
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

TLC PROPERTIES II, LLC

By:	Lamar Investments, LLC, its Managing Member
By:	Lamar TRS Holdings, LLC, its Managing Member
By:	Lamar Advertising Limited Partnership, its Managing Member
By:	Lamar Advertising General Partner, LLC, its General Partner
By:	Lamar Media Corp., its Managing Member

By:	/s/ Jay L. Johnson
	Name:	Jay L. Johnson
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Signature page to Amendment No. 3 to Credit Agreement]

LAMAR ADVERTISING OF PENN, LLC

By:	The Lamar Company, L.L.C., its Class A Member
By:	Lamar Advertising Limited Partnership, its Managing Member
By:	Lamar Advertising General Partner, LLC, its General Partner
By:	Lamar Media Corp., its Managing Member

By:	/s/ Jay L. Johnson
	Name:	Jay L. Johnson
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

By:	Lamar Transit, LLC, its Class B Member
By:	Lamar TRS Holdings, LLC, its Managing Member
By:	Lamar Advertising Limited Partnership, its Managing Member
By:	Lamar Advertising General Partner, LLC, its General Partner
By:	Lamar Media Corp., its Managing Member

By:	/s/ Jay L. Johnson
	Name:	Jay L. Johnson
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Signature page to Amendment No. 3 to Credit Agreement]

LAMAR OBIE COMPANY, LLC

By:	Lamar Advertising Limited Partnership, its Class A Member
By:	Lamar Advertising General Partner, LLC, its General Partner
By:	Lamar Media Corp., its Managing Member

By:	/s/ Jay L. Johnson
	Name:	Jay L. Johnson
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

By:	Lamar Transit, LLC, its Class B Member
By:	Lamar TRS Holdings, LLC, its Managing Member
By:	Lamar Advertising Limited Partnership, its Managing Member
By:	Lamar Advertising General Partner, LLC, its General Partner
By:	Lamar Media Corp., its Managing Member

By:	/s/ Jay L. Johnson
	Name:	Jay L. Johnson
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Signature page to Amendment No. 3 to Credit Agreement]

LAMAR-FAIRWAY BLOCKER 1, LLC LAMAR-FAIRWAY BLOCKER 2, LLC MAGIC MEDIA/LAMAR, LLC FAIRWAY MEDIA GROUP, LLC

By:	Lamar Advertising Limited Partnership, its Managing Member
By:	Lamar Advertising General Partner, LLC, its General Partner
By:	Lamar Media Corp., its Managing Member

By:	/s/ Jay L. Johnson
	Name:	Jay L. Johnson
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

FAIRWAY OUTDOOR ADVERTISING, LLC

By:	Fairway Media Group, LLC, its Managing Member
By:	Lamar Advertising Limited Partnership, its Managing Member
By:	Lamar Advertising General Partner, LLC, its General Partner
By:	Lamar Media Corp., its Managing Member

By:	/s/ Jay L. Johnson
	Name:	Jay L. Johnson
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Signature page to Amendment No. 3 to Credit Agreement]

FAIRWAY OUTDOOR FUNDING HOLDINGS, LLC

By:	Fairway Outdoor Advertising, LLC, its Managing Member
By:	Fairway Media Group, LLC, its Managing Member
By:	Lamar Advertising Limited Partnership, its Managing Member
By:	Lamar Advertising General Partner, LLC, its General Partner
By:	Lamar Media Corp., its Managing Member

By:	/s/ Jay L. Johnson
Name: Jay L. Johnson
Title: Executive Vice President, Chief Financial Officer and Treasurer

FAIRWAY OUTDOOR FUNDING, LLC

By:	Fairway Outdoor Funding Holdings, LLC, its
Managing Member
By:	Fairway Outdoor Advertising, LLC, its
Managing Member
By:	Fairway Media Group, LLC, its Managing Member
By:	Lamar Advertising Limited Partnership, its Managing Member
By:	Lamar Advertising General Partner, LLC, its General Partner
By:	Lamar Media Corp., its Managing Member

By:	/s/ Jay L. Johnson
Name: Jay L. Johnson
Title: Executive Vice President, Chief Financial Officer and Treasurer

[Signature page to Amendment No. 3 to Credit Agreement]

DOUGLAS OUTDOOR ADVERTISING OF GA., LLC

By:	Magic Media/Lamar, LLC, its Managing Member
By:	Lamar Advertising Limited Partnership, its Managing Member
By:	Lamar Advertising General Partner, LLC, its General Partner
By:	Lamar Media Corp., its Managing Member

By:	/s/ Jay L. Johnson
Name: Jay L. Johnson
Title: Executive Vice President, Chief Financial Officer and Treasurer

MCC OUTDOOR, LLC
MAGIC MEDIA REAL ESTATE, LLC
FMO REAL ESTATE, LLC
OLYMPUS MEDIA/INDIANA, LLC
FAIRWAY CCO INDIANA, LLC

By:	Fairway Outdoor Funding, LLC, its Managing
Member
By:	Fairway Outdoor Funding Holdings, LLC, its
Managing Member
By:	Fairway Outdoor Advertising, LLC, its
Managing Member
By:	Fairway Media Group, LLC, its Managing Member
By:	Lamar Advertising Limited Partnership, its Managing Member
By:	Lamar Advertising General Partner, LLC, its General Partner
By:	Lamar Media Corp., its Managing Member

By:	/s/ Jay L. Johnson
Name: Jay L. Johnson
Title: Executive Vice President, Chief Financial Officer and Treasurer

[Signature page to Amendment No. 3 to Credit Agreement]

LAMAR ADVERTISING LIMITED PARTNERSHIP

By:	Lamar Advertising General Partner, LLC, its General Partner
By:	Lamar Media Corp., its Managing Member

By:	/s/ Jay L. Johnson
Name: Jay L. Johnson
Title: Executive Vice President, Chief Financial Officer and Treasurer

LAMAR ADVERTISING GENERAL PARTNER, LLC

By:	Lamar Media Corp., its Managing Member

By:	/s/ Jay L. Johnson
Name: Jay L. Johnson
Title: Executive Vice President, Chief Financial Officer and Treasurer

[Signature page to Amendment No. 3 to Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Lucas Menendez
Name: Lucas Menendez
Title: Vice President

[Signature page to Amendment No. 3 to Credit Agreement]

EXHIBIT A

[See Attached]

A-1

~~EXHIBIT A~~Execution Version

Exhibit A to Amendment No. 3

LAMAR MEDIA CORP.

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of February 6, 2020

(as amended by the Amendment No. 1 to Fourth Amended and Restated Credit Agreement, dated as of July 2, 2021 ~~and~~, as amended by the Amendment No. 2 to Fourth Amended and Restated Credit Agreement, dated as of July 29, 2022 and as amended by the Amendment No. 3 to Fourth Amended and Restated Credit Agreement, dated as of April 26, 2023)

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

JPMORGAN CHASE BANK, N.A.,

WELLS FARGO SECURITIES, LLC,

BOFA SECURITIES, INC.,

SUNTRUST ROBINSON HUMPHREY, INC.,

DEUTSCHE BANK SECURITIES INC.,

and

CITIBANK, N.A.,

as Joint Lead Arrangers and Joint Bookrunners

for the Fourth Amendment and Restatement,

WELLS FARGO SECURITIES, LLC,

as Syndication Agent

for the Fourth Amendment and Restatement,

BOFA SECURITIES, INC.,

TRUIST BANK (as successor by merger to SunTrust Bank),

DEUTSCHE BANK SECURITIES INC.,

CITIBANK, N.A.,

TD SECURITIES (USA) LLC,

THE BANK OF NOVA SCOTIA,

SUMITOMO MITSUI BANKING CORPORATION,

MIZUHO BANK, LTD.,

PNC CAPITAL MARKETS LLC,

BARCLAYS BANK PLC,

U.S. BANK NATIONAL ASSOCIATION,

HANCOCK WHITNEY INVESTMENT SERVICES, INC.,

and

CREDIT SUISSE LOAN FUNDING LLC,

as Co-Documentation Agents

for the Fourth Amendment and Restatement

WELLS FARGO SECURITIES, LLC,

JPMORGAN CHASE BANK, N.A.,

TRUIST SECURITIES, INC.,

CITIBANK, N.A.,

MIZUHO BANK, LTD.,

SUMITOMO MITSUI BANKING CORPORATION,

TD SECURITIES (USA) LLC

and

BOFA SECURITIES, INC.

as Term A Loan Joint Lead Arrangers and Term A Loan Joint Bookrunners

for the Amendment No. 2

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

SECTION 1.01.	DEFINED TERMS	6
SECTION 1.02.	CLASSIFICATION OF LOANS AND BORROWINGS	~~46~~47
SECTION 1.03.	TERMS GENERALLY	~~47~~47
SECTION 1.04.	ACCOUNTING TERMS; GAAP	~~47~~47
SECTION 1.05.	SUBSIDIARIES; DESIGNATION OF UNRESTRICTED SUBSIDIARIES	~~47~~48
SECTION 1.06.	EFFECT OF RESTATEMENT	~~49~~49
SECTION 1.07.	INTEREST RATES; ~~LIBOR~~BENCHMARK NOTIFICATION	~~49~~49

ARTICLE II

THE CREDITS

SECTION 2.01.	COMMITMENTS	~~49~~50
SECTION 2.02.	LOANS AND BORROWINGS	~~52~~52
SECTION 2.03.	REQUESTS FOR BORROWINGS	~~52~~53
SECTION 2.04.	LETTERS OF CREDIT	~~53~~54
SECTION 2.05.	FUNDING OF BORROWINGS	~~57~~57
SECTION 2.06.	INTEREST ELECTIONS	~~57~~58
SECTION 2.07.	TERMINATION AND REDUCTION OF COMMITMENTS	~~58~~59
SECTION 2.08.	REPAYMENT OF LOANS; EVIDENCE OF DEBT	~~59~~60
SECTION 2.09.	PREPAYMENT OF LOANS	~~60~~61
SECTION 2.10.	FEES	~~65~~65
SECTION 2.11.	INTEREST	~~66~~66
SECTION 2.12.	~~ALTERNATE RATE OF INTEREST WITH RESPECT TO EURODOLLAR LOANS~~	~~67~~[RESERVED] 68
SECTION 2.13.	INABILITY TO DETERMINE RATE WITH RESPECT TO TERM BENCHMARK LOANS	~~68~~68
SECTION 2.14.	INCREASED COSTS	~~70~~71
SECTION 2.15.	BREAK FUNDING PAYMENTS	~~71~~72
SECTION 2.16.	TAXES	~~72~~73
SECTION 2.17.	PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS	~~75~~76
SECTION 2.18.	MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS	~~77~~78
SECTION 2.19.	DEFAULTING LENDER	~~78~~78
SECTION 2.20.	MATURITY EXTENSION	~~80~~80

ARTICLE III

GUARANTEE BY GUARANTORS

SECTION 3.01.	THE GUARANTEE	~~82~~82
SECTION 3.02.	OBLIGATIONS UNCONDITIONAL	~~82~~83

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SECTION 3.03.	REINSTATEMENT	~~83~~84
SECTION 3.04.	SUBROGATION	~~83~~84
SECTION 3.05.	REMEDIES	~~83~~84
SECTION 3.06.	INSTRUMENT FOR THE PAYMENT OF MONEY	~~83~~84
SECTION 3.07.	CONTINUING GUARANTEE	~~83~~84
SECTION 3.08.	RIGHTS OF CONTRIBUTION	~~84~~84
SECTION 3.09.	GENERAL LIMITATION ON GUARANTEE OBLIGATIONS	~~84~~85
SECTION 3.10.	KEEPWELL	~~84~~85
SECTION 3.11.	EXCLUDED SWAP TRANSACTIONS	~~85~~86

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01.	ORGANIZATION; POWERS	~~85~~86
SECTION 4.02.	AUTHORIZATION; ENFORCEABILITY	~~85~~86
SECTION 4.03.	GOVERNMENTAL APPROVALS; NO CONFLICTS	~~85~~86
SECTION 4.04.	FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE	~~85~~86
SECTION 4.05.	PROPERTIES	~~86~~87
SECTION 4.06.	LITIGATION AND ENVIRONMENTAL MATTERS	~~86~~87
SECTION 4.07.	COMPLIANCE WITH LAWS AND AGREEMENTS	~~86~~87
SECTION 4.08.	INVESTMENT COMPANY STATUS	~~87~~88
SECTION 4.09.	TAXES	~~87~~88
SECTION 4.10.	ERISA	~~87~~88
SECTION 4.11.	DISCLOSURE	~~87~~88
SECTION 4.12.	CAPITALIZATION	~~88~~89
SECTION 4.13.	MATERIAL AGREEMENTS AND LIENS	~~88~~89
SECTION 4.14.	SUBSIDIARIES, ETC.	~~88~~89
SECTION 4.15.	ANTI-TERRORISM LAWS	~~89~~90
SECTION 4.16.	ANTI-CORRUPTION AND SANCTIONS LAWS	~~89~~90
SECTION 4.17.	AFFECTED FINANCIAL INSTITUTIONS	~~89~~90
SECTION 4.18.	MARGIN REGULATIONS	~~89~~91

ARTICLE V

CONDITIONS

SECTION 5.01.	RESTATEMENT EFFECTIVE DATE	~~90~~91
SECTION 5.02.	EACH EXTENSION OF CREDIT	~~91~~92

ARTICLE VI

AFFIRMATIVE COVENANTS

SECTION 6.01.	FINANCIAL STATEMENTS AND OTHER INFORMATION	~~92~~93
SECTION 6.02.	NOTICES OF MATERIAL EVENTS	~~94~~95
SECTION 6.03.	EXISTENCE; CONDUCT OF BUSINESS	~~94~~95
SECTION 6.04.	PAYMENT OF OBLIGATIONS	~~94~~95
SECTION 6.05.	MAINTENANCE OF PROPERTIES; INSURANCE	~~94~~95
SECTION 6.06.	BOOKS AND RECORDS; INSPECTION RIGHTS	~~94~~96
SECTION 6.07.	FISCAL YEAR	~~95~~96

- ii -

Page
SECTION 6.08.	COMPLIANCE WITH LAWS	~~95~~96
SECTION 6.09.	USE OF PROCEEDS	~~95~~96
SECTION 6.10.	CERTAIN OBLIGATIONS RESPECTING RESTRICTED SUBSIDIARIES AND COLLATERAL SECURITY	~~95~~97
SECTION 6.11.	CERTAIN REIT MATTERS	~~97~~98
SECTION 6.12.	POST CLOSING COVENANT	~~97~~98
SECTION 6.13.	MAINTENANCE OF RATINGS	~~97~~98

ARTICLE VII

NEGATIVE COVENANTS

SECTION 7.01.	INDEBTEDNESS	~~97~~99
SECTION 7.02.	LIENS	~~99~~101
SECTION 7.03.	CONTINGENT LIABILITIES	~~101~~102
SECTION 7.04.	FUNDAMENTAL CHANGES	~~101~~103
SECTION 7.05.	INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND ACQUISITIONS; SWAP AGREEMENTS	~~103~~105
SECTION 7.06.	RESTRICTED PAYMENTS	~~105~~106
SECTION 7.07.	TRANSACTIONS WITH AFFILIATES	~~106~~107
SECTION 7.08.	RESTRICTIVE AGREEMENTS	~~107~~108
SECTION 7.09.	FINANCIAL COVENANT	~~107~~109
SECTION 7.10.	LINES OF BUSINESS	~~107~~109
SECTION 7.11.	REPAYMENTS OF CERTAIN INDEBTEDNESS	~~107~~109
SECTION 7.12.	MODIFICATIONS OF CERTAIN DOCUMENTS	~~108~~109

ARTICLE VIII

EVENTS OF DEFAULT

ARTICLE IX

THE ADMINISTRATIVE AGENT

ARTICLE X

MISCELLANEOUS
SECTION 10.01.	NOTICES	~~115~~116
SECTION 10.02.	WAIVERS; AMENDMENTS	~~116~~118
SECTION 10.03.	EXPENSES; INDEMNITY; DAMAGE WAIVER	~~119~~121
SECTION 10.04.	SUCCESSORS AND ASSIGNS	~~121~~123
SECTION 10.05.	SURVIVAL	~~124~~126
SECTION 10.06.	COUNTERPARTS; INTEGRATION; EFFECTIVENESS	~~125~~126
SECTION 10.07.	SEVERABILITY	~~125~~127
SECTION 10.08.	RIGHT OF SETOFF	~~125~~127
SECTION 10.09.	GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS	~~125~~127
SECTION 10.10.	WAIVER OF JURY TRIAL	~~126~~128
SECTION 10.11.	HEADINGS	~~126~~128
SECTION 10.12.	RELEASE OF COLLATERAL AND GUARANTEES	~~126~~128

- iii -

Page

SECTION 10.13.	SUCCESSOR FACILITY	~~127~~129
SECTION 10.14.	USA PATRIOT ACT	~~127~~129
SECTION 10.15.	NO ADVISORY OR FIDUCIARY RESPONSIBILITY	~~127~~129
SECTION 10.16.	ACKNOWLEDGMENT AND CONSENT TO BAIL-IN OF AFFECTED FINANCIAL INSTITUTIONS	~~127~~129
SECTION 10.17.	ACKNOWLEDGEMENT REGARDING ANY SUPPORTED QFCS	~~128~~130

- iv -

SCHEDULES:

Schedule 2.01	—	Lenders and Commitments
Schedule 2.04	—	Letters of Credit
Schedule 4.06	—	Disclosed Matters
Schedule 4.11	—	Supplemental Disclosure
Schedule 4.13	—	Material Agreements and Liens
Schedule 4.14	—	Subsidiaries
Schedule 6.12	—	Post-Closing
Schedule 7.02	—	Liens
Schedule 7.03	—	Existing Guarantees
Schedule 7.07	—	Certain Existing Affiliate Transactions
Schedule 7.08	—	Existing Restrictions

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	[Reserved]
Exhibit C	—	Form of First Lien Intercreditor Agreement
Exhibit D-1	—	[Reserved]
Exhibit D-2	—	[Reserved]
Exhibit E	—	Form of Joinder Agreement
Exhibit F	—	[Reserved]
Exhibit G	—	Form of Additional Subsidiary Borrower Designation Letter
Exhibit H	—	Form of Offered Range Prepayment Option Notice
Exhibit I	—	Form of Lender Participation Notice
Exhibit J	—	Form of Offered Range Voluntary Prepayment Notice
Exhibit K-1-4	—	Form of Tax Status Certificates

- v -

This FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is dated as of February 6, 2020, among LAMAR MEDIA CORP., each “ADDITIONAL SUBSIDIARY BORROWER” that may be designated as such hereunder pursuant to an Additional Subsidiary Borrower Designation Letter, the SUBSIDIARY GUARANTORS party hereto, the LENDERS and ISSUING LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

WHEREAS, the Borrowers, the Subsidiary Guarantors, the Administrative Agent and the Lenders thereunder are parties to that certain Credit Agreement, dated as of April 28, 2010, and amended and restated as of February 9, 2012 and February 3, 2014 and as further amended as of April 18, 2014, and as amended and restated as of May 15, 2017, and as amended on March 16, 2018 and on December 6, 2018 (the “Original Credit Agreement”).

WHEREAS, the Borrowers have requested an amendment and restatement to the Original Credit Agreement pursuant to which on the Restatement Effective Date, (a) certain Lenders will provide Revolving Credit Commitments to the Company in an aggregate principal amount of $750,000,000, (b) certain Lenders will make Term B Loans (including through the conversion of Existing Term B Loans) to the Company in an aggregate principal amount of $600,000,000 and (c) certain other changes shall be made to the Original Credit Agreement.

WHEREAS, the Borrowers have requested an amendment to this Agreement pursuant to which on the Amendment No. 2 Effective Date, (a) certain Lenders will provide Term A Loan Commitments to the Company in an aggregate principal amount of $350,000,000 and (b) certain other changes shall be made to this Agreement.

NOW, THEREFORE, the Lenders are willing to extend such credit to the Company, and the parties are willing to amend and restate the Original Credit Agreement, in each case subject to the terms and conditions set forth herein. Accordingly, the parties hereto agree to amend and restate the Original Credit Agreement as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

“Acceptable Purchase Price” has the meaning assigned to such term in Section 2.09(a)(ii).

“Acceptance Date” has the meaning assigned to such term in Section 2.09(a)(ii).

“Acquisition” means any transaction, or any series of related transactions, consummated after the Restatement Effective Date, by which (i) the Company and/or any of its Subsidiaries acquires the business of, or all or substantially all of the assets of, any firm, corporation or division thereof, whether through purchase of assets, purchase of stock, merger or otherwise or (ii) any Person that was not theretofore a Subsidiary of the Company becomes a Subsidiary of the Company.

“Additional Subsidiary Borrower” means any Wholly Owned Subsidiary of the Company organized under the laws of Puerto Rico, Canada (or a Province thereof), Mexico or any other U.S. or non-U.S. jurisdiction (in the case of Puerto Rico, Canada (or a Province thereof), Mexico or any other non-U.S. jurisdiction, to the extent such jurisdiction is reasonably satisfactory to the Administrative Agent and each Person that will be a Lender to such Additional Subsidiary Borrower) that is designated by the Company as an “Additional Subsidiary Borrower” with respect to any Incremental Term Loans pursuant to an Additional Subsidiary Borrower Designation Letter; provided that the Administrative Agent shall have received all documentation and other information as the Administrative Agent or any Person that will be a Lender to such Additional Subsidiary Borrower shall have reasonably requested (including any documentation or information requested for purposes of complying with the Patriot Act or the Beneficial Ownership Regulation, as applicable).

“Additional Subsidiary Borrower Designation Letter” means an Additional Subsidiary Borrower Designation Letter substantially in the form of Exhibit G between the Company, the relevant Additional Subsidiary Borrower and the Administrative Agent.

“Adjusted Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1.0%, (c) ~~(i) with respect to the Term A Loans,~~ the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.0% (provided, that for the purpose of this clause (c~~)(i~~), the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology)~~) and (ii) with respect to any tranche of Loans other than the Term A Loans, 1.0% plus the LIBO Rate for the applicable Class of Loans for a one month Interest Period in effect on such day (or if such day is not a Business Day, the immediately preceding Business Day~~) and (d) 1.0%. Any change in the Adjusted Base Rate due to a change in the Prime Rate, the NYFRB Rate~~,~~ or the Adjusted Term SOFR ~~Rate or the LIBO~~ Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate~~,~~ or the Adjusted Term SOFR ~~Rate or the LIBO~~ Rate, as the case may be. If the Adjusted Base Rate is being used as an alternate rate of interest pursuant to Section  ~~2.12~~2.13 hereof, then the Adjusted Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR ~~Rate~~ as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

~~“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.~~

“Adjusted Term SOFR Rate” means, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means JPMCB in its capacity as administrative agent for the Lenders hereunder together with its successors in such capacity.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Notwithstanding the foregoing, (a) no individual shall be an Affiliate of the Company or any of its Restricted Subsidiaries solely by reason of his or her being a director, officer or employee of the Company or any of its Restricted Subsidiaries and (b) none of the Subsidiary Guarantors shall be Affiliates of the Company or any of its Restricted Subsidiaries.

“Agreement” has the meaning set forth in the preamble.

“Amendment No. 1” means that certain Amendment No. 1 to the Fourth Amended and Restated Credit Agreement, dated as of July 2, 2021, by and among Holdings, the Borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 2” means that certain Amendment No. 2 to the Fourth Amended and Restated Credit Agreement, dated as of July 29, 2022, by and among Holdings, the Borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 2 Effective Date” means July 29, 2022.

“Amendment No. 3” means that certain Amendment No. 3 to the Fourth Amended and Restated Credit Agreement, dated as of April 26, 2023, by and among Holdings, the Borrower, the Subsidiary Guarantors party thereto and the Administrative Agent.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrowers or the respective Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Terrorism Laws” means any Requirement of Law related to terrorism financing or money laundering including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (“USA PATRIOT Act”) of 2001 (Title III of Pub. L. 107-56), The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) and Executive Order 13224 (effective September 24, 2001).

“Applicable Percentage” means (a) with respect to any Revolving Credit Lender for purposes of Section 2.04, the percentage of the total Revolving Credit Commitments represented by such Lender’s Revolving Credit Commitment; provided that in the case of Section 2.20 when a Defaulting Lender shall exist, any such Defaulting Lender’s Revolving Credit Commitment shall be disregarded in the calculation, and (b) with respect to any Lender in respect of any indemnity claim under Section 10.03(c) relating to the Administrative Agent under this Agreement, the percentage of the total Commitments or, if greater, the Loans of all Classes hereunder represented by the aggregate amount of such Lender’s Commitment or Loans, as applicable, of all Classes hereunder.

“Applicable Period” has the meaning specified in the definition of “Applicable Rate.”

“Applicable Purchase Price” has the meaning assigned to such term in Section 2.09(a)(ii).

“Applicable Rate” means:

(a) for any ~~Eurodollar~~Term Benchmark Revolving Credit Loans, 1.50%; provided that such rate shall be reduced to 1.25% at any time that the Total Debt Ratio was less than or equal to 3.25 to 1 as at the last day of the fiscal quarter most recently ended as to which the Company has delivered financial statements and a certificate of a Financial Officer pursuant to Section 6.01;

(b) for any Base Rate Revolving Credit Loans, 0.50%; provided that such rate shall be reduced to 0.25% at any time that the Total Debt Ratio was less than or equal to 3.25 to 1 as at the last day of the fiscal quarter most recently ended as to which the Company has delivered financial statements and a certificate of a Financial Officer pursuant to Section 6.01;

(c) for any ~~Eurodollar~~Term Benchmark Term B Loans, 1.50%;

(d) for any Base Rate Term B Loans, 0.50%;

(e) for any Term Benchmark Term A Loans, 1.25%;

(f) for any Base Rate Term A Loans, 0.25%;

(g) for commitment fees, 0.25%; provided that such rate shall be reduced to 0.20% at any time that the Total Debt Ratio was less than or equal to 3.25 to 1 as at the last day of the fiscal quarter most recently ended as to which the Company has delivered financial statements and a certificate of a Financial Officer pursuant to Section 6.01; and

(h) for any Type of Incremental Term Loans of any Series established after the Restatement Effective Date, such rates of interest as shall be agreed upon at the time Incremental Term Loan Commitments of such Series are established.

Each change in the “Applicable Rate” based upon any change in the Total Debt Ratio shall become effective for purposes of the accrual of interest (including in respect of all then-outstanding Loans) hereunder on the date three Business Days after the delivery to the Administrative Agent of the financial statements of the Company and certificate of a Financial Officer for the most recently ended fiscal quarter pursuant to Section 6.01, and shall remain effective for such purpose until three Business Days after the next delivery of such financial statements and certificate of a Financial Officer to the Administrative Agent hereunder.

Anything in this Agreement to the contrary notwithstanding, (i) the Applicable Rate shall be the highest rates provided for above if the certificate of a Financial Officer shall not be delivered by the times provided in Section 6.01 (but only, in the case of this paragraph, with respect to periods prior to the delivery of such certificate) and (ii) in the event that any financial statements under Section 6.01 or any certificate delivered pursuant to Section 6.01(c) is determined by the Administrative Agent and the Company to be inaccurate at any time that this Agreement is in effect and any Loans or Commitments are outstanding hereunder when such inaccuracy is discovered or within 91 days after the date on which all Loans have been repaid and all Commitments have been terminated, and such inaccuracy, if corrected, would have led to a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, then (i) the Company shall promptly (and in no event later than five (5) Business Days thereafter) deliver to the Administrative Agent a corrected certificate for such

Applicable Period, (ii) the Applicable Rate shall be determined by reference to the corrected certificate (but in no event shall the Lenders owe any amounts to the Borrowers), and (iii) the Borrowers shall pay to the Administrative Agent promptly upon demand (and in no event later than five (5) Business Days after demand) any additional interest owing as a result of such increased Applicable Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with the terms hereof.

“Applicable Recipient” has the meaning assigned to such term in Section 2.17(e).

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Available Liquidity” means on any date, the sum of (i) the excess, if any, of (x) the amount of all Revolving Credit Commitments of each Lender that is not a Defaulting Lender on such date over (y) the aggregate Revolving Credit Exposure on such date plus (ii) the aggregate amount of unrestricted cash and Permitted Investments of the Company and its Restricted Subsidiaries on such date.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise or for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.13.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Base Rate.

“Basic Documents” means the Loan Documents, the Senior Subordinated Notes Indenture and the Senior Notes Indenture (or any indenture governing Permitted First Lien Notes or any applicable governing agreement for any Refunding Indebtedness).

“Benchmark” means, initially, with respect to any Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.13.

“Benchmark Replacement” means~~:~~

~~(a) with respect to the Term B Loans and Revolving Credit Loans, the sum of: (a) the alternate benchmark rate (which may be a SOFR-Based Rate) that has been selected by the Administrative Agent and the Company giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement; provided, further, that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion; and~~

~~(b) with respect to the Term A Loans~~, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the Adjusted Daily Simple SOFR; or

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means~~:~~

~~(a) with respect to the Term B Loans and Revolving Credit Loans, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time (for the avoidance of doubt, such Benchmark Replacement Adjustment shall not be in the form of a reduction to the Applicable Rate); and~~

~~(b) with respect to the Term A Loans,~~ with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means~~:~~

~~(i) with respect to the Term B Loans and Revolving Credit Loans, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Adjusted Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement); or~~

~~(ii) with respect to the Term A Loans,~~ with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Adjusted Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion (in consultation with Borrower) may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably determines (in consultation with Borrower) that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines (in consultation with Borrower) that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent reasonably determines (in consultation with Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means~~:~~

~~(a) with respect to the Term B Loans and Revolving Credit Loans, the earlier to occur of the following events with respect to LIBOR:~~

~~(i) in the case of clause (a)(1) or (a)(2) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; and~~

~~(ii) in the case of clause (a)(3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.~~

~~(b) with respect to the Term A Loans~~, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(i) in the case of clause ~~(b)~~(1) or ~~(b)~~(2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(ii) in the case of clause ~~(b)~~(3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause ~~(b)~~(3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, ~~for purposes of clause (b) above~~ (x) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (y) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (~~b)(~~i) or ~~(b)~~(ii) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means~~:~~

~~(a) with respect to the Term B Loans and Revolving Credit Loans, the occurrence of one or more of the following events with respect to the LIBO Rate:~~

~~(1) a public statement or publication of information by or on behalf of the administrator of the LIBOR Screen Rate announcing that such administrator has ceased or will cease to provide the LIBOR Screen Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Screen Rate;~~

~~(2) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Screen Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBOR Screen Rate, a resolution authority with jurisdiction over the administrator for the LIBOR Screen Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBOR Screen Rate, in each case which states that the administrator of the LIBOR Screen Rate has ceased or will cease to provide the LIBOR Screen Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Screen Rate; and/or~~

~~(3) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Screen Rate announcing that the LIBOR Screen Rate is no longer representative.~~

~~(b) with respect to the Term A Loans~~, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component), has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, ~~for purposes of clause (b) above~~ a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

~~“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent and/ or the Borrower or the Required Lenders, as applicable, by notice to the Borrower (in the case of such notice by the Required Lenders), the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.~~

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred ~~with (1) respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 2.12 and (y) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 2.12 or (2)~~ with respect to any ~~other~~ Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clause (~~b)(~~i) or (~~b)(~~ii) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any ~~Credit~~Loan Document in accordance with Section 2.13 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any ~~Credit~~Loan Document in accordance with Section 2.13.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowers” means (i) the Company and (ii) effective upon the designation thereof pursuant to an Additional Subsidiary Borrower Designation Letter, each Additional Subsidiary Borrower.

“Borrowing” means Loans of a particular Class of the same Type, made, converted or continued on the same date and, in the case of ~~Eurodollar Loans or~~ Term Benchmark Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by a Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City and~~, if such date related to any interest rate settings as to a Term Benchmark Loan,~~ Chicago are authorized or required by law to remain closed~~; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in U.S. dollar deposits in the London interbank market~~.

“Capital Expenditures” means, for any period, the sum for the Company or any of its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of the aggregate amount of expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP; provided that such term shall not include any such expenditures in connection with any Acquisition or any reinvestment into assets, plant and equipment from the proceeds of any Casualty Event or Disposition.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Management Agreement” means, with respect to the Company or any of its Subsidiaries, any direct or indirect liability, contingent or otherwise, of such Person in respect of cash pooling services, cash management services (including treasury, depository, overdraft (daylight and temporary), credit or debit or purchasing card, electronic funds transfer and other cash management arrangements), including obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith to the extent provided for in the documents evidencing such cash management services.

“CFC” has the meaning specified in the definition of “Foreign Subsidiary.”

“Casualty Event” means, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

“Change in Law” means (a) the adoption of any law, rule or regulation after the Restatement Effective Date, (b) any change in any law, treaty, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Restatement Effective Date or (c) compliance by any Lender or any Issuing Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or such Issuing Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Restatement Effective Date; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case relating to Basel III, shall in the case of each of the foregoing clauses (i) and (ii), be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means any event that would result in an Event of Default pursuant to clause (m) of Article VIII.

“Class”, when used in reference to any Loan, Borrowing or Commitment, refers to whether such Loan, the Loans comprising such Borrowing or the Loans that a Lender holding such Commitment is obligated to make are Revolving Credit Loans, Term A Loans, Term B Loans, Extended Term Loans or Incremental Term Loans of a particular Series or loans pursuant to Extended Revolving Credit Commitments.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Co-Documentation Agents” means the Persons, identified as such on the cover of this Agreement in their capacities as such.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitments” means the Revolving Credit Commitments, Term A Loan Commitments, Term B Loan Commitments and commitments in respect of Incremental Term Loans, as applicable.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” means Lamar Media Corp., a Delaware corporation.

~~“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with:~~

~~(1)~~	~~the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:~~

~~(2)~~

~~if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining Compounded SOFR for U.S. dollar-denominated syndicated credit facilities at such time;~~

~~provided, further, that if the Administrative Agent decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.”~~

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Converted Existing Term B Loans” means, as to any Lender under the Original Credit Agreement that has returned an executed counterpart to this Agreement indicating that it is requesting to convert its Existing Term B Loan into a Term B Loan, the entire aggregate principal amount of such Lender’s Existing Term B Loan (or, if less, the amount notified by JPMCB to such Lender prior to the Restatement Effective Date).

“Corresponding Tenor” means ~~(a) in the case of Term B Loans and Revolving Credit Loans, with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the LIBO Rate and (b) in the case of the Term A Loans~~, with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 10.17.

“Credit Parties” means, collectively, Holdings, the Borrowers and the Subsidiary Guarantors.

“Cumulative Credit” means, at any time of determination, an amount equal to the sum of:

(a) $2,067,739,000; plus

(b) 100% of Cumulative Indenture EBITDA minus 1.4 times Cumulative Indenture Interest Expense, plus

(c) the cumulative amount of cash proceeds contributed to the Company as capital following September 30, 2019 and at or prior to the time of determination, minus

(d) any amount of the Cumulative Credit used to make Investments pursuant to Section 7.05(a)(x) after September 30, 2019 and prior to the time of determination (net of any cash return on any such Investment), minus

(e) any amount of the Cumulative Credit used to make Restricted Payments pursuant to Section 7.06(e) after September 30, 2019 and prior to the time of determination, minus

(f) the amount of Restricted Payments pursuant to Section 7.06(g) made after September 30, 2019.

“Cumulative Indenture EBITDA” means, as of any date of determination, 100% of EBITDA (as defined in the Senior Notes Indentures as of the Restatement Effective Date) for the period (taken as a single accounting period) from October 1, 2019 through the last day of the most recent fiscal quarter ending prior to such date of determination for which financial statements have been delivered pursuant to Section 6.01.

“Cumulative Indenture Interest Expense” means, as of any date of determination, 100% of Consolidated Interest Expense (as defined in the Senior Notes Indentures as of the Restatement Effective Date) for the period (taken as a single accounting period) from October 1, 2019 through the last day of the most recent fiscal quarter ending prior to such date of determination for which financial statements have been delivered pursuant to Section 6.01.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Day prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Daily Simple SOFR Loan” means, a Loan that bears interest at a rate based on Daily Simple SOFR.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that, as reasonably determined by the Administrative Agent, has (a) failed to fund any portion of its Loans or participations in Letters of Credit within two Business Days after the date required to be funded by such Lender hereunder unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and supported by facts) has not been satisfied, (b) notified the Company, the Administrative Agent, any Issuing Lender or any Lender in writing that such Lender does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that such Lender does not intend to comply with its funding obligations under this Agreement unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and supported by facts) has not been satisfied, (c) failed, within two Business Days after written request by the Administrative Agent or the Company, to confirm promptly in writing that such Lender will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and supported by facts) has not been satisfied, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by such Lender hereunder within three Business Days after the date when due, unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and supported by facts) has not been satisfied, or (e) become subject to a Lender-Related Distress Event or a Bail-In Action.

“Delaware Divided LLC” means any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 4.06.

“Disposition” means any sale, assignment, transfer or other disposition of any property (whether now owned or hereafter acquired) by the Company or any of its Restricted Subsidiaries to any other Person (including any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division) excluding any sale, assignment, transfer or other disposition of (i) any property sold or disposed of in the ordinary course of business and on ordinary business terms, (ii) any obsolete or worn-out tools and equipment no longer used or useful in the business of the Company and its Restricted Subsidiaries and (iii) any Collateral under and as defined in the Pledge Agreement pursuant to an exercise of remedies by the Administrative Agent under Section 4.05 thereof.

“Disposition Investment” means, with respect to any Disposition, any promissory notes or other evidences of indebtedness or Investments received by the Company or any of its Restricted Subsidiaries in connection with such Disposition.

“Distressed Person” has the meaning specified in the definition of “Lender-Related Distress Event.”

“Dollars” and “$” means dollars in lawful currency of the United States of America.

“Domestic Subsidiary” means any Subsidiary of the Company other than a Foreign Subsidiary.

~~“Early Opt-in Election” means the occurrence of:~~

~~(1) (i) a determination by the Administrative Agent and/or the Borrower or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Company) that the Required Lenders have determined that Dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.12 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and~~

~~(2) (i) the election by the Administrative Agent and/or the Borrower or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders, by the Borrower of written notice of such election to the Administrative Agent and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent (with a copy to the Borrower).~~

“EBITDA” means, for any period, Net Income for such period, plus (a) to the extent deducted in determining Net Income for such period, the sum (determined without duplication and in accordance with GAAP) of (i) taxes, (ii) Interest Expense, (iii) depreciation, (iv) amortization, (v) any other non-cash income or charges accrued for such period, (vi) charges and expenses in connection with the Transactions, any actual or proposed acquisition, disposition or Investment (excluding, in each case, purchases and sales of advertising space and operating assets in the ordinary course of business) and any actual or proposed offering of securities, incurrence or repayment of Indebtedness (including, without limitation, pursuant to any Permitted Securitization Financing) or amendment to any agreement relating to Indebtedness, including any refinancing thereof, or recapitalization, (vii) any loss or gain relating to amounts paid or earned in cash prior to the stated settlement date of any Swap Agreement that has been reflected in operating income for such period, and (viii) any loss on sales of receivables and related assets to a Securitization Entity in connection with a Permitted Securitization Financing, plus (b) the amount of cost savings, operating expense reductions and other operating improvements or synergies projected by the Company in good faith to be realized as a result of any Acquisition, Investment, merger, amalgamation or Disposition within 18 months of any such Acquisition, Investment, merger, amalgamation or Disposition, net of the amount of actual benefits realized during such period from such action; provided, the (x) the aggregate amount for all such cost savings, operating expense reductions and other operating improvements or synergies shall not exceed an amount equal to 15% of EBITDA for the applicable four quarter period and (y) any such adjustment to EBITDA pursuant to this clause (b) may only take into account cost savings, operating expense reductions and other operating improvements or synergies that are (I) directly attributable to such Acquisition, Investment, merger, amalgamation or Disposition, (II) expected to have a continuing impact on the Company and its Restricted Subsidiaries and (III) factually supportable, in each case all as certified by the chief financial officer of the Company on behalf of the Company, minus (c) to the extent included in Net Income for such period (determined without duplication and without duplication and in accordance with GAAP) (i) any extraordinary and unusual gains or losses during such period, and (ii) the proceeds of any Casualty Events and Dispositions. For purposes hereof, the effect thereon of any adjustments required under Statement of Financial Accounting Standards No. 141R shall be excluded.

Notwithstanding the foregoing, except as otherwise provided in Section 7.04(f), if during any period for which EBITDA is being determined Holdings, the Company or any Restricted Subsidiary shall have consummated any Acquisition or Disposition then, for all purposes of this Agreement, EBITDA shall be determined on a pro forma basis as if such Acquisition or Disposition had been made or consummated on the first day of such period.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield”: as to any Indebtedness, the effective yield applicable thereto calculated by the Administrative Agent in consultation with the Company in a manner consistent with generally accepted financial practices, taking into account (a) interest rate margins, (b) interest rate floors (subject to the proviso set forth below), (c) any amendment to the relevant interest rate margins and interest rate floors prior to the applicable date of determination and (d) original issue discount and upfront or similar fees (based on an assumed four-year average life to maturity or lesser remaining average life to maturity), but excluding (i) any arrangement, commitment, structuring, underwriting or similar fees (regardless of whether any such fees are paid to or shared in whole or in part with any lender) and (ii) any other fee that is not payable to all relevant lenders generally; provided, however, that (A) to the extent that the Adjusted ~~LIBO~~Term SOFR Rate (for a period of three months) is less than the interest rate floor, if any, applicable to the loans in respect of which the Effective Yield is being calculated on the date on which the Effective Yield is determined, the amount of the resulting difference will be deemed added to the interest rate margin applicable to the relevant Indebtedness for purposes of calculating the Effective Yield and (B) to the extent that the Adjusted ~~LIBO~~Term SOFR Rate (for a period of three months) is greater than the applicable interest rate floor on the date on which the Effective Yield is determined, the floor will be disregarded in calculating the Effective Yield.

“Embargoed Person” means any party that (i) is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or resides, is organized or chartered, or has a place of business in a country or territory subject to OFAC sanctions or embargo programs or (ii) is publicly identified as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other Requirement of Law.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Materials or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Hedging Arrangement” means any agreement or other arrangement pursuant to which the Company or any of its Restricted Subsidiaries shall agree to purchase shares of capital stock of the Company from another Person at a fixed price or formula (or to make payments to another Person calculated with reference to the price of any such shares), whether such agreement or other arrangement arises in connection with an acquisition of a business or property, an employee benefit plan, a hedging transaction or otherwise.

“Equity Rights” means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders’ or voting trust agreements) for the issuance or sale of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) with respect to any Plan, the failure to satisfy the minimum funding standard under Section 412 of the Code and Section 302 of ERISA, whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

~~“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.~~

“Event of Default” has the meaning assigned to such term in Article VIII.

“Excess Funding Guarantor” has the meaning assigned to such term in Section 3.08.

“Excess Payment” has the meaning assigned to such term in Section 3.08.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time such Credit Party’s obligations under Section 3.10 become effective with respect to such related Swap Obligation.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder or under any other Loan Document, (a) income, net worth or franchise taxes imposed on (or measured by) its net income or net worth by any jurisdiction as a result of such recipient being organized or having its principal office in, or, in the case of any Lender having its applicable lending office in or being engaged in business in such jurisdiction (other than a business deemed to arise solely as a result of entering into, or being a party to or enforcing or receiving any payments under, any of the Loan Documents or engaging in any other transaction thereunder), (b) any Tax similar to the branch profits tax under section 884(a) of the Code imposed by any jurisdiction described in (a), (c) in the case of a Foreign Lender to a U.S. Borrower (other than an assignee pursuant to a request by the Company under Section 2.18(b)), any U.S. Federal withholding Tax that is imposed on amounts payable to such Foreign Lender pursuant to any law in effect at the time such Foreign Lender becomes a party to this Agreement, except to the extent that such Foreign Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Company with respect to such withholding tax pursuant to Section 2.16(a), (d) any U.S. Federal withholding Tax imposed pursuant to Sections 1471 through 1474 of the Code as of the Restatement Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code as of the Restatement Effective Date (or any amended or successor version described above) (“FATCA”) and (e) any withholding tax attributable to such recipient’s failure to comply with Section 2.16(e).

“Existing Loans” means the Existing Revolving Credit Loans and the Existing Term Loans.

“Existing Revolving Credit Commitments” means all Revolving Credit Commitments outstanding under the Original Credit Agreement immediately prior to the Restatement Effective Date.

“Existing Revolving Credit Loans” means all Revolving Credit Loans made pursuant to an Existing Revolving Credit Commitment outstanding under the Original Credit Agreement immediately prior to the Restatement Effective Date.

“Existing Term B Loans” means all “Term B Loans” (as defined in the Original Credit Agreement outstanding immediately prior to the Restatement Effective Date).

“Existing Term Loans” means all “Term A Loans” (as defined in the Original Credit Agreement) outstanding immediately prior to the Restatement Effective Date and the Existing Term B Loans.

“Extended Revolving Credit Commitment” has the meaning assigned to such term in Section 2.20(a).

“Extended Term Loans” has the meaning assigned to such term in Section 2.20(a).

“Extending Revolving Credit Lender” has the meaning assigned to such term in Section 2.20(a).

“Extending Term Lender” has the meaning assigned to such term in Section 2.20(a).

“Extension” has the meaning assigned to such term in Section 2.20(a).

“Extension Offer” has the meaning assigned to such term in Section 2.20(a).

“FAS 842” has the meaning assigned to such term in Section 1.04.

“FATCA” has the meaning specified in the definition of “Excluded Taxes.”

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided, further, that if the aforesaid rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company, as the case may be.

“First Lien Intercreditor Agreement” means an agreement in substantially the form of Exhibit C, with such changes thereto as are reasonably acceptable to the Administrative Agent and the Company.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR, as applicable. The initial Floor for each of the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR shall be 0.00%.

“Foreign Lender” means any Lender that is not a United States person within the meaning of section 7701(a)(30) of the Code.

“Foreign Subsidiary” means a Subsidiary of the Company that is a “controlled foreign corporation” within the meaning of Section 957 of the Code (a “CFC”) or a subsidiary of a CFC.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor’s obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms “Guarantee” and “Guaranteed” used as a verb shall have a correlative meaning.

“Guaranteed Obligations” means (a) in the case of the Company and the Subsidiary Guarantors, the principal of and interest on the Loans made by the Lenders to each Subsidiary Borrower and all other amounts from time to time owing to the Lenders or the Administrative Agent by such Subsidiary Borrower hereunder or under any other Loan Document, and all obligations of the Company or any Subsidiary to any Secured Cash Management Bank or Secured Swap Provider under any Secured Cash Management Agreement or Secured Swap Agreement, in each case strictly in accordance with the terms thereof and (b) in the case of the Subsidiary Guarantors, the principal of and interest on the Loans made by the Lenders to the Company, all LC Disbursements and all other amounts from time to time owing to the Lenders, the Issuing Lenders or the Administrative Agent by the Company hereunder or under any other Loan Document, and all obligations of the Company or any Subsidiary to any Secured Cash Management Bank or Secured Swap Provider under any Secured Cash Management Agreement or Secured Swap Agreement, in each case strictly in accordance with the terms thereof; provided that the Guaranteed Obligations shall exclude, with respect to any Guarantor that is not a Qualified ECP Guarantor, Excluded Swap Obligations of such Guarantor.

“Guarantor” means, collectively, the Subsidiary Guarantors and, in its capacity as a guarantor pursuant to Article III, the Company.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Holdings” means Lamar Advertising Company, a Delaware corporation of which the Company is a Wholly Owned Subsidiary, together with any entity which is the successor by merger to Holdings pursuant to a REIT conversion.

“Holdings Guaranty and Pledge Agreement” means the Guaranty and Pledge Agreement, dated as of February 3, 2014, between Holdings and the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

~~“IBA” has the meaning assigned to such term in Section 1.07.~~

“Immaterial Subsidiary” means, as of any date of determination, any Subsidiary of the Company whose consolidated total assets or revenues (as set forth in the most recent consolidated balance sheet of the Company delivered to the Lenders pursuant to this Agreement and computed in accordance with GAAP) do not constitute more than 5.0% of the amount set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of the Company as of the end of the most recently ended fiscal quarter for which internal financial statements are available; provided that the consolidated total assets or revenues (as so determined) of all Immaterial Subsidiaries shall not exceed 5.0% of the amount set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of the Company as of the end of the most recently ended fiscal quarter for which internal financial statements are available.

~~“Impacted Interest Period” means, with respect to a LIBOR Screen Rate, an Interest Period which shall not be available at the applicable time.~~

“Incremental Amendment” has the meaning assigned to such term in Section 2.01(c).

“Incremental Lenders” has the meaning assigned to such term in Section 2.01(c).

“Incremental Term Loan” has the meaning assigned to such term in Section 2.01(c).

“Indebtedness” means, for any Person without duplication: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts are payable within 120 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) Indebtedness of others Guaranteed by such Person; (g) obligations under Equity Hedging Arrangements (and, for purposes hereof, the amount of Indebtedness under an Equity Hedging Arrangement shall be deemed to be equal to the aggregate maximum contingent or potential liability under such Equity Hedging Arrangement) and (h) the Outstanding Securitization Amount of any Permitted Securitization Financing. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity.

Notwithstanding the foregoing, the following items shall not be deemed “Indebtedness” for purposes hereof: (i) obligations under Swap Agreements; (ii) Surety Bond Obligations; (iii) obligations in respect of the undrawn face amount of letters of credit (other than letters of credit supporting obligations that would otherwise constitute Indebtedness under this definition); (iv) any obligations to pay deferred compensation under employee benefits plans to the extent such obligations are fully funded; and (v) any principal, accrued interest or premium of any Indebtedness intended to be refunded with the proceeds of an incurrence of Refunding Indebtedness permitted under Section 7.01 to the extent that (x) notice of redemption or prepayment of the Indebtedness to be refunded shall have been given to the holders thereof or shall be given substantially contemporaneously with the incurrence of such Refunding Indebtedness and (y) proceeds of such Refunding Indebtedness shall have been deposited into escrow with irrevocable instructions to the escrow agent to apply such proceeds to the redemption of, or repurchase of, such Indebtedness to be refunded.

“Indemnified Taxes” means all Taxes other than Excluded Taxes.

“Interest Election Request” means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.06.

“Interest Expense” means, for any period, the sum, for the Company and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amounts payable (or minus the net amounts receivable) under Swap Agreements accrued during such period (whether or not actually paid or received during such period) including, without limitation, fees, but excluding reimbursement of legal fees and other similar transaction costs and excluding payments required by reason of the early termination of Swap Agreements in effect on the Restatement Effective Date plus (c) all fees (other than (i) any amendment fees paid by the Company during such period in connection with any amendment to this Agreement, (ii) any fees, expenses or original issue discount incurred in connection with any incurrence of Indebtedness by the Company or any Restricted Subsidiary and (iii) any prepayment fees or premium associated with any prepayment of Indebtedness) incurred in connection with this Agreement and the Loans hereunder, including letter of credit fees and expenses related thereto, incurred hereunder after the Restatement Effective Date plus (d) all financing costs in connection with a Permitted Securitization Financing.

“Interest Payment Date” means (a) with respect to any Base Rate Loan, each Quarterly Date and (b) with respect to ~~any Eurodollar Loan or~~ any Term Benchmark Loan, the last Business Day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of ~~a Eurodollar Borrowing or~~ a Term Benchmark Loan with an Interest Period of more than three months’ duration, each Business Day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period; provided that the Restatement Effective Date shall constitute an Interest Payment Date with respect to accrued and unpaid interest up to but excluding the Restatement Effective Date with respect to all Existing Loans.

“Interest Period” means~~:~~

~~(a) with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender of the relevant Class, twelve months) thereafter, as the relevant Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. Notwithstanding the foregoing,~~

~~(x) if any Interest Period for any Revolving Credit Loan Borrowing would otherwise end after the Revolving Credit Termination Date, such Interest Period shall end on the Revolving Credit Termination Date,~~

~~(y) no Interest Period for any Term Loan Borrowing may commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of Term Loans of the applicable Class having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of Term Loans of such Class, respectively, scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date, and~~

~~(z) notwithstanding the foregoing clauses (x) and (y), no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder as a Eurodollar Loan for such period; and~~

~~(b)~~ as to each Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Borrower may elect, provided that: (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.13(e) shall be available for specification in such ~~Notice of~~ Borrowing Request or notice of continuation/conversion. For purposes of this ~~clause (b)~~definition, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Credit Loan Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

~~“Interpolated Rate” means, at any time, for any Impacted Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBOR Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Screen Rate (for the longest period for which the LIBOR Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBOR Screen Rate for the shortest period (for which the LIBOR Screen Rate is available) that exceeds the Impacted Interest Period, in each case, as of 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. When determining the rate for a period which is less than the shortest period for which the LIBOR Screen Rate is available, the LIBOR Screen Rate for purposes of paragraph (a) above shall be deemed to be the overnight screen rate where “overnight screen rate” means the overnight rate for Dollars determined by the Administrative Agent from such service as the Administrative Agent may select. Notwithstanding the foregoing, if the Interpolated Rate for any period as determined above shall be less than zero, the Interpolated Rate shall be deemed to be zero for such period.~~

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of, or capital contribution to, any other Person or any agreement to make any such acquisition or capital contribution (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 180 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); or (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person.

Notwithstanding the foregoing, the following items shall not be deemed “Investments” for purposes hereof: (i) Capital Expenditures, (ii) Acquisitions and (iii) obligations (including, without limitation, deposits) in connection with Surety Bonds.

“Issuing Lender” means each Person listed on Schedule 2.01 as having a Letter of Credit Commitment and each other Lender designated by the Company as an “Issuing Lender” hereunder that has agreed to such designation and has been approved as an “Issuing Lender” by the Administrative Agent in its reasonable discretion, each in its capacity as the issuer of Letters of Credit hereunder. Each Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Lender, in which case the term “Issuing Lender” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Joinder Agreement” means a Joinder Agreement substantially in the form of Exhibit E.

“Joint Bookrunners” means, collectively, (a) JPMCB, Wells Fargo Securities, LLC, BofA Securities, Inc., SunTrust Robinson Humphrey, Inc., Deutsche Bank Securities Inc. and Citibank, N.A. hereunder for the Term B Loans and Revolving Credit Loans and (b) the Term A Loan Joint Book Runners hereunder for the Term A Loans.

“JPMCB” means JPMorgan Chase Bank, N.A., a national banking corporation.

“LC Disbursement” means a payment made by an Issuing Lender pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The LC Exposure of any Revolving Credit Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lead Arrangers” means, collectively, (a) JPMCB, Wells Fargo Securities, LLC, BofA Securities, Inc., SunTrust Robinson Humphrey, Inc., Deutsche Bank Securities Inc. and Citibank, N.A. hereunder for the Term B Loans and Revolving Credit Loans and (b) the Term A Loan Joint Lead Arrangers hereunder for the Term A Loans.

“Lender Participation Notice” has the meaning assigned to such term in Section 2.09(a)(ii).

“Lender-Related Distress Event” means, with respect to any Lender or any person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, a voluntary or involuntary bankruptcy or insolvency proceeding with respect to such Distressed Person, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any governmental authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interest in any Lender or any person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof, or the exercise of control over such Lender or any Person controlling such Lender, by a Governmental Authority or instrumentality thereof.

“Lenders” means each Incremental Lender, each Lender under the Original Credit Agreement, each Lender that has executed this Agreement, each Issuing Lender, each Term A Lender, each Term B Lender, each Extending Term Lender, each Extending Revolving Credit Lender and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Commitment” means, as to any Issuing Lender (i) in the case of any Issuing Lender on the Restatement Effective Date, the amount set forth on Schedule 2.01 as such Issuing Lender’s Letter of Credit Commitment and (ii) in the case of any Issuing Lender that becomes an Issuing Lender following the Restatement Effective Date, the amount notified by such Issuing Lender and the Company to the Administrative Agent in writing as such Issuing Lender’s Letter of Credit Commitment, in each case, as any such amount may be increased or decreased as agreed in writing between the Company and the applicable Issuing Lender and notified to the Administrative Agent.

~~“LIBO Rate” means, with respect to any Eurodollar Borrowing for any applicable Interest Period, the LIBOR Screen Rate as of 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided, that, if the LIBOR Screen Rate shall not be available at the applicable time for the applicable Interest Period, then the LIBO Rate for such Interest Period shall be the Interpolated Rate.~~

~~“LIBOR Screen Rate” means the London interbank offered rate administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate or, in the event such rate does not appear on any successor or substitute page, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion; provided, that, if any LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.~~

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (including any financing lease having substantially the same economic effect as any of the foregoing but excluding any operating lease) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, any promissory notes evidencing Loans hereunder and the Security Documents.

“Loans” means the Existing Loans and the loans made by the Lenders to the Borrowers pursuant to this Agreement, including any Term A Loans, Term B Loans, Extended Term Loans, Revolving Credit Loans and Incremental Term Loans of any Series.

“Margin Stock” has the meaning set forth in Regulation U of the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Company and its Restricted Subsidiaries (or of the Company and all of its Subsidiaries) taken as a whole, (b) the ability of any Obligor to perform any of its obligations under this Agreement or any Credit Party to perform any of its obligations under the other Loan Documents or (c) the rights of or benefits available to the Lenders under this Agreement and the other Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Loans or Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of Holdings, the Company or any of its Restricted Subsidiaries in an aggregate principal amount exceeding $125,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Person in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Swap Agreement were terminated at such time.

“MIL” means Missouri Logos, LLC, a Wholly Owned Subsidiary of Interstate Logos, L.L.C., a Wholly Owned Subsidiary of the Company.

“Minimum Extension Condition” has the meaning assigned to such term in Section 2.20(b).

“Missouri Partnership” means Missouri Logos, a Missouri general partnership, in which MIL is a general partner.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Available Proceeds” means:

(i) in the case of any Disposition, the amount of Net Cash Payments received in connection with such Disposition; and

(ii) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Company and its Restricted Subsidiaries in respect of such Casualty Event net of (A) reasonable expenses incurred by the Company and its Restricted Subsidiaries in connection therewith and (B) contractually required repayments of Indebtedness to the extent secured by a Lien on such property and any income and transfer taxes payable by the Company or any of its Restricted Subsidiaries in respect of such Casualty Event.

“Net Cash Payments” means, with respect to any Disposition, the aggregate amount of all cash payments received by the Company and its Restricted Subsidiaries directly or indirectly in connection with such Disposition, whether at the time of such Disposition or after such Disposition under deferred payment arrangements or Investments entered into or received in connection with such Disposition (including, without limitation, Disposition Investments); provided that:

(a) Net Cash Payments shall be net of (i) the amount of any legal, title, transfer and recording tax expenses, commissions and other fees and expenses payable by the Company and its Restricted Subsidiaries in connection with such Disposition, (ii) any Federal, state and local income or other taxes estimated to be payable by the Company and its Restricted Subsidiaries as a result of such Disposition, but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local governmental authority within twelve months of the date of such Disposition and (iii) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (ii) above) (x) related to any of the applicable assets and (y) retained by the Company or any of its Restricted Subsidiaries including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations; and

(b) Net Cash Payments shall be net of any repayments by the Company or any of its Restricted Subsidiaries of Indebtedness (other than Indebtedness under this Agreement or in respect of Permitted First Lien Notes) to the extent that (i) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition and (ii) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property.

“Net Income” means, for any period, the consolidated net income (or loss) of Holdings, the Company, and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with Holdings, the Company or any of its Restricted Subsidiaries, and (b) the income (or deficit) of any Person (other than a Restricted Subsidiary) in which Holdings, the Company or any of its Subsidiaries has an ownership interest, except to the extent that any such income is received by Holdings, the Company or a Restricted Subsidiary in the form of dividends or similar distributions.

“New Senior Notes” means any senior notes issued on or after the Restatement Effective Date in accordance with the requirements of Section 7.01(j).

“New Senior Notes Indentures” means the indentures pursuant to which any New Senior Notes are issued.

“New Senior Subordinated Notes” means any notes issued after the Restatement Effective Date in accordance with the requirements of Section 7.01(b).

“New Senior Subordinated Notes Indentures” means the indentures pursuant to which any New Senior Subordinated Notes are issued.

“Non-Consenting Lender” has the meaning assigned to such term in Section 10.02(c).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligors” means, collectively, the Borrowers and the Subsidiary Guarantors.

“OFAC” has the meaning specified in the definition of “Embargoed Person.”

“Offered Loans” has the meaning assigned to such term in Section 2.09(a)(ii).

“Offered Range Prepayment Option Notice” has the meaning assigned to such term in Section 2.09(a)(ii).

“Offered Range Voluntary Prepayment” has the meaning assigned to such term in Section 2.09(a)(ii).

“Offered Range Voluntary Prepayment Notice” has the meaning assigned to such term in Section 2.09(a)(ii).

“Original Credit Agreement” has the meaning set forth in the preamble.

“Other Taxes” means any and all present or future stamp, documentary, recording, or other excise or property Taxes, arising from any payment or prepayment made under any Loan Document or from the execution, performance, registration, delivery or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or the other Loan Documents, provided that there shall be excluded from “Other Taxes” all Excluded Taxes.

“Outstanding Securitization Amount” means, at any time, without duplication (i) the sum of all then outstanding amounts advanced to Securitization Entities by lenders (other than the Borrower or any Subsidiary) under Permitted Securitization Financings and (ii) the amount of accounts receivable disposed of in connection with any Permitted Securitization Financing (other than to a Securitization Entity) structured as a factoring arrangement that have stated due dates following such date of determination.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight ~~Eurodollar~~eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“parent” has the meaning specified in the definition of “Subsidiary.”

“Participant” has the meaning assigned to such term in Section 10.04(c)(i).

“Participant Register” has the meaning assigned to such term in Section 10.04(c)(i).

“Patriot Act” has the meaning set forth in Section 10.14.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted First Lien Notes” means debt securities issued by the Company after the Restatement Effective Date pursuant to Section 7.01(c), secured by Liens on all or a portion of the Collateral ranking pari passu with the Liens securing the Guaranteed Obligations hereunder and subject to the First Lien Intercreditor Agreement, provided (a) the terms of any such debt securities do not provide for any scheduled principal repayment, mandatory redemption or sinking fund obligations prior to the final maturity date of all Term Loans outstanding on the date such debt securities are issued (other than customary offers to repurchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default), (b) the covenants, events of default, guarantees, collateral and other terms of any such debt securities (other than interest rate, call protection and redemption premiums), taken as a whole, are not more restrictive to the Company and the Subsidiaries than those set forth in this Agreement, (c) no Subsidiary of the Company is an issuer or guarantor of any such debt securities other than any Subsidiary Guarantor, (d) no such debt securities are secured by any Liens on any assets of the Company or any of its Subsidiaries other than assets of the Company and the Subsidiary Guarantor that constitute Collateral, and (e) at any time when the covenant set forth in Section 7.09 is in effect, immediately after giving effect to the issuance of any such debt securities the Company shall be in compliance with the covenant set forth in Section 7.09.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 180 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e) money market funds at least 95% of the assets of which constitute Permitted Investments of the kinds described in clauses (a) through (d) of this definition; and

(f) with respect to Foreign Subsidiaries, obligations guaranteed by the jurisdiction in which the Foreign Subsidiary is organized and is conducting business maturing within one year from the date of acquisition thereof in an aggregate principal amount up to but not exceeding $25,000,000 at any one time outstanding as to all Foreign Subsidiaries.

“Permitted Securitization Financing” means (i) any borrowing or factoring arrangement by a Securitization Entity with respect to Securitization Assets transferred to such Securitization Entity by the Company or a Subsidiary or (ii) consisting of a factoring arrangement by the Company or a Subsidiary of the Company pursuant to which the Company or such Subsidiary sells Securitization Assets to a Person other than the Company or a Subsidiary on a basis that is not recourse to the Company or any Subsidiary except for Standard Securitization Undertakings.

“Permitted Unrestricted Subsidiary Obligations” has the meaning assigned in Section 1.05(a).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreement” means a Pledge Agreement, dated as of February 3, 2014, between the Obligors and the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Principal Payment Dates” means, with respect to any Term Loan, any scheduled date for the payment of principal of such Term Loan pursuant to Section 2.08(c).

“Pro Rata Share” has the meaning assigned to such term in Section 3.08.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Proposed Change” has the meaning assigned to such term in Section 10.02(c).

“Proposed Offered Range Prepayment Amount” has the meaning assigned to such term in Section 2.09(a)(ii).

“Proposed Range” has the meaning assigned to such term in Section 2.09(a)(ii).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 10.17.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “ECP” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “ECP” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Holdings Obligations” means, collectively, obligations of the following categories incurred from time to time by Holdings on behalf of the Company and its Subsidiaries: (i) directors’ fees, and fees, costs and expenses in respect of professional and related services which may be rendered to the Company and its Subsidiaries from time to time, including the fees and expenses of accountants, lawyers, investment bankers and other consultants retained in connection with matters affecting the Company and its Subsidiaries collectively, (ii) premiums, fees and expenses in connection with insurance policies and employee benefit programs (including workmen’s compensation) maintained on behalf of the Company or any of its Subsidiaries, (iii) fees, costs and expenses incurred in connection with acquisitions and financings, including banking and underwriting fees (including underwriters discounts), (iv) fees, costs and expenses in connection with the purchase by the Company and its Subsidiaries of data communications services and (v) any other fees, costs and expenses (other than Taxes) incurred by Holdings on behalf of the Company and its Restricted Subsidiaries that would, if paid by the Company and its Restricted Subsidiaries, be treated as an operating expense.

“Qualified Reilly Partnership” means any general or limited partnership, all of the partnership interests of which are owned by (a) Kevin P. Reilly, Sr., (b) his wife, (c) his children, (d) his children’s spouses, (e) his grandchildren, or (f) trusts of which he, his wife, his children, his children’s spouses and his grandchildren are the sole beneficiaries and for which one or more of such individuals are the sole trustee(s).

“Qualifying Lenders” has the meaning assigned to such term in Section 2.09(a)(ii).

“Qualifying Loans” has the meaning assigned to such term in Section 2.09(a)(ii).

“Quarterly Dates” means the last Business Day of March, June, September and December in each year, commencing with the first such day after the Restatement Effective Date.

“Reference Time” means with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting or (2) if such Benchmark is not the Term SOFR Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Refunding Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries permitted under Section 7.01(e).

“Register” has the meaning assigned to such term in Section 10.04(b)(iv).

“REIT” means a “real estate investment trust” as defined and taxed under Section 856-860 of the Code.

“Repricing Transaction” means the repayment, prepayment or refinancing of all or any portion of the Term Loans following the Restatement Effective Date and substantially concurrently with the incurrence by any Credit Party of any Indebtedness incurred for the primary purpose of repaying, refinancing, substituting or replacing the Term Loans with Indebtedness having an Effective Yield that is less than the Effective Yield of the Term Loans so repaid, prepaid or refinanced, including without limitation, as may be effected through any amendment to this Agreement relating to the interest rate for, or weighted average yield of, the Term Loans and including any mandatory assignment of Term Loans by Non-Consenting Lenders to the Administrative Agent or a replacement lender in connection with such amendment (but excluding any such reduction in the interest rate or weighted average yield of the Term Loans in connection with a Change of Control or a Transformative Acquisition). Any determination by the Administrative Agent of the interest rate or weighted average yield for purposes of this definition shall be conclusive and binding on all Lenders, and the Administrative Agent shall have no liability to any Person with respect to such determination.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Relevant Rate” means, with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR Rate.

“Replaced Revolving Credit Commitments” has the meaning assigned to such term in Section 10.02(b).

“Replacement Revolving Credit Commitments” has the meaning assigned to such term in Section 10.02(b).

“Replaced Term Loans” has the meaning assigned to such term in Section 1.02(b).

“Replacement Term Loans” has the meaning assigned to such term in Section 1.02(b).

“Required Lenders” means, at any time, Lenders (other than Defaulting Lenders) holding a majority in aggregate principal amount of the Term Loans and Revolving Credit Commitments (or, if the Revolving Credit Commitments have terminated, the Revolving Credit Exposure) of all Lenders other than Defaulting Lenders at such time.

“Required Revolving Credit Lenders” means, at any time, Revolving Credit Lenders (other than Defaulting Lenders) holding a majority in aggregate principal amount of the Revolving Credit Commitments (or, if the Revolving Credit Commitments have terminated, the Revolving Credit Exposure) of all Revolving Credit Lenders other than Defaulting Lenders at such time.

“Required Term A Lenders” means, at any time, Term A Lenders (other than Defaulting Lenders) holding a majority in aggregate principal amount of the Term A Loans of all Term A Lenders other than Defaulting Lenders at such time.

“Requirements of Law” means, collectively, any and all applicable requirements of any Governmental Authority including any and all laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes, case law or treaties.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restatement Effective Date” means the date on which each of the conditions set forth in Section 5.01 were satisfied, which was February 6, 2020.

“Restricted Indebtedness” has the meaning assigned to such term in Section 7.11.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Company, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Company (and including also any payments to any Person, such as “phantom stock” payments, where the amount thereof is calculated with reference to the fair market or equity value of the Company or any of its Subsidiaries), but excluding dividends payable solely in shares of common stock of the Company.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Revolving Commitment Increase” has the meaning set forth in Section 2.01(c).

“Revolving Commitment Increase Lender” has the meaning set forth in Section 2.01(c).

“Revolving Credit Availability Period” means the period from and including the Restatement Effective Date to but excluding the earlier of (a) the Revolving Credit Termination Date and (b) the date of termination of the Revolving Credit Commitments.

“Revolving Credit Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Credit Loans and to acquire participations in Letters of Credit hereunder, as such commitment may be (a) reduced from time to time pursuant to Sections 2.07 and 2.09, (b) increased from time to time pursuant to Section 2.01(c) and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender’s Revolving Credit Commitment is set forth opposite the name of such Lender on Schedule 2.01 under the caption “Revolving Credit Commitment”, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable. The aggregate original amount of the Revolving Credit Commitments is $750,000,000.

“Revolving Credit Exposure” means, with respect to any Revolving Credit Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Credit Loans and its LC Exposure at such time.

“Revolving Credit Facility” means the Revolving Credit Commitments and the extensions of credit thereunder.

“Revolving Credit Lender” means (a) initially, a Lender that has a “Revolving Credit Commitment” set forth opposite the name of such Lender on Schedule 2.01 and (b) thereafter, the Lenders from time to time holding Revolving Credit Loans and Revolving Credit Commitments, after giving effect to any assignments thereof permitted by Section 10.04.

“Revolving Credit Loan” means a Loan made pursuant to Section 2.01(a) pursuant to a Revolving Credit Commitment.

“Revolving Credit Termination Date” means February 6, 2025 (or, if such day is not a Business Day, the next preceding Business Day).

“S&P” means S&P Global Ratings, a division of Standard & Poor’s Financial Services Inc.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, Her Majesty’s Treasury or the Canadian Department of Foreign Affairs (DFAIT).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union, Her Majesty’s Treasury or the Canadian DFAIT, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“scheduled date of payment” has the meaning assigned to such term in Section 10.02(b).

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by the Company or any of its Subsidiaries with any Person that, at the time such Cash Management Agreement was entered into or on the Restatement Effective Date, was the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender (a “Secured Cash Management Bank”) (even if such Person shall cease to be the Administrative Agent, a Lender or an Affiliate of a Lender).

“Secured Cash Management Bank” has the meaning specified in the definition of “Secured Cash Management Agreement.”

“Secured Debt Ratio” means, as at any date, the ratio of (a) all Indebtedness of Holdings, the Company and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) on such date that is secured by any Liens on any assets of Holdings, the Company or any Restricted Subsidiary (including Capital Lease Obligations) other than Indebtedness permitted by Section 7.01(l), minus the lesser of (x) $150,000,000 and (y) the aggregate amount of unrestricted cash and cash equivalents of Holdings, the Company and its Restricted Subsidiaries (other than Securitization Entities) determined on a consolidated basis in accordance with GAAP as of such date, to (b) EBITDA for the period of four consecutive quarters ending on or most recently ended prior to such date for which financial statements are available or were required to be delivered.

“Secured Parties” means the Lenders, the Administrative Agent, each Issuing Lender, each Secured Swap Provider, each Secured Cash Management Bank and any successors or assigns of the foregoing.

“Secured Swap Agreement” means any Swap Agreement that is entered into by the Company or any of its Subsidiaries with any counterparty that, at the time such Swap Agreement was entered into or on the Restatement Effective Date, was the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender (a “Secured Swap Provider”) (even if such Person shall cease to be the Administrative Agent, a Lender or an Affiliate of a Lender).

“Secured Swap Provider” has the meaning specified in the definition of “Secured Swap Agreement.”

“Securitization Assets” means (a) accounts receivable and proceeds thereof, (b) contract rights, lockbox accounts and records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in a receivables financing which is non-recourse to the Company or any Subsidiary (other than Standard Securitization Undertakings) other than a Securitization Entity, as determined in good faith by a Financial Officer of the Company and (c) deposit account number ******0762 maintained with JPMorgan Chase Bank N.A., as of the Restatement Effective Date; provided that, to the extent that any assets (including proceeds of account receivables) that are not transferred to a Securitization Entity in a Permitted Securitization Financing permitted under this Agreement are held therein or otherwise received by a Securitization Entity, the Company shall cause such Securitization Entity to promptly distribute such asset (or otherwise cause such asset to be transferred) to the Company or any Guarantor.

“Securitization Entity” means a Wholly Owned Subsidiary (or other Person formed in connection with Permitted Securitization Financings) of the Company that engages in no activities other than Permitted Securitization Financings and any necessary related activities and owns no assets other than Securitization Assets, cash, cash equivalents and other assets relating to Permitted Securitization Financings and no portion of the Indebtedness (contingent or otherwise) of which is Guaranteed by Holdings, the Company or any Subsidiary (other than a Securitization Entity) of the Company other than pursuant to Standard Securitization Undertakings.

“Securitization Entity Assets” has the meaning set forth in the Pledge Agreement.

“Security Documents” means the Pledge Agreement, the Holdings Guaranty and Pledge Agreement and any other collateral agreement, intercreditor agreement, mortgage, deed of trust, ship mortgage, license or sub-license agreement or account control agreement delivered in connection with the Loan Documents, and all Uniform Commercial Code financing statements and continuation statements required by such documents to be filed with respect to the security interests created pursuant thereto.

“Senior Debt Ratio” means, as at any date, the ratio of (a) all Indebtedness (other than Subordinated Indebtedness and Indebtedness in respect of a Permitted Securitization Financing permitted by Section 7.01(l)) of Holdings, the Company and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) on such date, minus the lesser of (x) $150,000,000 and (y) the aggregate amount of unrestricted cash and cash equivalents of Holdings, the Company and its Restricted Subsidiaries (other than any Securitization Entity) determined on a consolidated basis in accordance with GAAP as of such date, to (b) EBITDA for the period of four consecutive quarters ending on or most recently ended prior to such date for which financial statements are available or were required to be delivered.

“Senior Notes” means (i) the 5.375% Senior Notes due 2024 of the Company in the original principal amount of $510,000,000 and (ii) the 5.75% senior notes due 2026 of the Company in the original principal amount of $400,000,000.

“Senior Notes Indentures” means the indentures pursuant to which the Senior Notes have been issued.

“Senior Subordinated Notes” means, the 5% Senior Subordinated Notes due 2023 of the Company in the original principal amount of $535,000,000.

“Senior Subordinated Notes Indenture” means the indenture pursuant to which the Senior Subordinated Notes have been issued.

“Senior Unsecured Indebtedness” means, collectively, Indebtedness in respect of the Senior Notes and any New Senior Notes (and, as contemplated in Section 7.01(e), any Indebtedness that extends, renews, refunds or replaces any Senior Notes or New Senior Notes).

“Series” has the meaning assigned to such term in Section 2.01(c).

“SOFR” means, a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

~~“SOFR-Based Rate” means SOFR, Compounded SOFR or Term SOFR.~~

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR.”

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR.”

“Special Acquisition Subsidiary” means any entity formed by Holdings that is a Wholly Owned Subsidiary of Holdings but not a Subsidiary of the Company, and that is formed for the sole purpose of effecting a tax free acquisition of another corporation (the “Target”) under Section 368(a)(1)(A) and 368(a)(2)(E) of the Code, in which Holdings invests not more than $1,000 in cash at any one time and which Wholly Owned Subsidiary is contributed to the Company or to a Restricted Subsidiary (and, thereby becomes a Wholly Owned Subsidiary of the Company or such Restricted Subsidiary) within five Business Days after the consummation of the merger or other transaction resulting in the acquisition of the Target.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities, performance guaranties and other obligations entered into in connection with a Permitted Securitization Financing that a Financial Officer of the Company determines in good faith are customary for financings similar to a Permitted Securitization Financing.

~~“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.~~

“Subordinated Indebtedness” means, collectively, Indebtedness in respect of the Senior Subordinated Notes and any New Senior Subordinated Notes (and, as contemplated in Section 7.01(e), any Indebtedness that extends, renews, refunds or replaces any Senior Subordinated Notes or New Senior Subordinated Notes).

“Subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any corporation, limited liability company, association or other entity (other than a partnership) the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, association or other entity (other than a partnership) of which securities or other ownership interests representing more than 50% of the ordinary voting power as of such date, are owned, controlled or held or (b) any partnership the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof); provided that, notwithstanding the foregoing, none of Lamar Partnering Sponsor LLC, Lamar Partnering Corporation or any of their respective Subsidiaries shall be deemed to be Subsidiaries of the Company or any of its Subsidiaries for any purposes of this Agreement or any other Loan Document. References herein to “Subsidiaries” shall, unless the context requires otherwise, be deemed to be references to Subsidiaries of the Company.

“Subsidiary Borrowers” means, effective upon the designation thereof pursuant to any Additional Subsidiary Borrower Designation Letter, each Additional Subsidiary Borrower.

“Subsidiary Guarantors” means the Persons listed under the caption “SUBSIDIARY GUARANTORS” on the signature pages to this Agreement or which become a party hereto as a “Subsidiary Guarantor” hereunder pursuant to any Joinder Agreement, provided, however, that no Foreign Subsidiary shall be a Subsidiary Guarantor with respect to any Loan to the Company or to any Domestic Subsidiary under this Agreement.

“Supported QFC” has the meaning assigned to it in Section 10.17.

“Surety Bond Obligations” means, with respect to any Surety Bond as to which any Credit Party or Restricted Subsidiary is a direct or contingent obligor, all such direct or contingent obligations.

“Surety Bonds” means surety or other similar bonds required to be posted by the Company and its Restricted Subsidiaries in the ordinary course of their respective businesses or posted on behalf of Affiliates in the ordinary course of their respective businesses.

“Swap Agreement” means any agreement with respect to any swap, forward, future, cap, collar or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, provided that no “phantom stock” or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries, or any Equity Hedging Arrangement, shall be deemed to be a Swap Agreement.

“Swap Obligation” means, with respect to any Credit Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Syndication Agent” means Wells Fargo Securities, LLC.

“Target” has the meaning specified in the definition of “Special Acquisition Subsidiary.”

“Tax Group” has the meaning assigned to such term in Section 7.06.

“Taxes” means any and all present or future taxes, levies, imposts, assessments, duties, deductions, withholdings or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A Lender” means, at any time, any Lender that holds a Term A Loan Commitment or a Term A Loan at such time.

“Term A Loan” means an advance made to the Company on the Amendment No. 2 Effective Date pursuant to Section 2.01 by a Term A Lender in the amount of such Term A Lender’s Term A Loan Commitment.

“Term A Loan Commitment” means, with respect to each Term A Lender , the commitment of such Term A Lender to make Term A Loans on the Amendment No. 2 Effective Date in the amount set forth opposite the name of such Term A Lender on Schedule 2.01. The aggregate original amount of the Term A Loan Commitments is $350,000,000.

“Term A Loan Joint Lead Arrangers” means, collectively, Wells Fargo Securities, LLC, JPMCB, Truist Securities, Inc., Citibank, N.A., Mizuho Bank, Ltd., Sumitomo Mitsui Banking Corporation, TD Securities (USA) LLC and BofA Securities, Inc. hereunder for the Term A Loans.

“Term A Loan Joint Bookrunners” means, collectively, Wells Fargo Securities, LLC, JPMCB, Truist Securities, Inc., Citibank, N.A., Mizuho Bank, Ltd., Sumitomo Mitsui Banking Corporation, TD Securities (USA) LLC and BofA Securities, Inc.

“Term A Loan Maturity Date” means February 6, 2025 (or if such day is not a Business Day, the next preceding Business Day).

“Term B Lender” means, at any time, any Lender that holds a Term B Loan Commitment or a Term B Loan at such time.

“Term B Loan” means an advance made to the Company on the Restatement Effective Date pursuant to Section 2.01 by a Term B Lender in the amount of such Term B Lender’s Term B Loan Commitment and/or Converted Existing Term B Loan.

“Term B Loan Commitment” means, with respect to each Term B Lender , the commitment of such Term B Lender to make Term B Loans on the Restatement Effective Date in the amount set forth opposite the name of such Term B Lender on Schedule 2.01. The aggregate original amount of the Term B Loan Commitments is $600,000,000 minus the aggregate principal amount of Converted Existing Term B Loans.

“Term B Loan Maturity Date” means February 6, 2027 (or if such day is not a Business Day, the next preceding Business Day).

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term Lenders” means, collectively, the Term A Lenders, Term B Lenders and Lenders of Incremental Term Loans and Extended Term Loans.

“Term Loans” means, collectively, the Term A Loans, Term B Loans, Incremental Term Loans and Extended Term Loans

“Term SOFR” means~~, with respect to the Term B Loans and Revolving Credit Loans,~~ the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of “Term SOFR Reference Rate.”

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.

“Total Assets” means at any time, the consolidated total assets of the Company and its Subsidiaries at such time in accordance with GAAP.

“Total Debt Ratio” means, as at any date, the ratio of (a) all Indebtedness (including Subordinated Indebtedness and any convertible debt) of Holdings, the Company and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) on such date but excluding Indebtedness in respect of any Permitted Securitization Financing permitted by Section 7.01(l), minus, the lesser of (x) $150,000,000 and (y) the aggregate amount of unrestricted cash and cash equivalents of Holdings, the Company and its Restricted Subsidiaries (other than any Securitization Entity) determined on a consolidated basis with GAAP as of such date to (b) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date.

“Transactions” means (a) with respect to any Borrower, the execution, delivery and performance by such Borrower of the Loan Documents to which it is a party, the borrowing of Loans and the use of the proceeds thereof, and the issuance of Letters of Credit hereunder and (b) with respect to any Credit Party (other than the Borrowers), the execution, delivery and performance by such Credit Party of the Loan Documents to which it is a party.

“Transformative Acquisition” means any acquisition, restructuring, merger or other similar transaction consummated by any Borrower or any other Restricted Subsidiary that either (a) is not permitted by the terms of this Agreement immediately prior to the consummation of such transaction or (b) if permitted by the terms of this Agreement immediately prior to the consummation of such transaction, would not provide any Borrower or any other Credit Party with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following the consummation of such transaction, as determined by such Borrower acting in good faith.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the ~~Adjusted LIBO Rate,~~ Adjusted Term SOFR Rate or the Adjusted Base Rate.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Unrestricted Subsidiaries” means any Subsidiary of the Company that (a) shall have been designated as an “Unrestricted Subsidiary” in accordance with the provisions of Section 1.05 and (b) any Subsidiary of an Unrestricted Subsidiary; notwithstanding the foregoing, so long as a Subsidiary Borrower has Term Loans outstanding under this Agreement, such Subsidiary Borrower shall not be an Unrestricted Subsidiary.

“U.S. Borrower” means any Borrower that is a domestic corporation within the meaning of Section 7701(a) of the Code.

“U.S. dollars” or “$” refers to lawful money of the United States of America.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 10.17.

“USA PATRIOT Act” has the meaning specified in the definition of “Anti-Terrorism Laws.”

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” has the meaning specified in the definition of “Wholly Owned Subsidiary.”

“Wholly Owned Subsidiary” means, with respect to any Person at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing 100% of the equity or ordinary voting power (other than directors’ qualifying shares) or, in the case of a partnership, 100% of the general partnership interests are, as of such date, directly or indirectly owned, controlled or held by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person. The term “Wholly Owned Restricted Subsidiary” shall refer to any Restricted Subsidiary that is also a Wholly Owned Subsidiary.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Credit Loan”, a “Term A Loan” or a “Term B Loan”) or by Type (e.g., a “Base Rate Loan”~~, an~~ or a “Term Benchmark ~~Loan” or a “Eurodollar~~ Loan”) or by Class and Type (e.g., a “~~Eurodollar~~Term Benchmark Revolving Credit Loan” or a “Base Rate Revolving Credit Loan”); each Series of Incremental Term Loans shall be deemed a separate Class of Loans hereunder. In similar fashion, (i) Borrowings may be classified and referred to by Class, by Type and by Class and Type, and (ii) Commitments may be classified and referred to by Class.

SECTION 1.03. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that (i) if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Restatement Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) notwithstanding anything to the contrary contained above or in the definition of “Capital Lease Obligations,” any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a capital lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith. Any requirement that a financial condition be satisfied after giving effect to a specified action shall be based on balance sheet items on the date such action is taken and income statement items for the most recent period of four fiscal quarters for which financial statements are available.

SECTION 1.05. SUBSIDIARIES; DESIGNATION OF UNRESTRICTED SUBSIDIARIES. The Company may at any time designate any of its Subsidiaries (including any newly acquired or newly formed Subsidiary or any Foreign Subsidiary) to be an “Unrestricted Subsidiary” for purposes of this Agreement, by delivering to the Administrative Agent a certificate of a Financial Officer (and the Administrative Agent shall promptly forward a copy of such certificate to each Lender) attaching a copy of a resolution of its Board of Directors (or authorized subcommittee thereof) setting forth such designation and stating that the conditions set forth in this Section 1.05 have been satisfied with respect to such designation, provided that no such designation shall be effective unless (x) at the time of such designation and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (y) at the time of such designation and at all times thereafter:

(a) except as permitted under Section 7.03, no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Unrestricted Subsidiary other than obligations in respect of performance and surety bonds and in respect of reimbursement obligations for undrawn letters of credit supporting insurance arrangements and performance and surety bonds, each incurred in the ordinary course of business and not as part of a financing transaction (collectively, “Permitted Unrestricted Subsidiary Obligations”), (A) is guaranteed by any Borrower or any Restricted Subsidiary or (B) is recourse to or obligates any Borrower or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to satisfaction thereof,

(b) such Unrestricted Subsidiary has no Indebtedness or any other obligation (other than Permitted Unrestricted Subsidiary Obligations) that, if in default in any respect (including a payment default), would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and

(c) such Subsidiary is an “Unrestricted Subsidiary” (or will become an Unrestricted Subsidiary not later than its designation as an Unrestricted Subsidiary hereunder) under the Senior Subordinated Notes Indentures, any New Senior Subordinated Notes Indenture or New Senior Notes Indenture, the Senior Notes Indentures and any indenture governing Permitted First Lien Notes, it being understood that to accomplish the foregoing, the Company may condition such designation hereunder upon the effectiveness of the designation of such Subsidiary as an Unrestricted Subsidiary under such Indentures.

Notwithstanding the foregoing clause (a), the Company shall be entitled to designate any Subsidiary as an Unrestricted Subsidiary hereunder even though such Subsidiary shall, at the time of such designation, be obligated with respect to Guarantees under any Senior Subordinated Notes Indenture, any New Senior Subordinated Notes Indenture, any New Senior Notes Indenture, any Senior Notes Indenture or any indenture governing Permitted First Lien Notes, provided that at the time of such designation, (i) the Company is taking such action as is necessary to cause such Subsidiary to be released from such Guarantees and (ii) such designation shall not become effective until such time as such release shall be obtained.

Any designation of a Subsidiary as an Unrestricted Subsidiary shall be deemed an Investment in an amount equal to the fair market value of such Subsidiary (as determined in good faith by the Board of Directors of the Company) and any such designation shall be permitted only if it complies with the provisions of Section 7.05. Any designation of an Unrestricted Subsidiary as a Restricted Subsidiary shall be deemed an Acquisition of such Unrestricted Subsidiary and shall be permitted only to the extent permitted as an Acquisition under Section 7.04(e). The Company shall give the Administrative Agent and each Lender prompt notice of each resolution adopted by the Board of Directors (or authorized subcommittee thereof) of the Company under this Section 1.05 designating any Subsidiary as an Unrestricted Subsidiary (and notice of each designation of an Unrestricted Subsidiary as a Restricted Subsidiary), together with a copy of each such resolution adopted.

SECTION 1.06. EFFECT OF RESTATEMENT. All Letters of Credit outstanding under the Original Credit Agreement shall continue to be outstanding under this Agreement. This Agreement shall amend and restate the Original Credit Agreement in its entirety, with the parties hereby agreeing that there is no novation of the Original Credit Agreement or any Loan Documents and on the Restatement Effective Date, the rights and obligations of the parties under the Original Credit Agreement shall be subsumed and governed by this Agreement.

SECTION 1.07. INTEREST RATES; ~~LIBOR~~BENCHMARK NOTIFICATION. The interest rate on ~~Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the~~a loan denominated in Dollars may be derived from an interest rate ~~on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate~~benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event ~~or an Early Opt-In Election~~, Section ~~2.12~~2.13(b) provides a mechanism for determining an alternative rate of interest. The ~~Administrative Agent will promptly notify the Borrower, pursuant to Section 2.12(d), of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the~~ Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to ~~the London interbank offered~~any interest rate ~~or other rates~~used in ~~the definition of “LIBO Rate”~~this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof ~~(including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.12(b), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.12(c))~~, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the ~~LIBO Rate~~existing interest rate being replaced or have the same volume or liquidity as did ~~the London interbank offered~~any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

THE CREDITS

SECTION 2.01. COMMITMENTS.

(a) Revolving Credit Loans. Subject to the terms and conditions set forth herein, each Revolving Credit Lender agrees to make Revolving Credit Loans to the Company from time to time during the Revolving Credit Availability Period in Dollars in an aggregate principal amount that will not result in such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Credit Commitment, provided that the total Revolving Credit Exposure shall not at any time exceed the total Revolving Credit Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Revolving Credit Loans.

(b) Term Loans.

(i) Subject to the terms and conditions set forth herein, each Term A Lender with a Term A Loan Commitment severally agrees to make a single loan to the Company on the Amendment No. 2 Effective Date in Dollars in an amount not to exceed such Term A Lender’s Term A Loan Commitment. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed. Term A Loans will be available as Base Rate Loans and Term Benchmark Loans.

(ii) Subject to the terms and conditions set forth herein, (1) each Term B Lender with a Term B Loan Commitment severally agrees to make a single loan to the Company on the Restatement Effective Date in Dollars in an amount not to exceed such Term B Lender’s Term B Loan Commitment and (2) the Converted Existing Term B Loan of each Lender shall convert into a Term B Loan on the Restatement Effective Date in a principal amount equal to the principal amount of such Lender’s Converted Existing Term B Loan. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed.

(c) Incremental Loans. Any Borrower may at any time or from time to time after the Restatement Effective Date, by notice from the Company to the Administrative Agent and the Lenders, request (a) one or more additional tranches of term loans or additional Loans of the same Class of Term Loans as an existing Class of Term Loans (the “Incremental Term Loans”) or (b) one or more increases in the amount of the Revolving Credit Commitments (a “Revolving Commitment Increase”), provided that:

(i) both at the time of any such request and upon the effectiveness of any Incremental Amendment referred to below, no Event of Default shall exist and at the time that any such Incremental Term Loan is made (and after giving effect thereto) no Event of Default shall exist; provided that to the extent the proceeds of any such Incremental Term Loan are to be used to finance an Acquisition permitted hereunder, then this clause (i) shall not be applicable so long as no Event of Default existed at the time the acquisition agreement relating to such Acquisition was entered into;

(ii) immediately after giving effect to the borrowing of such Incremental Term Loans or the establishment of such Revolving Commitment Increase (and (x) assuming all Revolving Commitment Increases were fully drawn and (y) excluding the cash proceeds of the Incremental Term Loans and/or Revolving Commitment Increases from cash for purposes of calculating the Secured Debt Ratio), the Secured Debt Ratio would not exceed 4.50 to 1.00;

(iii) each tranche of Incremental Term Loans and each Revolving Commitment Increase shall be in an aggregate principal amount that is not less than $25,000,000 and shall be in an increment of $1,000,000;

(iv) [Reserved];

(v) any Incremental Term Loans (1) shall not mature earlier than the Term B Loan Maturity Date or, solely with respect to any Incremental Term Loans that the Administrative Agent determines are being syndicated primarily to regulated banks in the primary syndication thereof, shall not mature earlier than the Revolving Credit Termination Date, (2) shall not have scheduled amortization prior to the Term B Loan Maturity Date in excess of 1% per annum of the original principal amount or, solely with respect to any Incremental Term Loans that the Administrative Agent determines are being syndicated primarily to regulated banks in the primary syndication, shall not have scheduled amortization prior to final maturity in excess of 10% per annum of the original principal amount thereof, and (3) shall have the interest rates, upfront fees and OID for any Series of Incremental Term Loans as agreed between the applicable Borrower and the Incremental Lenders providing the applicable Series of Incremental Term Loans; provided that, with respect to any Incremental Term Loans established within twelve months of the Restatement Effective Date, if the Effective Yield of such Incremental Term Loans exceeds the Effective Yield on the Term B Loans by more than 50 basis points, the Applicable Rates for the Term B Loans shall automatically be increased on the date such Incremental Term Loans are established to the extent necessary to cause the Effective Yield of the Term B Loans to be 50 basis points less than the Effective Yield of such Incremental Term Loans;

(vi) in no event shall the Incremental Term Loans of any Series be entitled to participate on a greater than pro rata basis with the Term B Loans then outstanding in any mandatory prepayment pursuant to this Agreement; and

(vii) the Incremental Term Loans shall rank pari passu in right of payment and Collateral with the other Loans and shall have the same guarantees and Collateral as the other Loans and except to the extent contemplated above or as set forth in this Agreement, all other terms of any Incremental Term Loans shall either be substantially the same as the terms of the Term B Loans (including mandatory prepayment requirements) or shall be reasonably satisfactory to the Administrative Agent.

Each notice from the Company pursuant to this Section 2.01(c) shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Revolving Commitment Increases. Incremental Term Loans may be made, and Revolving Commitment Increases may be provided, by any existing Lender (but no existing Lender will have any obligation to make a portion of any Incremental Term Loan or any portion of any Revolving Commitment Increase and no Borrower shall have any obligation to offer any Series of Incremental Term Loans or any Revolving Commitment Increase to existing Lenders) or by any other bank or other financial institution (any such existing Lender or other bank or other financial institution being called an “Incremental Lender”), provided that the Administrative Agent and the Issuing Lender, as applicable, shall have consented (not to be unreasonably withheld, conditioned or delayed) to such Incremental Lender’s making such Incremental Term Loans or providing such Revolving Commitment Increases to the extent any such consent would be required under Section 10.04(b) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Incremental Lender. Incremental Term Loans and Revolving Commitment Increases shall be established pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Company, any Subsidiary Borrower that will be a Borrower in respect of such Incremental Term Loans, each Incremental Lender and the Administrative Agent. The Incremental Amendment may, without the consent of any other party, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent to effect the provisions of this Section 2.01(c). In connection with any Incremental Amendment, the Obligors shall deliver such customary opinions and instruments as may be reasonably requested by the Administrative Agent for purposes of ensuring the enforceability of the Loan Documents after giving effect to such Incremental Amendment. Any Incremental Term Loans established pursuant to any Incremental Amendment shall constitute a separate “Series” of Incremental Term Loans hereunder.

Upon each increase in the Revolving Credit Commitments pursuant to this Section 2.01, (a) each Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Revolving Commitment Increase (each, a “Revolving Commitment Increase Lender”), and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit will equal the percentage of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment and (b) if, on the date of such increase, there are any Revolving Credit Loans outstanding, each Revolving Commitment Increase Lender shall purchase at par such portions of each other Revolving Credit Lender’s Revolving Credit Loans as the Administrative Agent may specify so that the Revolving Credit Loans are held by each Revolving Credit Lender (including each Revolving Commitment Increase Lender) on a pro rata basis in accordance with their respective Applicable Percentages.

SECTION 2.02. LOANS AND BORROWINGS.

(a) Obligations Several. Each Loan of a particular Class shall be made as part of a Borrowing consisting of Loans of such Class made by the Lenders ratably in accordance with their respective Commitments of such Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Type of Loans. Subject to Section  ~~2.12~~2.13, each Borrowing shall be comprised entirely of Base Rate Loans~~, Eurodollar Loans~~ or Term Benchmark Loans as the relevant Borrower may request in accordance herewith. Each Lender at its option may make ~~any Eurodollar Loan or~~ any Term Benchmark Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of such Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) Minimum Amounts. At the commencement of each Interest Period for a ~~Eurodollar Borrowing or~~ Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount at least equal to $2,000,000 or any greater multiple of $1,000,000. At the time that each Base Rate Borrowing is made, such Borrowing shall be in an aggregate amount that is at least equal to $500,000 or any greater multiple of $500,000; provided that (i) a Base Rate Borrowing of Loans of any Class may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of such Class (or, in the case of an Incremental Term Loan Commitment of any Series, in an aggregate amount that is equal to the entire unused balance of the total Commitments of such Series) and (ii) a Base Rate Revolving Credit Loan Borrowing may be in an amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten ~~Eurodollar Borrowings or~~ Term Benchmark Borrowings outstanding in the aggregate.

SECTION 2.03. REQUESTS FOR BORROWINGS. To request a Borrowing, the relevant Borrower shall notify the Administrative Agent of such request by telephone (a~~) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing, (b~~) in the case of a Term Benchmark Borrowing, not later than 11:00 a.m., New York City time, three U.S. Government Securities Business Days before the date of the proposed Borrowing or (~~c~~b) in the case of a Base Rate Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of a Base Rate Revolving Credit Loan Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Company. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) whether the requested Borrowing is to be a Revolving Credit Loan Borrowing, a Term A Loan Borrowing, a Term B Loan Borrowing or a Borrowing of Incremental Term Loans of a specified Series;

(ii) the aggregate amount of such Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be a Base Rate Borrowing or a ~~Eurodollar~~Term Benchmark Borrowing;

~~(v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;~~

(v) ~~(vi)~~ in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi) ~~(vii)~~ the identity of the Borrower and the location and number of such Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to ~~any requested Eurodollar Borrowing or~~ any requested Term Benchmark Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. LETTERS OF CREDIT.

(a) General. Subject to the terms and conditions set forth herein, in addition to the Revolving Credit Loans provided for in Section 2.01(a), the Company may request the issuance of Letters of Credit in Dollars for its own account by an Issuing Lender, in a form reasonably acceptable to such Issuing Lender (it being understood that Deutsche Bank AG New York Branch shall not be required to issue any Letters of Credit other than standby Letters of Credit), at any time and from time to time during the Revolving Credit Availability Period on any date falling more than five Business Days prior to the Revolving Credit Termination Date. Letters of Credit issued hereunder shall constitute utilization of the Revolving Credit Commitments. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company to, or entered into by the Company with, an Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the respective Issuing Lender) to an Issuing Lender selected by it and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.04), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the respective Issuing Lender, the Company also shall submit a letter of credit application on such Issuing Lender’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure shall not exceed $75,000,000 and, unless otherwise agreed by the applicable Issuing Lender in its sole discretion, the aggregate LC Exposure in respect of Letters of Credit issued by such Issuing Lender shall not exceed such Issuing Lender’s Letter of Credit Commitment and (ii) the total Revolving Credit Exposure shall not exceed the total Revolving Credit Commitments.

(c) Expiration Date. Each Letter of Credit shall expire (without giving effect to any extension thereof by reason of an interruption of business) at or prior to the close of business on the earlier of (i) the date two years after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, two years after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Credit Termination Date, provided that any such Letter of Credit may provide for automatic extensions thereof to a date not later than one year beyond the current expiration date, so long as such extended expiration date is not later than the date five Business Days prior to the Revolving Credit Termination Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by any Issuing Lender, and without any further action on the part of such Issuing Lender, such Issuing Lender hereby grants to each Revolving Credit Lender, and each Revolving Credit Lender hereby acquires from such Issuing Lender, a participation in such Letter of Credit equal to such Revolving Credit Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby agrees to pay to the Administrative Agent, for the account of the respective Issuing Lender, such Revolving Credit Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Lender and not reimbursed. Each Revolving Credit Lender acknowledges and agrees that its obligation to make such payments pursuant to this paragraph (d) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If an Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such Issuing Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on (i) the Business Day that the Company receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Company receives such notice, if such notice is not received prior to such time, provided that, if such LC Disbursement is not less than $500,000, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with a Base Rate Revolving Credit Loan Borrowing in an equivalent amount and, to the extent so financed, the Company’s obligation to make such payment shall be discharged and replaced by the resulting Base Rate Revolving Credit Loan Borrowing.

If the Company fails to make such payment when due, the Administrative Agent shall notify each Revolving Credit Lender of the applicable LC Disbursement, the payment then due from the Company in respect thereof and such Revolving Credit Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Credit Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Company, in the same manner as provided in Section 2.05 with respect to Revolving Credit Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders), and the Administrative Agent shall promptly pay to the respective Issuing Lender the amounts so received by it from the Revolving Credit Lenders. Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this paragraph, the Administrative Agent shall distribute such payment to the respective Issuing Lender or, to the extent that the Revolving Credit Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such Lenders and such Issuing Lender as their interests may appear. Any payment made by a Revolving Credit Lender pursuant to this paragraph to reimburse an Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Company’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.04 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the respective Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.04, constitute a legal or equitable discharge of the Company’s obligations hereunder.

Neither the Administrative Agent, the Lenders nor any Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the respective Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the respective Issuing Lender; provided that the foregoing shall not be construed to excuse an Issuing Lender from liability to the Company to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by such Issuing Lender’s gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

(i) an Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

(ii) an Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(iii) this sentence shall establish the standard of care to be exercised by an Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

(g) Disbursement Procedures. The Issuing Lender for any Letter of Credit shall, within the period stipulated by the term and conditions of such Letter of Credit, following its receipt thereof, examine all documents purporting to represent a demand for payment under any Letter of Credit. After such examination, such Issuing Lender shall promptly notify the Administrative Agent and the Company by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse such Issuing Lender and the Revolving Credit Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If the Issuing Lender for any Letter of Credit shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, at the rate per annum then applicable to Base Rate Revolving Credit Loans; provided that, if the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.04, then Section 2.11(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Lender, except that interest accrued on and after the date of payment by any Revolving Credit Lender pursuant to paragraph (e) of this Section 2.04 to reimburse such Issuing Lender shall be for the account of such Lender to the extent of such payment.

(i) Cash Collateralization. If either (i) an Event of Default shall occur and be continuing and the Company receives notice from the Administrative Agent or the Required Revolving Credit Lenders demanding the deposit of cash collateral pursuant to this paragraph, or (ii) the Company shall be required to provide cover for LC Exposure pursuant to Section 2.08, 2.09(b) or 2.20, the Company shall immediately deposit into the Collateral Account under and as defined in the Pledge Agreement an amount in cash equal to, in the case of an Event of Default, the LC Exposure as of such date plus any accrued and unpaid interest thereon and, in the case of cover pursuant to Section 2.08, 2.09(b) or 2.20, the amount required under Section 2.08, 2.09(b) or 2.20, as the case may be; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Credit Party described in clause (g) or (h) of Article VIII. Such deposit shall be held by the Administrative Agent as collateral in the first instance for the LC Exposure under this Agreement and thereafter for the payment of any other obligations of the Obligors hereunder.

(j) Existing Letters of Credit. Schedule 2.04 contains a schedule of certain Letters of Credit issued prior to the Restatement Effective Date by the financial institutions listed on such schedule for the account of the Company. On the Restatement Effective Date (i) such Letters of Credit, to the extent outstanding, shall be deemed to be Letters of Credit issued pursuant to this Section 2.04 for the account of the Company, (ii) the face amount of such Letters of Credit shall be included in the calculation of L/C Exposure and (iii) all liabilities of the Company with respect to such Letters of Credit shall constitute Guaranteed Obligations.

(k) An Issuing Lender shall not be under any obligation to issue any Letter of Credit if:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing such Letter of Credit, or any law applicable to such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the Restatement Effective Date, or shall impose upon such Issuing Lender any unreimbursed loss, cost or expense that was not applicable on the Restatement Effective Date and that such Issuing Lender in good faith deems material to it; or

(ii) the issuance of such Letter of Credit would violate one or more policies of such Issuing Lender applicable to letters of credit generally.

SECTION 2.05. FUNDING OF BORROWINGS.

(a) Manner of Funding. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower maintained with the Administrative Agent in New York City and designated by such Borrower in the applicable Borrowing Request; provided that Base Rate Revolving Credit Loans made to finance the reimbursement of an LC Disbursement under any Letter of Credit as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the respective Issuing Lender.

(b) Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.05 and may, in reliance upon such assumption and in its sole discretion, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the relevant Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the relevant Borrower to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.06. INTEREST ELECTIONS.

(a) Elections by the Borrowers. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of ~~a Eurodollar Borrowing or~~ a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of ~~a Eurodollar Borrowing or~~ a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.06~~; provided the relevant Borrower may not elect to convert a Term Benchmark Borrowing to a Eurodollar Borrowing~~. The relevant Borrower may elect different options for continuations and conversions with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) Notification of Elections. To make an election pursuant to this Section 2.06, a Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the relevant Borrower.

(c) Content of Notifications. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options for continuations or conversions are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be a Base Rate ~~Borrowing, a Eurodollar~~ Borrowing or a Term Benchmark Borrowing; and

(iv) if the resulting Borrowing is ~~a Eurodollar Borrowing or~~ a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests ~~a Eurodollar Borrowing or~~ a Term Benchmark Borrowing but does not specify an Interest Period, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Notification by Administrative Agent to Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each affected Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) Conversions into Base Rate Borrowings. If a Borrower fails to deliver a timely Interest Election Request with respect to ~~a Eurodollar Borrowing or~~ a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Base Rate Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a ~~Eurodollar Borrowing or a~~ Term Benchmark Borrowing and (ii) unless repaid, ~~each Eurodollar Borrowing and~~ each Term Benchmark Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.07. TERMINATION AND REDUCTION OF COMMITMENTS.

(a) Mandatory Termination of Commitment. Unless previously terminated, (i) each Revolving Credit Commitment shall terminate at the close of business on the Revolving Credit Termination Date, (ii) the Term B Loan Commitments shall terminate at the close of business on the Restatement Effective Date (or, if earlier, upon the funding of the Term B Loans), (iii) the Term A Loan Commitments shall terminate at the close of business on the Amendment No. 2 Effective Date (or, if earlier, upon the funding of the Term A Loans) and (iv) the commitments with respect to each Series of Incremental Term Loans shall terminate at the close of business on the commitment termination date specified in the Incremental Amendment entered into with respect to such Series.

(b) Voluntary Terminations and Reductions of Commitments. The Company may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each partial reduction of the Commitments of such Class shall be in an amount that is at least equal to $3,000,000 or any greater multiple of $1,000,000 and (ii) the Company shall not terminate or reduce the Revolving Credit Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.09, the total Revolving Credit Exposures would exceed the total Revolving Credit Commitments.

(c) Notification of Termination or Reduction. The Company shall notify the Administrative Agent of any election to terminate or reduce Commitments under paragraph (b) of this Section 2.07 at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section 2.07 shall be irrevocable; provided that a notice of termination of Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of Commitments shall be permanent. Each reduction of Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

SECTION 2.08. REPAYMENT OF LOANS; EVIDENCE OF DEBT.

(a) Revolving Credit Loans. The Company hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Credit Lender the then unpaid principal amount of such Lender’s Revolving Credit Loans on the Revolving Credit Termination Date.

(b) Term Loans. The Company hereby unconditionally promises to pay to the Administrative Agent for the account of (i) the Term B Lenders on the Term B Loan Maturity Date, the aggregate principal amount of all Term B Loans outstanding on such date and (ii) the Term A Lenders on the Term A Loan Maturity Date, the aggregate principal amount of all Term A Loans outstanding on such date.

(c) Incremental Term Loans. Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Incremental Lenders of any Series the principal of the Incremental Term Loans of such Series made to such Borrower on such dates and in such amounts as shall be agreed upon between such Borrower and such Lenders at the time the Incremental Term Loans of such Series are established.

(d) Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(e) Maintenance of Records by Administrative Agent. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(f) Records Prima Facie Evidence. The entries made in the accounts maintained pursuant to paragraph (d) or (e) of this Section 2.08 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of a Borrower to repay the Loans in accordance with the terms of this Agreement.

(g) Promissory Notes. Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, each Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender or its registered assigns and in a form approved by the Administrative Agent.

(h) Existing Revolving Credit Commitments. On the Restatement Effective Date, all Existing Revolving Credit Commitments shall be terminated.

(i) Existing Loans. The Company shall repay to the Administrative Agent for the ratable account of each Lender with Existing Loans, the full amount of Existing Loans on the Restatement Effective Date.

SECTION 2.09. PREPAYMENT OF LOANS.

(a) Optional Prepayments.

(i) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing at par in whole or in part, subject to the procedures of this Section. Subject to Section 2.20, prior to any optional prepayment of Borrowings pursuant to this Section 2.09(a)(i), the Company shall select the Borrowing or Borrowings (including the Class) to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) of this Section. Any prepayment of a Borrowing of any Class of Term Loans pursuant to this Section 2.09(a)(i) shall be applied to reduce the subsequent scheduled and outstanding repayments of such Borrowings of such Class to be made pursuant to this Section as directed by the applicable Borrower (or, absent such direction, in direct order of maturity). Notwithstanding the foregoing, in the event that, on or prior to the six-month anniversary of the Restatement Effective Date, the Borrowers (x) make any prepayment of Term B Loans in connection with any Repricing Transaction or (y) effect any amendment of this Agreement resulting in a Repricing Transaction, the Borrowers shall pay to the Administrative Agent, for the ratable account of each applicable Term B Lender, (I) in the case of clause (x), a prepayment premium of 1% of the aggregate principal amount of the Term B Loans being prepaid and (II) in the case of clause (y), a payment equal to 1% of the aggregate principal amount of the applicable Term B Loans outstanding immediately prior to such amendment.

(ii) Notwithstanding anything to the contrary in Section 2.09(a)(i), so long as no Default has occurred and is continuing, and no proceeds of Revolving Credit Loans are used for such purpose, any Borrower may prepay, at a discount to the par value thereof (or at any other price established through the procedures described in this Section 2.09(a)(ii)), Term Loans of any Class of Lenders who consent to such prepayment by offering to prepay such Term Loans from each Lender holding such Term Loans (any such payment, an “Offered Range Voluntary Prepayment”) by providing written notice to the Administrative Agent substantially in the form of Exhibit H hereto that such Borrower is offering to prepay such Term Loans at a discount to par (or such other price as shall be established) (such notice, an “Offered Range Prepayment Option Notice”) and specifying the Class or Classes of Term Loans to which such offer is being made; the aggregate amount of consideration to be utilized for such prepayment (such amount, to be no less than $10,000,000, the “Proposed Offered Range Prepayment Amount”), specifying a price or price range, expressed as a percentage of par value (the “Proposed Range”), and specifying the date upon which the Lenders are required to indicate their election with respect to the prepayment (such date, to be no less than five Business Days after the date upon which the applicable Borrower provides the Offered Range Prepayment Option Notice to the Administrative Agent, the “Acceptance Date”). Upon receiving the Offered Range Prepayment Option Notice, the Administrative Agent shall promptly notify the applicable Lenders thereof, and any Lender wishing to have its Term Loans of the applicable Class prepaid pursuant to such offer shall, on or prior to the Acceptance Date, specify by written notice substantially in the form of Exhibit I hereto (each, a “Lender Participation Notice”) to the Administrative Agent (A) the lowest purchase price (the “Acceptable Purchase Price”) within the Proposed Range and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of Term Loans of the applicable Class held by such Lender with respect to which such Lender is willing to permit an Offered Range Voluntary Prepayment at the Acceptable Purchase Price (“Offered Loans”). Based on the Acceptable Purchase Prices and principal amounts of Term Loans of the applicable Class specified by the Lenders in the applicable Lender Participation Notices, the Administrative Agent, in consultation with the applicable Borrower, shall determine the applicable purchase price for Term Loans (the “Applicable Purchase Price”), which Applicable Purchase Price shall be (A) the purchase price specified by the applicable Borrower if such Borrower has selected a single purchase price pursuant to this Section 2.09(a)(ii) for the Proposed Range or (B) otherwise, the lowest Acceptable Purchase Price at which such Borrower may pay the Proposed Offered Range Prepayment

Amount in full (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the lowest Acceptable Purchase Price); provided, however, that in the event that such Proposed Offered Range Prepayment Amount cannot be repaid in full at any Acceptable Purchase Price, the Applicable Purchase Price shall be the highest Acceptable Purchase Price specified by the Lenders that is within the Proposed Range. The Applicable Purchase Price shall be applicable for all Lenders who have offered to participate in the Offered Range Voluntary Prepayment and have Qualifying Loans (as defined below). Any Lender with outstanding Term Loans of the applicable Class whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to accept an Offered Range Voluntary Prepayment of any of its Term Loans of the applicable Class at any price within the Proposed Range.

The applicable Borrower shall make an Offered Range Voluntary Prepayment by prepaying those Term Loans (or the respective portions thereof) offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Purchase Price that is equal to or less than the Applicable Purchase Price (“Qualifying Loans”) at the Applicable Purchase Price; provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Offered Range Prepayment Amount, such amounts in each case calculated at the Applicable Purchase Price, such Borrower shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent). If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Offered Range Prepayment Amount, such amounts in each case calculated at the Applicable Purchase Price, the applicable Borrower shall prepay all Qualifying Loans.

Each Offered Range Voluntary Prepayment shall be made within five Business Days of the Acceptance Date (or such later date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Purchase Price and determine the amount and holders of Qualifying Loans), without premium or penalty (but subject to Section 2.15), upon irrevocable notice substantially in the form of Exhibit J hereto (each an “Offered Range Voluntary Prepayment Notice”), delivered to the Administrative Agent no later than 1:00 p.m., New York City time, three Business Days prior to the date of such Offered Range Voluntary Prepayment, which notice shall specify the date and amount of the Offered Range Voluntary Prepayment and the Applicable Purchase Price determined by the Administrative Agent. Upon receipt of any Offered Range Voluntary Prepayment Notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any Offered Range Voluntary Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Lenders, subject to the Applicable Purchase Price for the applicable Loans, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid.

Any prepayment of principal pursuant to this Section 2.09(a)(ii) shall be applied pro rata to reduce the amortization payments of such Class of Loans.

(b) Mandatory Prepayments. The Borrowers shall make prepayments of the Loans hereunder as follows:

(i) Casualty Events. Upon the date 270 days following the receipt by the Company or any of its Subsidiaries of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any property of such Borrower or any of its Restricted Subsidiaries, in each case, in excess of $5,000,000 (or upon such earlier date as such Borrower or such Restricted Subsidiary, as the case may be, shall have determined not to reinvest such proceeds as provided below), such Borrower shall prepay the Loans of the Company in an aggregate amount, if any, equal to 100% of the Net Available Proceeds of such Casualty Event not theretofore applied or committed to be applied to a reinvestment into assets reasonably related to the outdoor advertising, out of home media and logo signage business of such Borrower and its Restricted Subsidiaries pursuant to one or more Capital Expenditures (disregarding the proviso of such definition for the purposes of this Section 2.09(b)(i)) or Acquisitions permitted hereunder (it being understood that if Net Available Proceeds committed to be applied are not in fact applied within 365 days (or, if the Company or any of its Subsidiaries enters into a binding commitment to make Capital Expenditures or Acquisitions within such 365-day period, if later, six months after the date such commitment is entered into) of the respective Casualty Event, then such Net Available Proceeds shall be applied to the prepayment of Loans as provided in this clause (i) at the expiration of such period), such prepayment to be effected in each case in the manner and to the extent specified in clause (v) of this Section 2.09(b).

(ii) Sale of Assets. Without limiting the obligation of the Borrowers to obtain the consent of the Required Lenders to any Disposition not otherwise permitted hereunder, each Borrower agrees, on or prior to the occurrence of any Disposition permitted by Section 7.04(d) or otherwise not permitted hereunder, affecting property of such Borrower or any of its Restricted Subsidiaries, to deliver to the Administrative Agent a statement certified by a Financial Officer, in form and detail reasonably satisfactory to the Administrative Agent, of the estimated amount of the Net Cash Payments of such Disposition that will (on the date of such Disposition) be received by such Borrower or any of its Subsidiaries in cash and, unless such Borrower shall elect to reinvest such Net Cash Payments as provided below, such Borrower will prepay the Loans of such Borrower hereunder as follows:

(x) upon the date of such Disposition, in an aggregate amount equal to 100% of such estimated amount of the Net Cash Payments of such Disposition, to the extent received by such Borrower or any of its Subsidiaries in cash on the date of such Disposition; and

(y) thereafter, quarterly, on the date of the delivery by such Borrower to the Administrative Agent pursuant to Section 6.01 of the financial statements for any quarterly fiscal period or fiscal year, to the extent such Borrower or any of its Subsidiaries shall receive Net Cash Payments during the quarterly fiscal period ending on the date of such financial statements in cash under deferred payment arrangements or Disposition Investments entered into or received in connection with any such Disposition, an amount equal to (A) 100% of the aggregate amount of such Net Cash Payments minus (B) any transaction expenses associated with such Dispositions and not previously deducted in the determination of Net Cash Payments plus (or minus, as the case may be) (C) any other adjustment received or paid by such Borrower or any of its Subsidiaries pursuant to the respective agreements giving rise to such Dispositions and not previously taken into account in the determination of the Net Cash Payments of such Dispositions, provided that if prior to the date upon which such Borrower would otherwise be required to make a prepayment under this clause (y) with respect to any quarterly fiscal period the aggregate amount of such Net Cash Payments (after giving effect to the adjustments provided for in this clause (y)) shall exceed $5,000,000, then such Borrower shall within three Business Days make (or cause to be made) a prepayment under this clause (y) in an amount equal to such required prepayment.

Prepayments of Loans (and cover for LC Exposure) shall be effected in each case in the manner and to the extent specified in clause (v) of this Section 2.09(b).

Notwithstanding the foregoing, a Borrower shall not be required to make a prepayment (or provide cover) pursuant to this Section 2.09(b)(ii) with respect to the Net Cash Payments from any Disposition in the event that such Borrower advises the Administrative Agent at the time a prepayment is required to be made under the foregoing clause (x) or (y) that it intends to reinvest such Net Cash Payments into assets reasonably related to the business of the Company and its Restricted Subsidiaries pursuant to one or more Capital Expenditures (disregarding the proviso of such definition for purposes of this Section 2.09(b)(ii)) or Acquisitions permitted hereunder, so long as the Net Cash Payments from any such Disposition by such Borrower or any of its Restricted Subsidiaries are in fact so reinvested within 365 days (or, if the Company or any of its Subsidiaries enters into a binding commitment to make Capital Expenditures or Acquisitions within such 365 days, if later, six months after the date such commitment is entered into) of such Disposition (it being understood that, in the event more than one such Disposition shall occur during any relevant permitted reinvestment period, the Net Cash Payments received in connection with such Dispositions shall be reinvested in the order in which such Dispositions shall have occurred) and, accordingly, any such Net Cash Payments so held for more than the maximum reinvestment period permitted above shall be forthwith applied to the prepayment of Loans (and cover for LC Exposure) as provided in clause (v) of this Section 2.09(b).

Anything herein to the contrary notwithstanding, the Borrowers shall not be required to make any prepayment pursuant to this clause (ii) with respect to the first $20,000,000 of Net Cash Payments received by the Borrowers.

(iii) [Reserved].

(iv) [Reserved].

(v) Application. Upon the occurrence of any of the events described in clauses (i) or (ii) of this Section 2.09(b), the amount of the required prepayment shall be applied first, to the prepayment of the Term Loans (and to the extent provided in the applicable Incremental Amendment, to the Incremental Term Loans (if any) on a basis that is not greater (on a proportionate basis) than the basis on which the other then outstanding Term Loans of such Borrower are entitled to participate in such prepayments), in each case ratably in accordance with the respective then-outstanding aggregate amounts of such Loans, and second, in the case of the Company, after the prepayment in full of the Term Loans, to the repayment of the Revolving Credit Loans, without reduction of the Revolving Credit Commitments; provided that, at its option exercised by notice to the Administrative Agent, in the case of any prepayment by the Company, the Company may elect to exclude the Incremental Term Loans of any Subsidiary Borrower from such prepayment, until all Incremental Term Loans of the Company (other than the Incremental Term Loans of such Subsidiary Borrower) shall have been paid in full. Each prepayment of the Term Loans made pursuant to this Section 2.09(b) shall be applied ratably to the installments thereof in accordance with the respective aggregate principal amounts of such installments outstanding on the date of such prepayment; provided that, at its option exercised by notice to the Administrative Agent, the relevant Borrower may elect to apply an amount of such prepayment equal to the installments of such Loans due on the next four scheduled amortization dates in direct order of maturity (for the avoidance of doubt, such prepayments are to be applied (i) pro rata to all payments due on the first subsequent amortization date, and (ii) pro rata to all payments due on each subsequent amortization date in order of maturity, with no payments being applied to payments due on subsequent amortization dates unless all payments due on prior amortization dates have been paid in full). Notwithstanding the foregoing, in the event any Permitted First Lien Notes are outstanding, to the extent required by the indenture governing such Permitted First Lien Notes, a pro rata portion of the Net Available Proceeds of any Casualty

Event or Disposition (with such portion not to exceed the ratio of the aggregate principal amount of Term Loans outstanding to the aggregate principal amount of such Permitted First Lien Notes outstanding) may be applied to repurchase or repay such Permitted First Lien Notes at a price not to exceed 100% of the principal amount thereof plus accrued and unpaid interest to the date of purchase or payment.

(c) Mandatory Prepayments — Outstandings Exceeding Commitments. The Company shall prepay the Revolving Credit Loans (and/or provide cover for the LC Exposure as specified in Section 2.04(i)) in the event that the aggregate amount of the Revolving Credit Exposure shall at any time exceed the aggregate amount of the Revolving Credit Commitments, such prepayment to be in the amount of such excess.

(d) Notification of Prepayments. The Company shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i~~) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii~~) in the case of prepayment of a Base Rate Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (~~iii~~ii ) in the case of prepayment of a Term Benchmark Borrowing, not later than 11:00 a.m., New York City time, three U.S. Government Securities Business Days. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice relating to a Borrowing of a particular Class, the Administrative Agent shall advise the Lenders holding Loans of such Class of the contents thereof. Each partial prepayment of any Borrowing under paragraph (a)(i) of this Section 2.09 shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.

(e) Prepayments Accompanied by Interest. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11.

SECTION 2.10. FEES.

(a) Commitment Fees. The Company agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee, which shall accrue at a rate per annum equal to the Applicable Rate, on the daily average unused amount of the Revolving Credit Commitment of such Lender during the period from and including the Restatement Effective Date to but excluding the date on which such Revolving Credit Commitment terminates. Accrued commitment fees shall be payable in arrears on the third day following each Quarterly Date and, in respect of any Revolving Credit Commitments, on the date such Revolving Credit Commitments terminate, commencing on the first such date to occur after the Restatement Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For the avoidance of doubt, accrued commitment fees in respect of the Existing Revolving Credit Commitments shall be payable on the Restatement Effective Date.

(b) Letter of Credit Fees. The Company agrees to pay with respect to Letters of Credit outstanding hereunder the following fees:

(i) to the Administrative Agent for the account of each Revolving Credit Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Rate used in determining interest on ~~Eurodollar~~Term Benchmark Revolving Credit Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Restatement Effective Date to but excluding the later of the date on which such Lender’s Revolving Credit Commitment terminates and the date on which there shall no longer be any Letters of Credit outstanding hereunder, and

(ii) to the Issuing Lender of each Letter of Credit (x) a fronting fee, which shall accrue at the rate of 1/8 of 1.0% per annum on the average daily stated amount of the Letters of Credit issued by such Issuing Lender during the period from and including the Restatement Effective Date to but excluding the later of the date of termination of the Revolving Credit Commitments and the date on which there shall no longer be any Letters of Credit of such Issuing Lender outstanding hereunder, and (y) such Issuing Lender’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.

Accrued participation fees and fronting fees shall be payable in arrears on the third day following each Quarterly Date and on the date the Revolving Credit Commitments terminate in full and no Letters of Credit are outstanding hereunder, commencing on the first such date to occur after the Restatement Effective Date, provided that any such fees accruing after the date on which the Revolving Credit Commitments terminate in full shall be payable on demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Accrued participation and fronting fees that are unpaid as of the Restatement Effective Date shall be payable on the Restatement Effective Date.

(c) Administrative Agency Fees. The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed in writing between the Company and the Administrative Agent.

(d) Fees Nonrefundable. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (except for the fronting fee, which shall be paid directly to the Issuing Lender) for distribution to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances, absent manifest error in the determination thereof.

SECTION 2.11. INTEREST.

(a) Base Rate Loans. The Loans comprising each Base Rate Borrowing shall bear interest at a rate per annum equal to the Adjusted Base Rate plus the Applicable Rate.

(b) ~~Eurodollar Loans. The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.~~[Reserved]

(c) Term Benchmark Loans. The Loans comprising each Term Benchmark Borrowing shall bear interest in the case of a Term Benchmark Loan, at the Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(d) Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan of any Class or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, the principal of all Loans of any Class shall bear interest, after as well as before judgment, at a rate per annum equal to the Adjusted Base Rate plus the Applicable Rate for Base Rate Loans of such Class plus 2.0%.

(e) Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (d) of this Section 2.11 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (or the repayment or prepayment in full of Term Loans of any Class), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of ~~any Eurodollar Loan or~~ any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest on Revolving Credit Loans shall be payable upon termination of the Revolving Credit Commitments.

(f) Basis of Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Adjusted Base Rate at times when the Adjusted Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Adjusted Base ~~Rate, Adjusted LIBO Rate or LIBO~~ Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

~~SECTION 2.12. ALTERNATE RATE OF INTEREST WITH RESPECT TO EURODOLLAR LOANS.~~

~~(a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing:~~

~~(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including because the LIBOR Screen Rate is not available or published on a current basis), for such Interest Period; provided that no Benchmark Transition Event or Early Opt-In Election shall have occurred at such time or for such Interest Period; or~~

~~(ii) the Administrative Agent is advised by the Required Lenders (or, in the case of a Eurodollar Loan, the Lender that is required to make such Loan) that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;~~

~~then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone, telecopy of electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and such Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Revolving Credit Loan Borrowing to, or continuation of any Revolving Credit Loan Borrowing as, a Eurodollar Borrowing shall be ineffective, (B) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as a Base Rate Borrowing and (C) any request by the Company for a Eurodollar Borrowing shall be ineffective; provided that (x) if the circumstances giving rise to such notice do not affect all the Lenders, then requests by the Borrower for Eurodollar Borrowings may be made to Lenders that are not affected thereby and (y) if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.~~

~~(b) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Company may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Company, so long as the Administrative Agent has not received, by such time, written notice of objection to such proposed amendment from Lenders comprising the Required Lenders of each Class; provided that, with respect to any proposed amendment containing any SOFR-Based Rate, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders of each Class have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of LIBO Rate with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date.~~

~~(c) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.~~

~~(d) The Administrative Agent will promptly notify the Company and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.12, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.12.~~

~~(e) Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) any Interest Election Request that requests the conversion of any Revolving Credit Loan Borrowing to, or continuation of any Revolving Credit Loan Borrowing as, a Eurodollar Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Eurodollar Revolving Credit Loan Borrowing, such Borrowing shall be made as a Base Rate Borrowing and (iii) any request by the Company for a Eurodollar Borrowing shall be ineffective.~~

SECTION 2.12. [RESERVED]

SECTION 2.13. INABILITY TO DETERMINE RATE WITH RESPECT TO TERM BENCHMARK LOANS.

(a) ~~This Section 2.13 shall not apply with respect to Term B Loans or Revolving Credit Loans.~~ Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.13, if:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate or the Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period; or

(ii) the Administrative Agent is advised by the Required Lenders that prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new notice of continuation/conversion or a new ~~Notice of~~ Borrowing Request, (1) any notice of continuation/conversion that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any ~~Notice of~~ Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an notice of continuation/conversion or a ~~Notice of~~ Borrowing Request, as applicable, for an Adjusted Base Rate Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.13(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new notice of continuation/conversion or a new ~~Notice of~~ Borrowing Request, (2) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, an Base Rate Loan.

(b) Notwithstanding anything to the contrary herein or in any other ~~Credit~~Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause ~~(b)~~(1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any ~~Credit~~Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other ~~Credit~~Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause ~~(b)~~(2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any ~~Credit~~Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other ~~Credit~~Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required ~~Term A~~ Lenders of each affected tranche.

(c) Notwithstanding anything to the contrary herein or in any other ~~Credit~~Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or ~~in~~ any other ~~Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit~~Loan Document.

(d) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other ~~Credit~~Loan Document, except, in each case, as expressly required pursuant to this Section 2.13.

(e) Notwithstanding anything to the contrary herein or in any other ~~Credit~~Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to an Adjusted Base Rate Borrowing. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Adjusted Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Adjusted Base Rate. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.13, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute an Base Rate Loan.

SECTION 2.14. INCREASED COSTS.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender ~~(except any such reserve requirement reflected in the Adjusted LIBO Rate)~~ or any Issuing Lender;

(ii) impose on any Lender or any Issuing Lender or the London interbank market any other condition affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) increase any Tax of a Lender or Issuing Lender (other than any Indemnified Tax or Other Taxes indemnified under Section 2.16 or any Excluded Tax);

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any such Loan (or, in the case of clause (iii), any Loan), or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or such Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Lender hereunder (whether of principal, interest or otherwise), then the relevant Borrower will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or any Issuing Lender reasonably determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Company will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender, or such Lender’s or such Issuing Lender’s holding company, for any such reduction suffered.

(c) Certification by Lenders. A certificate of a Lender or an Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or such Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.14 shall be delivered to the Company and shall be conclusive so long as it reflects a reasonable basis for the calculation of the amounts set forth therein and does not contain any manifest error. The relevant Borrower shall pay such Lender or such Issuing Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Certain Limitations upon Compensation. Failure or delay on the part of any Lender or any Issuing Lender to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s or such Issuing Lender’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender or an Issuing Lender pursuant to this Section 2.14 for any increased costs or reductions incurred more than six months prior to the date that such Lender or such

Issuing Lender, as the case may be, notifies the relevant Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.15. BREAK FUNDING PAYMENTS.

~~(a) With respect to any Eurodollar Loans, in the event of (a) the payment or prepayment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable and is revoked in accordance herewith) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.18, then, in any such event, the relevant Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.~~

~~In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of~~

~~(i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, prepayment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period (disregarding any “LIBOR floor” for such purpose), over~~

~~(ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for U.S. dollar deposits from other banks in the eurodollar market at the commencement of such period.~~

~~A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Company and shall be conclusive absent manifest error. The relevant Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.~~

(a) ~~(b)~~ With respect to any Term Benchmark Loans, (i) in the event of (1) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (2) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (3) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09 and is revoked in accordance therewith) or (4) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. With respect to any Daily Simple SOFR Loan, in the event of (1) the payment of any principal of such Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (2) the failure to borrow or prepay any such Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09 and is revoked in accordance therewith) or (3) the assignment of any such Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.16. TAXES.

(a) Payments Free of Taxes; Obligation to Withhold Payments on Account of Taxes. (i) Any and all payments by or on account of any obligation of any Credit Party hereunder or under any other Loan Document shall, to the extent permitted by applicable laws, be made free and clear of and without deduction or withholding of any Taxes. If, however, applicable laws require the applicable withholding agent to withhold or deduct any Tax (as determined in the good faith discretion of the applicable withholding agent), such Tax shall be withheld or deducted in accordance with such laws.

(i) If the applicable withholding agent shall be required to withhold or deduct any Taxes from any payment, then (A) the applicable withholding agent shall withhold or make such deductions as are required, (B) the applicable withholding agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable laws and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the applicable Credit Party shall be increased as necessary so that after any required withholding and deductions have been made (including withholding and deductions applicable to additional sums payable under this Section 2.16), the applicable Lender (or, in the case of an amount paid to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable laws.

(c) Indemnification. Without limiting the provisions of subsection (a) or (b) above, the Borrowers shall, jointly and severally, indemnify the Administrative Agent and each Lender, and shall make payment in respect thereof within 10 days after a written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) payable by the Administrative Agent or such Lender, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that any Additional Subsidiary Borrower that is a Foreign Subsidiary shall not be required to make any payment under this Section 2.16(c) with respect to any Loan to a U.S. Borrower. A certificate setting forth the amount of any such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of any Indemnified Taxes or Other Taxes by any Credit Party to a Governmental Authority as provided in this Section 2.16, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by applicable laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders; Tax Documentation.

(i) Each Lender shall deliver to the Borrowers and to the Administrative Agent, whenever reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law and such other reasonably requested information as will permit the Borrowers or the Administrative Agent, as the case may be, (A) to determine whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) to determine, if applicable, the required rate of withholding or deduction and (C) to establish such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of any payments to be made to such Lender by the Borrowers pursuant to any Loan Document or otherwise to establish such Lender’s status for withholding tax purposes in an applicable jurisdiction.

(ii) Without limiting the generality of the foregoing with respect to any Loan to the Company or to an Additional Subsidiary Borrower that is a Domestic Subsidiary:

(A) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrowers and the Administrative Agent executed originals of IRS Form W-9 or such other documentation or information prescribed by applicable laws or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements;

(B) each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of U.S. federal withholding tax with respect to any payments hereunder or under any other Loan Document shall deliver to the Borrowers and the Administrative Agent (in such number of signed originals as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter (1) if any documentation previously delivered has expired or become obsolete or invalid or (2) upon the request of the Borrowers or the Administrative Agent), whichever of the following is applicable:

(I) IRS Form W-8BEN-E or W-8BEN (or any successor thereto) claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II) IRS Form W-8ECI (or any successor thereto),

(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Sections 881(c) or 871(h) of the Code (the “Portfolio Interest Exemption”), (x) a certificate, substantially in the form of Exhibit K-1, K-2, K-3 or K-4, as applicable (a “Tax Status Certificate”), to the effect that such Foreign Lender is not

(A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Company or the Additional Subsidiary Borrower, as applicable, within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no interest to be received is effectively connected with a U.S. trade or business and (y) duly completed and executed original copies of IRS Form W-8BEN-E or W-8BEN (or any successor thereto),

(IV) where such Lender is a partnership (for U.S. federal income tax purposes) or otherwise not a beneficial owner (e.g., where such Lender has sold a typical participation), IRS Form W-8IMY (or any successor thereto) and all required supporting documentation (including, where one or more of the underlying beneficial owner(s) is claiming the benefits of the Portfolio Interest Exemption, a Tax Status Certificate of such beneficial owner(s) (provided that, if the Foreign Lender is a partnership and not a participating Lender, the Tax Status Certificate from the beneficial owner(s) may be provided by the Foreign Lender on the beneficial owner(s) behalf)), or

(V) any other form prescribed by applicable laws as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(C) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their FATCA obligations, to determine whether such Lender has or has not complied with such Lender’s FATCA obligations and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of the immediately preceding sentence, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender shall promptly notify the Borrowers and the Administrative Agent of any change in circumstances which would modify or render invalid any documentation previously provided.

Notwithstanding anything to the contrary in this subsection 2.16(e), no Lender shall be required to deliver any documentation that it is not legally eligible to deliver.

Each Lender hereby authorizes the Administrative Agent to deliver to the Credit Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this subsection 2.16(e).

(f) Treatment of Certain Refunds. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Credit Party or with respect to which any Credit Party has paid additional amounts pursuant to this Section 2.16, it shall pay to the Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Credit Party under this Section 2.16 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrowers, upon the request of the Administrative Agent or such Lender agrees to repay the amount paid over to any Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, or such Lender, in the event the Administrative Agent or such Lender is required to repay such amount to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person.

(g) Payment by Administrative Agent; Definition of Lender. For purposes of this Section 2.16 (including any definition utilized therein) (i) any payment made by the Administrative Agent to a Lender shall be deemed to be a payment made by the applicable Borrower to such Lender and (ii) the term “Lender” shall include any Issuing Lender.

SECTION 2.17. PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS.

(a) Payments Generally. Each Borrower shall make each payment and prepayment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.14, 2.15 or 2.16, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments and prepayments shall be made to the Administrative Agent at such of its offices in New York City as shall be notified to the relevant parties from time to time, except payments to be made directly to an Issuing Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof, and no Borrower shall have any liability in the event timely or correct distribution of such payments is not so made. If any payment or prepayment hereunder shall be due on a day that is not a Business Day, the date for payment or prepayment, as the case may be, shall be extended to the next succeeding Business Day, and, in the case of any payment or prepayment accruing interest, interest thereon shall be payable for the period of such extension. All payments and prepayments hereunder shall be made in U.S. dollars.

(b) Application if Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) Ratable Treatment. Except to the extent otherwise provided herein (including pursuant to Section 2.09 and Section 10.04): (i) each borrowing of Loans of a particular Class from the Lenders under Section 2.01 shall be made from the relevant Lenders, each payment of commitment fee under Section 2.10 in respect of Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular

Class under Section 2.07 shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; (ii)  ~~Eurodollar~~Term Benchmark Loans of any Class having the same Interest Period shall be allocated pro rata among the relevant Lenders according to the amounts of their Commitments of such Class (in the case of the making of Loans) or their respective Loans of such Class (in the case of conversions and continuations of Loans); (iii) each payment or prepayment by a Borrower of principal of Loans of a particular Class shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; (iv) each payment by a Borrower of interest on Loans of a particular Class shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders; and (v) each payment by the Company of participation fees in respect of Letters of Credit shall be made for the account of the Revolving Credit Lenders pro rata in accordance with the amount of participation fees then due and payable to the Revolving Credit Lenders.

(d) Right of Offset. If any Lender shall, by exercising any right of set-off or other remedy against a Credit Party or counterclaim, obtain payment in respect of any principal of or interest on any of its Loans (or participations in LC Disbursements) of any Class resulting in such Lender receiving payment of a greater proportion of the aggregate principal amount of its Loans (and participations in LC Disbursements) of such Class and accrued interest thereon than the proportion of such amounts received by any other Lender of any other Class, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans (and LC Disbursements) of the other Lenders to the extent necessary so that the benefit of such payments shall be shared by all the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans (and participations in LC Disbursements); provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, unless the Lender from which such payment is received is required to pay interest thereon, in which case each Lender returning funds to such Lender shall pay its pro rata share of such interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment obtained by a Lender (x) as consideration for the assignment of or sale of a participation in any of its Loans (or participations in LC Disbursements) to any assignee or participant in accordance with this Agreement (including, without limitation, assignments to any Borrower in accordance with Section 10.04) and (y) pursuant to any prepayment of Loans in accordance with Section 2.09 of this Agreement. Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against a Credit Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

(e) Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from the relevant Borrower prior to the date on which any payment or prepayment is due to the Administrative Agent for the account of the Lenders or the Issuing Lenders entitled thereto (the “Applicable Recipient”) hereunder that such Borrower will not make such payment or prepayment, the Administrative Agent may assume that such Borrower has made such payment or prepayment, as the case may be, on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Applicable Recipient the amount due. In such event, if such Borrower has not in fact made such payment or prepayment, then each Applicable Recipient severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Applicable Recipient with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

(f) Failure by Lenders to Make Payment. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d), 2.04(e), 2.05(b) or 2.17(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent under this Agreement for the account of such Lender to satisfy such Lender’s obligations under such Section until all such unsatisfied obligations are fully paid.

SECTION 2.18. MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

(a) Mitigation Obligations. If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations, hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder or otherwise becomes a Defaulting Lender, or if any Lender becomes a Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, the Issuing Lenders), which consents shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (and participations in LC Disbursements), accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments; provided, however, the assignor hereunder shall not be liable to the Administrative Agent for any assignment fee provided in Section 10.04(b)(ii)(C). A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

SECTION 2.19. DEFAULTING LENDER. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) commitment fees shall cease to accrue on the unfunded portion of the Revolving Credit Commitment of such Defaulting Lender pursuant to Section 2.10(a);

(b) the Revolving Credit Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, all affected Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 10.02, other than pursuant to Section 10.02(b)(i), 10.02(b)(ii) or 10.02(b)(iii) that directly affects such Lender), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender;

(c) if any LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of such LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (x) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Credit Commitments and (y) the conditions set forth in Section 5.02 are satisfied at such time;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall within one Business Day following notice by the Administrative Agent cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.04(i) for so long as such LC Exposure is outstanding;

(iii) if the Company cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to this Section 2.20(c), the Company shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.10(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to this Section 2.20(c), then the fees payable to the Lenders pursuant to Sections 2.10(a) and 2.10(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; or

(v) if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.20(c), then, without prejudice to any rights or remedies of any Issuing Lender or any Lender hereunder, all commitment fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.10(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Lender(s) until such LC Exposure is cash collateralized and/or reallocated;

(d) so long as any Lender is a Defaulting Lender, the Issuing Lenders shall not be required to issue, extend, amend or increase any Letter of Credit, unless the applicable Issuing Lender is satisfied that the related exposure will be 100% covered by the Revolving Credit Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with this Section 2.20(d), and participating interests in any such newly issued, extended or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and Defaulting Lenders shall not participate therein); and

(e) any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.17(d) but excluding Section 2.18(b)) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to any Issuing Lender, (iii) third, if so determined by the Administrative Agent or requested by an Issuing Lender, to be held in such account as cash collateral for future funding obligations of the Defaulting Lender of any participating interest in any Letter of Credit, (iv) fourth, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (v) fifth, if so determined by the Administrative Agent and the Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender of any Loans under this Agreement, (vi) sixth, to the payment of any amounts owing to the Lenders or an Issuing Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender or such Issuing Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, (vii) seventh, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (viii) eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans or reimbursement obligations in respect of LC Disbursements for which a Defaulting Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Section 3.02 are satisfied, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Lender.

In the event that the Administrative Agent, the Company and the Issuing Lenders agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Defaulting Lender’s Revolving Credit Commitment and on such date such Defaulting Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Defaulting Lender to hold such Loans in accordance with its Applicable Percentage.

SECTION 2.20. MATURITY EXTENSION.

(a) Notwithstanding anything to the contrary herein, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by a Borrower to all Lenders of a Class of Term Loans or a Class of Revolving Credit Commitments or Extended Revolving Credit Commitments, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans, Revolving Credit Commitments or Extended Revolving Credit Commitments) and on the same terms to each such Lender, such Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term Loans and/or Revolving Credit Commitments or Extended

Revolving Credit Commitments and otherwise modify the terms of such Term Loans and/or Revolving Credit Commitments or Extended Revolving Credit Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing or decreasing the interest rate or fees payable in respect of such Term Loans and/or Revolving Credit Commitments or Extended Revolving Credit Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Term Loans) (each, an “Extension”), so long as the following terms are satisfied: (i) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders or after giving effect to such Extension, (ii) except as to interest rates, fees and final maturity (which shall be determined by such Borrower and the Lenders providing the applicable Extended Revolving Credit Commitments and set forth in the relevant Extension Offer and except for provisions relating to letters of credit which shall be as agreed between such parties and the Issuing Lender) and except for other terms which become applicable only when all then outstanding Loans have been repaid and Commitments terminated, the Revolving Credit Commitment or Extended Revolving Credit Commitments of any Lender that agrees to an Extension with respect to such Revolving Credit Commitment or Extended Revolving Credit Commitment (an “Extending Revolving Credit Lender”) extended pursuant to an Extension (an “Extended Revolving Credit Commitment”), and the related outstandings, shall have the same terms as the original Revolving Credit Commitments or Extended Revolving Credit Commitments being extended (and related outstandings), (iii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iv), (v) and (vi), be determined between such Borrower and the Extending Term Lenders and be set forth in the relevant Extension Offer) and other terms which become applicable only when all then outstanding Loans have been repaid and Commitments terminated, the Term Loans of any Incremental Lender that agrees to an Extension with respect to such Term Loans (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the tranche of Term Loans subject to such Extension Offer, (iv) the final maturity date of any Extended Term Loans shall be no earlier than the final maturity date of the Class of Term Loans being extended, (v) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby, (vi) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer, (vii) if the aggregate principal amount of Term Loans (calculated on the face amount thereof) or Revolving Credit Commitments or Extended Revolving Credit Commitments, as the case may be, in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans, Revolving Credit Commitments or Extended Revolving Credit Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans, Revolving Credit Commitments or Extended Revolving Credit Commitments, as the case may be, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer, (viii) all documentation in respect of such Extension shall be consistent with the foregoing and (ix) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower. For the avoidance of doubt, no Lender shall be required to participate in any Extension.

(b) With respect to all Extensions consummated by any Borrower pursuant to this Section, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.09 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment; provided that such Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in such Borrower’s sole discretion and may be waived by such Borrower) of Term Loans, Revolving Credit Commitments or Extended Revolving Credit

Commitments (as applicable) of any or all applicable Classes be tendered. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section.

(c) No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans and/or Revolving Credit Commitments (or a portion thereof) and (B) with respect to any Extension of the Revolving Credit Commitments or Extended Revolving Credit Commitments, the consent of the Issuing Lender. All Extended Term Loans, Extended Revolving Credit Commitments and all obligations in respect thereof shall be Guaranteed Obligations that are secured by the Collateral on a pari passu basis with all other applicable Guaranteed Obligations. Each of the parties hereto hereby agrees that the Administrative Agent and the Company may, without the consent of any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to effect the provisions of this Section and any Extension (including any amendments necessary to treat the Loans and Commitments subject thereto as Extended Term Loans and/or Extended Revolving Credit Commitments and as a separate “Tranche” and “Class” hereunder of Loans and Commitments, as the case may be). In addition, if so provided in such amendment and with the consent of each Issuing Lender participations in Letters of Credit expiring on or after the Revolving Credit Termination Date in respect of Revolving Credit Loans and Revolving Credit Commitments shall be re-allocated from Lenders holding Revolving Credit Commitments to Lenders holding Extended Revolving Credit Commitments in accordance with the terms of such amendment; provided that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Credit Commitments, be deemed to be participation interests in respect of such Revolving Credit Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly.

(d) In connection with any Extension, the applicable Borrower shall provide the Administrative Agent at least 10 Business Days (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section.

ARTICLE III

GUARANTEE BY GUARANTORS

SECTION 3.01. THE GUARANTEE. Each Guarantor hereby jointly and severally irrevocably guarantees to the Administrative Agent and the other Secured Parties and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration, by prepayment or otherwise) of the Guaranteed Obligations of such Guarantor. Each Subsidiary Guarantor hereby further agrees that if any Borrower or Subsidiary of the Company (and the Company hereby further agrees that if any Subsidiary Borrower or Subsidiary of the Company) shall fail to pay in full when due (whether at stated maturity, by acceleration, by prepayment or otherwise) any of such Guarantor’s Guaranteed Obligations, such Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of such Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

SECTION 3.02. OBLIGATIONS UNCONDITIONAL. The obligations of each Guarantor under Section 3.01 are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement, the other Loan Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 3.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute and unconditional as described above:

(i) at any time or from time to time, without notice to such Guarantors, the time for any performance of or compliance with any of its Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions hereof or of the other Loan Documents or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right hereunder or under the other Loan Documents or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(iv) any lien or security interest granted to, or in favor of, the Administrative Agent, any Issuing Lender or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent, any Issuing Lender or any Lender (or Affiliate thereof) exhaust any right, power or remedy or proceed against the respective Borrower hereunder or under the other Loan Documents or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. The obligations of each Guarantor under this Article III shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment (and not of collection) without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other Person at any time of any right or remedy against any Borrower or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto.

SECTION 3.03. REINSTATEMENT. The obligations of each Guarantor under this Article III shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of a Borrower or a Subsidiary of the Company in respect of its Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each of the Guarantors agrees that it will indemnify the Administrative Agent, each Issuing Lender, each Lender, each Secured Cash Management Bank and each Secured Swap Provider on demand for all reasonable costs and expenses (including fees of counsel) incurred by such Person in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

SECTION 3.04. SUBROGATION. Each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code of 1978, as amended) or otherwise by reason of any payment by it pursuant to the provisions of this Article III and further agrees with the respective Borrower for the benefit of each of its creditors (including, without limitation, each Issuing Lender, each Lender, each Affiliate thereof, the Administrative Agent, each Secured Cash Management Bank and each Secured Swap Provider) that any such payment by it shall constitute a contribution of capital by such Guarantor to such Borrower.

SECTION 3.05. REMEDIES. Each Guarantor agrees that, as between such Guarantor and the Lenders, the obligations of the respective Borrower hereunder may be declared to be forthwith due and payable as provided in Article VIII or Section 2.04(i), as applicable (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII or Section 2.04(i), as applicable) for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against such Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by such Borrower) shall forthwith become due and payable by such Guarantor for purposes of Section 3.01.

SECTION 3.06. INSTRUMENT FOR THE PAYMENT OF MONEY. Each Guarantor hereby acknowledges that the guarantee in this Article III constitutes an instrument for the payment of money, and consents and agrees that any Issuing Lender, any Lender, any Secured Cash Management Bank, any Secured Swap Provider or the Administrative Agent, at its sole option, in the event of a dispute by the Guarantors in the payment of any moneys due hereunder, shall have the right to bring motion action under New York CPLR Section 3213.

SECTION 3.07. CONTINUING GUARANTEE. The guarantee in this Article III is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

SECTION 3.08. RIGHTS OF CONTRIBUTION. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations.

The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 3.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Article III and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

For purposes of this Section 3.08, (i) “Excess Funding Guarantor” means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) “Excess Payment” means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) “Pro Rata Share” means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock of, or ownership interest in, any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Guarantors hereunder and under the other Loan Documents) of all of the Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Restatement Effective Date, as of the Restatement Effective Date and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

SECTION 3.09. GENERAL LIMITATION ON GUARANTEE OBLIGATIONS. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 3.01 would otherwise, taking into account the provisions of Section 3.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

SECTION 3.10. KEEPWELL. Each Qualified ECP Guarantor (including the Borrower) at the time this Agreement becomes effective with respect to any Swap Obligation, hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of each such Credit Party’s Swap Obligations (other than to the extent that such Credit Party is the primary obligor with respect to such Swap Obligation and each Qualified ECP Guarantor shall only be liable under this Section 3.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 3.10, or otherwise under this Guarantee, as it relates to such other Credit Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the termination of this Agreement. Each Qualified ECP Guarantor intends that this Section 3.10 constitute, and this Section 3.10 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 3.11. EXCLUDED SWAP TRANSACTIONS. Notwithstanding anything to the contrary contained in this Agreement or any provision of any other Loan Document, the obligations guaranteed hereunder by any Guarantor shall not include obligations in respect of any Excluded Swap Obligation with respect to that Guarantor.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Company and each Subsidiary Guarantor represents and warrants to the Lenders and the Administrative Agent, as to itself and each of its Subsidiaries, that:

SECTION 4.01. ORGANIZATION; POWERS. The Company and each of its Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Company and each of its Restricted Subsidiaries has all requisite power and authority under its organizational documents to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 4.02. AUTHORIZATION; ENFORCEABILITY. The Transactions are within the corporate power of each Credit Party and have been duly authorized by all necessary corporate and, if required, stockholder action on the part of such Credit Party. This Agreement has been duly executed and delivered by each Obligor and constitutes a legal, valid and binding obligation of such Obligor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 4.03. GOVERNMENTAL APPROVALS; NO CONFLICTS. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, (b) will not violate any applicable law, policy or regulation or the charter, by-laws or other organizational documents of any Credit Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Credit Party, or any of its assets, or give rise to a right thereunder to require any payment to be made by any Credit Party, and (d) except for the Liens created by the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Credit Parties.

SECTION 4.04. FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE. The Company has heretofore delivered to the Lenders the audited consolidated balance sheet and statements of earnings (loss), stockholders’ deficit and cash flows of the Company and its Subsidiaries (and, separately stated, of the Company and its Restricted Subsidiaries) as of and for the fiscal year ended December 31, 2018, reported on by KPMG LLP, independent public accountants. Such financial statements present fairly, in all material respects, the respective consolidated actual financial condition of the respective entities as at the dates and the consolidated and unconsolidated results of their operations for the fiscal periods ended on the dates, all in accordance with generally accepted accounting principles and practices applied on a consistent basis. Except as disclosed in such financial statements, none of such entities has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long term commitments or unrealized or anticipated losses from any unfavorable commitments. Since December 31, 2018, there has been no material adverse change (or any event, development or circumstance that, individually or in the aggregate, could reasonably be expected to result in a material adverse change) in the business, assets, operations or financial condition of the Company and its Restricted Subsidiaries taken as a whole.

SECTION 4.05. PROPERTIES.

(a) Properties Generally. Each of the Company and its Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b) Intellectual Property. Each of the Company and its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 4.06. LITIGATION AND ENVIRONMENTAL MATTERS.

(a) Litigation. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any of the Credit Parties, threatened against or affecting the Company or any of its Restricted Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Basic Documents or the Transactions.

(b) Environmental Matters. Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Company nor any of its Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or any inquiry, allegation, notice or other communication from any Governmental Authority concerning its compliance with any Environmental Law or (iv) knows of any basis for any Environmental Liability.

(c) No Change in Disclosed Matters. Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 4.07. COMPLIANCE WITH LAWS AND AGREEMENTS. Each of the Company and its Restricted Subsidiaries is in compliance with all laws, regulations, policies and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 4.08. INVESTMENT COMPANY STATUS. No Credit Party nor any of their respective subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 4.09. TAXES. Each Credit Party and each of its respective Subsidiaries has timely filed all Tax returns and reports required to have been filed, and has timely paid all Taxes levied or imposed upon it or its property, income or assets or otherwise due and payable (whether or not shown on any Tax return), including in its capacity as a withholding agent, except those Taxes which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no current, proposed or pending audit, assessment, deficiency or other claim relating to Taxes against any Credit Party or any of its Subsidiaries that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Each Credit Party and each of its respective Subsidiaries has made adequate provisions in accordance with GAAP for all material Taxes not yet due and payable. None of the Credit Parties nor any of their respective Subsidiaries has “participated” in a “listed transaction” within the meaning of Treas. Reg. Section 1.6011-4, except as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

SECTION 4.10. ERISA. Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (a) no ERISA Event has occurred or is reasonably expected to occur and (b) the Company and each of its ERISA Affiliates has complied with the applicable provisions of ERISA and the Code with respect to each employee benefit plan, within the meaning of Section 3(3) of ERISA that is maintained or contributed to by the Company or an ERISA Affiliate. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans.

SECTION 4.11. DISCLOSURE.

(a) The Credit Parties have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any Credit Party is subject, and all other matters known to any Credit Party, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Credit Parties to the Administrative Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Basic Documents (including, without limitation, the information set forth in Schedule 4.11) or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Company and its Subsidiaries to the Administrative Agent and the Lenders in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in all material respects, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Basic Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby or thereby.

(b) As of the Restatement Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Restatement Effective Date to any Lender in connection with this Agreement (to the extent that any such Beneficial Ownership Certification is required to be so delivered) is true and correct in all respects.

SECTION 4.12. CAPITALIZATION. The authorized capital stock of the Company consists, on the Restatement Effective Date, of an aggregate of 3,000 shares of common stock, with par value of $0.01 per share, of which, as of the Restatement Effective Date, 100 shares are duly and validly issued and outstanding, each of which shares is fully paid and nonassessable and all of which are held beneficially and of record by Holdings. As of the Restatement Effective Date, (x) there are no outstanding Equity Rights with respect to the Company and (y) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Company nor are there any outstanding obligations of the Company or any of its Subsidiaries to make payments to any Person, such as “phantom stock” payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Company or any of its Subsidiaries.

SECTION 4.13. MATERIAL AGREEMENTS AND LIENS.

(a) Indebtedness. Schedule 4.13 is a complete and correct list, as of the Restatement Effective Date, of each credit agreement, loan agreement, indenture, guarantee, letter of credit or other arrangement (other than this Agreement) providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Company or any of its Restricted Subsidiaries the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Schedule 4.13.

(b) Liens. Schedule 4.13 is a complete and correct list, as of the Restatement Effective Date, of each Lien securing Indebtedness of any Person the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000 and covering any property of the Company or any of its Restricted Subsidiaries, and the aggregate Indebtedness secured (or which may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Schedule 4.13.

SECTION 4.14. SUBSIDIARIES, ETC.

(a) Subsidiaries. Set forth in Schedule 4.14 is a complete and correct list of all of the Subsidiaries of the Credit Parties as of the Restatement Effective Date together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary, (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests and (iv) whether such Subsidiary is a Restricted Subsidiary or Unrestricted Subsidiary. Except as disclosed in Schedule 4.14, (i) each Credit Party and its respective Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents), and has (and will have) the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule 4.14, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person. Each Subsidiary identified on said Schedule 4.14 as an “Unrestricted Subsidiary” qualifies as an Unrestricted Subsidiary under the criteria therefor set forth in Section 1.05.

(b) No Restrictions. Except as set forth in Schedule 4.14, as of the Restatement Effective Date, none of the Restricted Subsidiaries of the Company is (or will be) subject to any indenture, agreement, instrument or other arrangement containing any provision of the type described in Section 7.08, other than any such provision the effect of which has been unconditionally, irrevocably and permanently waived and other than the prohibition on the sale, transfer, assignment, mortgage, pledge, encumbrance or other disposition by MIL of its interest in the Missouri Partnership.

SECTION 4.15. ANTI-TERRORISM LAWS.

(a) No Credit Party, no Subsidiary of any Credit Party and, to the knowledge of each Credit Party, none of its Affiliates or any of the respective officers or directors of such Credit Party, Subsidiary or Affiliate (i) has violated any Anti-Terrorism Laws or (ii) has engaged in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of offenses designated in the “Forty Recommendations” and “Nine Special Recommendations” published by the Organisation for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering.

(b) No Credit Party, no Subsidiary of any Credit Party and, to the knowledge of each Credit Party, none of its Affiliates or any of the respective officers or directors of such Credit Party, Subsidiary or Affiliate, is an Embargoed Person.

(c) To the knowledge of the Credit Parties, no Credit Party, no Subsidiary or Affiliate of any Credit Party, nor any director or officer of any such Credit Party, Subsidiary or Affiliate, conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person.

(d) No Credit Party, no Subsidiary of any Credit Party and, to the knowledge of each Credit Party, none of its Affiliates or any of the respective officers or directors of such Credit Party, Subsidiary or Affiliate acting or benefiting in any capacity in connection with the Loans (i) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or (ii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding any of the prohibitions set forth in any Anti-Terrorism Law.

SECTION 4.16. ANTI-CORRUPTION AND SANCTIONS LAWS. The Borrowers have implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrowers, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrowers, their Subsidiaries and their respective officers and employees and to the knowledge of each Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) any Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrowers, any agent of the Borrowers or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by the Transactions will violate Anti-Corruption Laws or applicable Sanctions.

SECTION 4.17. AFFECTED FINANCIAL INSTITUTIONS. No Obligor is an Affected Financial Institution.

SECTION 4.18. MARGIN REGULATIONS. As of the Restatement Effective Date, none of the Collateral is Margin Stock. No Credit Party is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System of the United States), or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings will be used for any purpose that violates Regulation U.

ARTICLE V

CONDITIONS

SECTION 5.01. RESTATEMENT EFFECTIVE DATE. The restatement of the Original Credit Agreement contemplated by this Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

(a) Restatement Counterparts. The Administrative Agent shall have executed this Agreement and shall have received executed counterparts to this Agreement from each of the Company, the Guarantors, the Required Lenders and each Lender listed on Schedule 2.01.

(b) Opinion of Counsel to Credit Parties. The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated the Restatement Effective Date) of (i) Kean Miller LLP, counsel to the Credit Parties, in a form reasonably satisfactory to the Administrative Agent and (ii) Locke Lord LLP, New York counsel to the Credit Parties, in a form reasonably satisfactory to the Administrative Agent and, in each case, covering such matters relating to the Credit Parties, this Agreement, the other Loan Documents or the Transactions as the Administrative Agent shall request (and each Credit Party hereby requests such counsel to deliver such opinion).

(c) Corporate Matters. The Administrative Agent shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of each Credit Party, the authorization of the Transactions and any other legal matters relating to the Credit Parties, this Agreement, the other Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent.

(d) Financial Officer Certificate. The Administrative Agent shall have received a certificate, dated the Restatement Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 5.02.

(e) Solvency Certificate. The Administrative Agent shall have received a certificate from a Financial Officer of the Company to the effect that, as of the Restatement Effective Date, after giving effect to the initial Loans hereunder and to the other Transactions:

(i) the aggregate value of all properties of the Company and its Subsidiaries at their present fair saleable value (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), exceed the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Company and its Subsidiaries,

(ii) the Company and its Subsidiaries will not, on a consolidated basis, have an unreasonably small amount of capital with which to conduct their business operations as heretofore conducted and

(iii) the Company and its Subsidiaries will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature.

Such certificate shall include a statement to the effect that the financial projections and underlying assumptions contained in such analysis are, fair and reasonable and accurately computed.

(f) Borrowing Request. If any Loans are to be made on the Restatement Effective Date, the Administrative Agent shall have received a Borrowing Request in accordance with Section 2.03.

(g) Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent or any Lender shall have reasonably requested (including any information requested for purposes of complying with the Patriot Act or the Beneficial Ownership Regulation, as applicable).

(h) Fees and Expenses. The Company shall have paid to the Lead Arrangers such fees as have been agreed, including (i) pursuant to that Engagement Letter, dated January 23, 2020, among the Lead Arrangers and the Company, (ii) an upfront fee for the account of each Lender in an amount as previously agreed to with the JPMCB and (iii) all other amounts due and payable, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company, in each case on or prior to the Restatement Effective Date.

(i) Repayment. Substantially concurrently with the initial funding of the Term B Loans, the Borrower shall have repaid all Existing Loans and all accrued and unpaid interest and fees throughout the Restatement Effective Date under the Original Credit Agreement.

The Administrative Agent shall notify the Company and the Lenders of the Restatement Effective Date, and such notice shall be conclusive and binding.

SECTION 5.02. EACH EXTENSION OF CREDIT. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of an Issuing Lender to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) Representations and Warranties. The representations and warranties of each Credit Party set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing, or (as applicable) the date of issuance, amendment, renewal or extension of such Letter of Credit, both before and after giving effect thereto and to the use of the proceeds thereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct in all material respects as of such specific date); provided, that, to the extent that any such representations and warranties are qualified by materiality, material adverse effect or similar language, such representations and warranties shall be true and correct in all respects.

(b) No Defaults. At the time of and immediately after giving effect to such Borrowing, or (as applicable) the date of issuance, amendment, renewal or extension of such Letter of Credit, no Default shall have occurred and be continuing; provided that to the extent the proceeds of any such Borrowing are with respect to an Incremental Term Loan that is used to finance an Acquisition permitted hereunder, then this clause (b) shall not be applicable so long as no Event of Default existed at the time the acquisition agreement relating to such Acquisition was entered into.

Each Borrowing Request, or request for issuance, amendment, renewal or extension of a Letter of Credit, shall be deemed to constitute a representation and warranty by the Company (both as of the date of such Borrowing Request, or request for issuance, amendment, renewal or extension, and as of the date of the related Borrowing or issuance, amendment, renewal or extension) as to the matters specified in paragraphs (a) and (b) of this Section 5.02.

ARTICLE VI

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each Obligor covenants and agrees with the Lenders that:

SECTION 6.01. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company will furnish to the Administrative Agent and each Lender:

(a) as soon as available, but in any event no later than 90 days after the end of each fiscal year of the Company:

(i) consolidated and consolidating statements of income, retained earnings and cash flows of the Company and its Subsidiaries (and, if the Company then has any Unrestricted Subsidiaries, separately stated, of the Company and its Restricted Subsidiaries) for such fiscal year and the related consolidated and consolidating balance sheets of the Company and its Subsidiaries (and, if the Company then has any Unrestricted Subsidiaries, separately stated, of the Company and its Restricted Subsidiaries) as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year; and

(ii) an opinion of independent certified public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit, other than any qualification with respect to or resulting from any upcoming maturity date of the Term Loans or of the Revolving Credit Commitments) stating that the consolidated financial statements referred to in the preceding clause (i) fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries (and of the Company and its Restricted Subsidiaries, as the case may be) as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles;

(b) as soon as available, but in any event no later than 45 days after the end of each of the first three fiscal quarters of the Company:

(i) consolidated and consolidating statements of income, retained earnings and cash flows of the Company and its Subsidiaries (and, if the Company then has any Unrestricted Subsidiaries, separately stated, of the Company and its Restricted Subsidiaries) for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets of the Company and its Subsidiaries (and, if the Company then has any Unrestricted Subsidiaries separately stated, of the Company and its Restricted Subsidiaries) as at the end of such period, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the corresponding period in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year),

(ii) certifications of the chief financial officer of the Company that the consolidated financial statements referred to in the preceding clause (i) fairly present in all material respects the financial condition, results of operations and cash flows of the Company and its Subsidiaries on a consolidated basis as of and for the periods presented in accordance with GAAP consistently applied, subject to normal year end audit adjustments and the absence of certain footnotes;

(c) notwithstanding that the financial statements are in fact delivered, on or prior to each date on which financial statements are required to be delivered under clause (a) or (b) above, a certificate of a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations (including, if applicable, to eliminate the financial position and results of operations of any Person whose accounts are consolidated with the Company’s in the consolidated financial statements referred to above but that is not a Subsidiary of the Company) demonstrating compliance with Section 7.09, (iii) identifying in reasonable detail any Restricted Payments made by the Company or any of its Restricted Subsidiaries during the period covered by the applicable financial statements to enable Holdings to pay Qualified Holdings Obligations, (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (v) a calculation of the Cumulative Credit (in reasonable detail) as of the last day of the period covered by such financial statements;

(d) [Reserved];

(e) promptly after the same become publicly available, copies of all registration statements, regular periodic reports and press releases filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of the Securities and Exchange Commission, or with any national securities exchange;

(f) promptly upon the mailing thereof to the shareholders of the Company generally or to the holders of the Senior Subordinated Notes, the New Senior Subordinated Notes or Senior Notes (or any Permitted First Lien Notes or Refunding Indebtedness) generally, copies of all financial statements, reports and proxy statements so mailed; and

(g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request (including any information requested for purposes of complying with the Patriot Act or the Beneficial Ownership Regulation, as applicable).

SECTION 6.02. NOTICES OF MATERIAL EVENTS. The Company will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $5,000,000; and

(d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 6.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 6.03. EXISTENCE; CONDUCT OF BUSINESS. The Company will, and will cause each of its Restricted Subsidiaries (other than any Securitization Entity) to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.04.

SECTION 6.04. PAYMENT OF OBLIGATIONS. The Company will, and will cause each of its Subsidiaries to, (i) pay its obligations, including Tax liabilities upon it or its property, income or assets, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect and (ii) timely file all material Tax returns required to be filed by it.

SECTION 6.05. MAINTENANCE OF PROPERTIES; INSURANCE. The Company will, and will cause each of its Restricted Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 6.06. BOOKS AND RECORDS; INSPECTION RIGHTS. The Company will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided, that (a) unless an Event of Default shall have occurred and be continuing, only the Administrative Agent on behalf of the Lenders may exercise the rights under this Section 6.06 and the Administrative Agent shall not exercise such rights more than once during any fiscal year and (b) if any Event of Default shall have occurred and be continuing and an individual Lender elects to exercise rights under this Section 6.06, (x) such Lender shall coordinate with the Administrative Agent and any other Lender electing to exercise such rights and shall share the results of such inspection with the Administrative Agent on behalf of the Lenders and (y) the number of visits and expense associated with such individual Lender visits must be reasonable, and (c) the Company shall have the opportunity to participate in any discussions with its independent public accountants. The Company, in consultation with the Administrative Agent, will arrange for a meeting to be held at least once every year with the Lenders hereunder at which the business and operations of the Company and its Restricted Subsidiaries are discussed.

SECTION 6.07. FISCAL YEAR. To enable the ready and consistent determination of compliance with the covenant set forth in Section 7.09 hereof, the Company and its Subsidiaries will not change the last day of their fiscal year from December 31 of each year, or the last day of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30, respectively.

SECTION 6.08. COMPLIANCE WITH LAWS. The Company will, and will cause each of its Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority (including Environmental Laws) applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by each Borrower, each of their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 6.09. USE OF PROCEEDS. The proceeds of the Term B Loans and Revolving Credit Loans will be used only to repay in full all outstanding Existing Loans under the Original Credit Agreement, provide funds for Acquisitions and for the general corporate purposes of the Company and its Restricted Subsidiaries (including to make Restricted Payments). The proceeds of the Term A Loans will be used for the general corporate purposes of the Company and its Restricted Subsidiaries (including to make Restricted Payments and the repayment of Indebtedness outstanding under the Revolving Credit Facility). No part of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X. The Borrowers will not, and will not permit any of their Subsidiaries to, request any Borrowing or Letter of Credit, and the Borrowers shall not use, and shall procure that their Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 6.10. CERTAIN OBLIGATIONS RESPECTING RESTRICTED SUBSIDIARIES AND COLLATERAL SECURITY.

(a) Subsidiary Guarantors. In the event that the Company shall form or cause to be formed or acquire any new Subsidiary (other than a Securitization Entity, an Unrestricted Subsidiary, an Immaterial Subsidiary, a Foreign Subsidiary or a Subsidiary that is not a Wholly Owned Subsidiary), including, without limitation, upon the formation of any Subsidiary that is a Delaware Divided LLC, after the date hereof then, subject to clause (c) below, the Company will, and will cause each of its Restricted Subsidiaries to, cause such new Subsidiary within ten Business Days of such formation or acquisition:

(i) to execute and deliver to the Administrative Agent a Joinder Agreement (and thereby to become a party to this Agreement, as a “Subsidiary Guarantor” hereunder, and to the Pledge Agreement, as a “Securing Party” thereunder) and to pledge and grant to the Administrative Agent for the benefit of the Administrative Agent, the Issuing Lenders, the Lenders, the Secured Cash Management Banks and the Secured Swap Providers a security interest in any property owned by it that is of the type included in the definition of “Collateral” under the Pledge Agreement (it being understood that in the case of (x) any equity interest in any Foreign Subsidiary owned directly by the Company or any Subsidiary Guarantor, such Obligors shall not be required to pledge to the Administrative Agent, for the benefit of the Lenders, more than 65% of the voting capital stock of such Subsidiary, but shall be required to pledge 100% of any other capital stock of such Subsidiary not entitled to vote (within the meaning of Treas. Reg. Section 1.956(c)(2)) and (y) any equity interest in any Foreign Subsidiary which is not directly owned by the Company or any Subsidiary Guarantor, no portion of the equity interests of such Foreign Subsidiary shall be required to be pledged); provided that, any equity interest in any Subsidiary shall not be required to be pledged to the extent the pledge of such equity interest would result in material adverse tax consequences to the Company or any of its Subsidiaries, as jointly determined by the Company and the Administrative Agent;

(ii) to take such action (including delivering such shares of stock and delivering such Uniform Commercial Code financing statements) as shall be necessary to create and perfect valid and enforceable first priority Liens consistent with the provisions of the Pledge Agreement on such Collateral under the Pledge Agreement; and

(iii) to deliver such proof of corporate action, incumbency of officers and other documents as is consistent with those delivered by each Subsidiary Guarantor pursuant to Section 5.01 upon the Restatement Effective Date or as the Administrative Agent shall have reasonably requested.

Without limiting the generality of and notwithstanding the foregoing, prior to or concurrently with any Subsidiary becoming a guarantor in respect of any Senior Subordinated Notes, Senior Notes, New Senior Subordinated Notes or New Senior Notes (or in respect of any Permitted First Lien Notes or Refunding Indebtedness), the Company shall cause such Subsidiary to become a Subsidiary Guarantor hereunder in compliance with the provisions of the preceding paragraph, whether or not such Subsidiary is otherwise required to be a Subsidiary Guarantor hereunder.

(b) Ownership of Restricted Subsidiaries. The Company will, and will cause each of its Restricted Subsidiaries to, take such action from time to time as shall be necessary to ensure that the percentage of the equity capital of any class or character owned by it in any Restricted Subsidiary on the Restatement Effective Date (or, in the case of any newly formed or newly acquired Subsidiary (other than a Securitization Entity), on the date of formation or acquisition) is not at any time decreased, other than by reason of transfers to the Company or another Restricted Subsidiary or sales or other transactions permitted by Section 7.04. In the event that any additional shares of stock shall be issued by any Restricted Subsidiary (other than a Securitization Entity), the respective holder of such shares of stock shall forthwith deliver to the Administrative Agent pursuant to the Pledge Agreement (but subject to the condition set forth in Section 6.10(a)(i) if such Subsidiary is a Foreign Subsidiary) the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and to take such other action as the Administrative Agent shall request to perfect the security interest created therein pursuant to the Pledge Agreement.

(c) Further Assurances. The Company will, and will cause each of its Subsidiaries to, take such action from time to time as shall reasonably be requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement.

Without limiting the generality of the foregoing, the Company will, and will cause each other Obligor to, take such action from time to time (including filing appropriate Uniform Commercial Code financing statements and continuation statements and executing and delivering such assignments, security agreements, account control agreements and other instruments) as shall be reasonably necessary (or, if reasonably requested by the Administrative Agent, desirable) to create, in favor of the Administrative Agent for the benefit of the Administrative Agent, the Issuing Lenders, the Lenders, the Secured Cash Management Banks and the Secured Swap Providers, perfected security interests and Liens in any property owned by it that is of the type included in the definition of “Collateral” under the Pledge Agreement as collateral security for its obligations hereunder; provided that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents.

SECTION 6.11. CERTAIN REIT MATTERS. The Borrower shall at all times conduct its affairs, and shall cause its affiliates to conduct their affairs, in a manner so as to allow Holdings (or its successor) to qualify as a REIT under all applicable laws, rules and regulations until such time as the board of directors of Holdings (or its successor) deems it in the best interests of the Holdings (or its successor) and its stockholders for Holdings (or its successor) not to remain qualified as a REIT.

SECTION 6.12. POST CLOSING COVENANT. The Company or the applicable Obligors shall deliver to the Administrative Agent within the time periods set forth on Schedule 6.12 those certificates, instruments and other documents set forth on Schedule 6.12.

SECTION 6.13. MAINTENANCE OF RATINGS. As long as any Term B Loans remain outstanding, the Company shall use commercially reasonable efforts to maintain a corporate rating and a rating of the Term B Loan by each of S&P and Moody’s; it being understood no minimum rating is required.

ARTICLE VII

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each Obligor covenants and agrees with the Lenders that:

SECTION 7.01. INDEBTEDNESS. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness under this Agreement (including any Indebtedness incurred pursuant to Section 2.01(c));

(b) Indebtedness in respect of notes issued by the Company after the Restatement Effective Date (and any Guarantees of Subsidiaries in respect of such Indebtedness) so long as (i) such Indebtedness (and any Guarantees of Subsidiaries in respect of such Indebtedness) is subordinated upon terms no less favorable (from the standpoint of the holders of “Senior Indebtedness” under and as defined in the Senior Subordinated Notes Indentures) than the terms of subordination set forth in the Senior Subordinated Notes Indentures, (ii) no installments of principal of such notes shall be payable (whether by sinking fund payments, mandatory redemptions or repurchases or otherwise) earlier than the date that is (A) twelve months after the Term B Loan Maturity Date and Revolving Credit Termination Date and (B) 91 days after the latest maturity date for any Loans (including the Term B Loans) outstanding at the time such notes are issued, (iii) the covenants, events of default and mandatory prepayment requirements (whether by sinking fund payments, mandatory redemptions or repurchases or otherwise) of such Indebtedness are not materially more restrictive than the corresponding provisions of the Senior Subordinated Notes Indentures, (iv) after giving effect to the issuance of such notes the Total Debt Ratio as of the last day of the Company’s most recently ended fiscal quarter would be less than 7.0 to 1.0 and (v) no Liens are created by the Company or any Subsidiary to secure such Indebtedness;

(c) (A) Indebtedness in respect of Permitted First Lien Notes that are issued in lieu of Incremental Term Loans and/or Revolving Commitment Increases pursuant to an indenture or note purchase agreement or otherwise; provided that on a pro forma basis, the Secured Debt Ratio (excluding the cash proceeds of the Permitted First Lien Notes from cash for purposes of calculating the Secured Debt Ratio) would not exceed 4.50 to 1.0 and (B) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (A) of this Section 7.01(c); provided that (x) the principal amount of any such Indebtedness is not increased in excess of the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension (except for any original issue discount thereon, accrued and unpaid interest and the amount of fees, expenses and premium in connection with such refinancing) and (y) such refinancing, refunding, renewal or extension meets the requirements set forth in the definition of Permitted First Lien Notes;

(d) Indebtedness existing on the Restatement Effective Date and set forth in Schedule 4.13, or existing on the Restatement Effective Date and not required by Section 4.13 to be included in such Schedule;

(e) any extension, renewal, refunding (it being understood that the term “refunding” as used herein shall apply to any proceeds from Indebtedness otherwise permitted to be incurred hereunder which are irrevocably deposited in a segregated account for the purpose of retiring any Indebtedness covered by this paragraph (e)) or replacement of any Senior Unsecured Indebtedness or Subordinated Indebtedness referred to in any of paragraph (b), (d), (e) or (j) of this Section 7.01, including any Guarantees of Subsidiaries in respect of such Indebtedness so long as (x) in the case of all such Indebtedness, such extension, renewal, refunding or replacement does not increase the principal amount of such Indebtedness other than an increase in the principal amount of such Indebtedness due to the payment of premiums, fees and costs associated with any such extension, renewal, refunding or replacement, (y) in the case of any extension, renewal, refunding or replacement of Subordinated Indebtedness, such Subordinated Indebtedness, as so extended, renewed, refunded or replaced, would have been permitted to be issued on the date of such extension, renewal, refunding or replacement under paragraph (b) above and (z) in the case of any extension, renewal, refunding or replacement of Senior Unsecured Indebtedness incurred under paragraph (j) below, such Senior Unsecured Indebtedness, as so extended, renewed, refunded or replaced, would have been permitted to be issued on the date of such extension, renewal, refunding or replacement under paragraph (b) above or (j) below (except that the requirements of clause (j)(iv) shall not apply to any such extension, renewal, refunding or replacement), as applicable;

(f) Indebtedness of the Company to any Restricted Subsidiary and of any Restricted Subsidiary to the Company or any other Restricted Subsidiary;

(g) Guarantees permitted under Section 7.03;

(h) Indebtedness of the Company (and of Subsidiaries in respect of Guarantees thereof) under Equity Hedging Arrangements, so long as the aggregate maximum contingent or potential liability thereunder shall not on any date exceed $12,000,000 minus the aggregate amount in fact paid by the Company under all Equity Hedging Arrangements during the period commencing on the Restatement Effective Date and ending on such date;

(i) additional Indebtedness of the Company or any Restricted Subsidiary (determined on a consolidated basis without duplication in accordance with GAAP) in an aggregate principal amount up to but not exceeding the greater of (x) $250,000,000 and (y) 6% of Total Assets (measured at the time of incurrence) at any one time outstanding;

(j) Indebtedness in respect of notes issued by the Company after the Restatement Effective Date so long as (i) no installments of principal of such notes shall be payable (whether by sinking fund payments, mandatory redemptions or repurchases or otherwise) earlier than the date that is (A) twelve months after the Revolving Credit Termination Date and (B) 91 days after the latest maturity date for any Loans (including the Term B Loans) outstanding at the time such notes are issued, (ii) the covenants, events of default and mandatory prepayment requirements (whether by sinking fund payments, mandatory redemptions or repurchases or otherwise) of such Indebtedness are not materially more restrictive than the corresponding provisions of the Senior Notes Indenture, (iii) after giving effect to the issuance of such notes, the Total Debt Ratio as of the Company’s most recently ended fiscal quarter would be less than 7.00 to 1.00 and (iv) no Liens are created by the Company or any Subsidiary to secure such Indebtedness;

(k) Indebtedness in respect of capitalized leases and purchase money debt in an aggregate principal amount outstanding up to but not exceeding the greater of (x) $400,000,000 and (y) 10% of Total Assets (measured at the time of incurrence); and

(l) Indebtedness pursuant to Permitted Securitization Financings.

Notwithstanding the foregoing, on the date of any incurrence of Indebtedness permitted hereunder, the Company shall be permitted to divide and/or classify such incurrence of Indebtedness among the baskets specified under this Section 7.01 and/ or incurrence tests described under this Section 7.01 and to subsequently reclassify all or a portion of such Indebtedness in any manner that would be in compliance with this Agreement if such Indebtedness would have been incurred at the time of such reclassification.

SECTION 7.02. LIENS. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any Property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Liens created under the Security Documents;

(b) any Lien on any property or asset of the Company or any Restricted Subsidiary existing on the Restatement Effective Date and set forth in Schedule 7.02, provided that (i) such Lien shall not apply to any other property or asset of the Company or any Restricted Subsidiary and (ii) such Lien shall secure only those obligations which it secured on the Restatement Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(c) inchoate Liens imposed by any Governmental Authority for ad valorem taxes, assessments or charges not yet due or (in the case of property taxes and assessments not exceeding $2,000,000 in the aggregate more than 90 days overdue) or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the affected Restricted Subsidiaries, as the case may be, in accordance with GAAP;

(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens, and vendors’ Liens imposed by statute or common law not securing the repayment of Indebtedness, arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings and Liens securing judgments (including, without limitation, pre-judgment attachments) but only to the extent for an amount and for a period not resulting in an Event of Default under Section 8(j) hereof;

(e) pledges or deposits under worker’s compensation, unemployment insurance and other social security legislation;

(f) deposits to secure the performance of bids, tenders, trade contracts (other than for borrowed money), leases (other than capital leases), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) easements, rights of way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not, in the aggregate, materially detract from the value of the Property of the Company and its Restricted Subsidiaries or interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(h) additional Liens upon real and/or personal Property created after the Restatement Effective Date, provided that the aggregate amount of obligations secured thereby shall not exceed $40,000,000;

(i) Liens consisting of bankers’ liens and rights of setoff, in each case, arising by operation of law, and Liens on documents presented in letters of credit drawings;

(j) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Restricted Subsidiary, provided that (i) such Liens secure Indebtedness permitted by Section 7.01(k), (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Company or any Restricted Subsidiary;

(k) Liens on the Collateral securing Indebtedness permitted pursuant to Section 7.01(c), so long as at the time of the incurrence of such Indebtedness the holders of such Indebtedness (or a representative thereof on behalf of such holders) shall have entered into a First Lien Intercreditor Agreement with the Administrative Agent agreeing that such Liens are subject to the terms thereof;

(l) Liens on any property or assets securing Indebtedness permitted pursuant to Section 7.01(f); and

(m) Liens on assets of a Securitization Entity and Securitization Assets, in each case, in connection with a Permitted Securitization Financing permitted pursuant to Section 7.01(l).

SECTION 7.03. CONTINGENT LIABILITIES. The Company will not, and will not permit any Restricted Subsidiary to, Guarantee the Indebtedness or other obligations of any Person, or Guarantee the payment of dividends or other distributions upon the stock of, or the earnings of, any Person, except:

(a) endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(b) Guarantees by the Company of Indebtedness or other obligations of any Subsidiary and by any Restricted Subsidiary of Indebtedness or other obligations of the Company or any other Subsidiary, provided that, during any period when the Total Debt Ratio is greater than 5.00 to 1.00, the aggregate amount of such Guarantees by the Company and its Restricted Subsidiaries of obligations of Unrestricted Subsidiaries shall be subject to the limitations set forth in Section 7.05(a)(i) upon Investments represented by such Guarantees;

(c) Guarantees by the Company and any Restricted Subsidiary of Indebtedness or other obligations of Holdings permitted pursuant to the Holdings Guaranty and Pledge Agreement; provided that (i) the aggregate principal amount of Guarantees under this Section 7.03(c) (other than Guarantees constituting Surety Bond Obligations) shall not exceed $80,000,000 at any time and (ii) such Indebtedness or other obligation of Holdings guaranteed pursuant to this clause (c) consists either of (x) purchase money indebtedness for the purchase or leasing of equipment used or to be used by the Company and its Restricted Subsidiaries or (y) obligations of Holdings in respect of surety bonds issued to support the business or operations of the Company and its Restricted Subsidiaries;

(d) Guarantees in effect on the Restatement Effective Date which are disclosed in Schedule 7.03, any replacements thereof in amounts not exceeding such Guarantees and any additions thereto, provided the additions thereto do not exceed $15,000,000 outstanding in the aggregate;

(e) Surety Bond Obligations incurred in the ordinary course of business;

(f) all transactions with or for the benefit of Affiliates that are expressly permitted under the proviso in Section 7.07;

(g) obligations in respect of Letters of Credit; and

(h) Guarantees of Indebtedness permitted under Section 7.01.

SECTION 7.04. FUNDAMENTAL CHANGES. The Company will not, nor will it permit any of its Restricted Subsidiaries (other than any Securitization Entity) to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), including, in each case, pursuant to a Delaware LLC Division. The Company will not, nor will it permit any of its Restricted Subsidiaries to, acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of inventory and other property to be sold or used in the ordinary course of business, Investments permitted under Section 7.05 and Capital Expenditures. The Company will not, nor will it permit any of its Restricted Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests, but excluding (w) the dissolution, liquidation or winding up of any Restricted Subsidiary so long as the Company has determined such transaction is in the best interest of the Company and is not materially adverse to the interests of the Lenders, (x) transfers or dispositions of obsolete or worn out property, tools or equipment, or other assets, in each case, no longer used or useful in its business, (y) transfers or dispositions of any inventory or other property sold or disposed of in the ordinary course of business and on ordinary business terms and (z) transfers or dispositions of Securitization Assets pursuant to a Permitted Securitization Financing permitted by Section 7.01(l)), including, in each case, pursuant to a Delaware LLC Division.

Notwithstanding the foregoing provisions of this Section 7.04:

(a) any Restricted Subsidiary may be merged or consolidated with or into the Company or any other Restricted Subsidiary; provided that (i) if any such transaction shall be between a Restricted Subsidiary and a Wholly Owned Restricted Subsidiary of the Company, a Wholly Owned Restricted Subsidiary shall be the continuing or surviving corporation and (ii) if any such transaction shall be between the Company and a Restricted Subsidiary, the Company shall be the continuing or surviving corporation;

(b) any Restricted Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its property (upon voluntary liquidation or otherwise) to the Company or any Wholly Owned Restricted Subsidiary of the Company;

(c) the capital stock of any Restricted Subsidiary may be sold, transferred or otherwise disposed of to the Company or any Wholly Owned Restricted Subsidiary of the Company;

(d) the Company or any of its Restricted Subsidiaries may sell assets (including, without limitation, capital stock issued by any of their respective Subsidiaries) for fair market value provided that (i) the aggregate amount of Disposition Investments and other non-cash proceeds (valued at the fair market value thereof determined in good faith by the Board of Directors of the Company) received by the seller in the sale of any asset shall not exceed 25% of the total sales price for such asset (including (A) the amount of liabilities, if any, assumed as a portion of the sales price and (B) the amount of any repayment by the seller of the principal of Indebtedness to the extent that (X) such Indebtedness is secured by a Lien on such asset and (Y) the seller is required by the transferee of (or holder of a Lien on) such assets to repay such principal as a condition to the purchase of such asset) and (ii) no more than 10% of EBITDA for any fiscal year of the Company shall be attributable to all such assets so sold in the following fiscal year of the Company;

(e) the Company or any Restricted Subsidiary of the Company may acquire any business, and the related assets, of any other Person including of an Unrestricted Subsidiary (whether by way of purchase of assets or stock, by merger or consolidation or otherwise), so long as:

(i) such Acquisition (if by purchase of assets, merger or consolidation) shall be effected in such manner so that the acquired business, and the related assets, are owned either by the Company or a Restricted Subsidiary of the Company and, if effected by merger or consolidation involving the Company, the Company shall be the continuing or surviving entity and, if effected by merger or consolidation involving a Wholly Owned Restricted Subsidiary of the Company, such Wholly Owned Restricted Subsidiary shall be the continuing or surviving entity;

(ii) such Acquisition (if by purchase of stock) shall be effected in such manner so that the acquired entity becomes a Restricted Subsidiary of the Company;

(iii) at any time that the covenant set forth in Section 7.09 is in effect, after giving effect to such Acquisition the Company shall be in compliance with Section 7.09 (the determination of such compliance to be calculated on a pro forma basis, as at the end of and for the period of four fiscal quarters most recently ended prior to the date of such Acquisition for which financial statements of the Company and its Restricted Subsidiaries are available, under the assumption that such Acquisition shall have occurred, and any Indebtedness in connection therewith shall have been incurred, at the beginning of the applicable period, and under the assumption that interest for such period had been equal to the actual weighted average interest rate in effect for the Loans hereunder on the date of such Acquisition) and, in the event that the aggregate amount of expenditures in respect of such Acquisition shall exceed $100,000,000, the Company shall have delivered to the Administrative Agent a certificate of a Financial Officer showing calculations in reasonable detail to demonstrate compliance with this subclause (iii); and

(iv) immediately prior to such Acquisition and after giving effect thereto, no Default shall have occurred and be continuing;

(f) the Company and its Restricted Subsidiaries may dispose of any one or more outdoor properties in exchange for one or more other outdoor properties (including logo signage businesses), so long as the percentage of the aggregate EBITDA attributable to the properties so disposed of during any single fiscal year does not exceed 15% of the aggregate EBITDA of the Company and its Restricted Subsidiaries for the most recently-ended fiscal year (such EBITDA to be determined for these purposes without giving effect to the last paragraph of the definition of such term in Section 1.01); and

(g) any sale, assignment, transfer or other disposition of property by the Company or any Restricted Subsidiary that would be permitted as an Investment pursuant to Section 7.05(a) shall be permitted under this Section 7.04.

SECTION 7.05. INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND ACQUISITIONS; SWAP AGREEMENTS.

(a) Investments, Etc. The Company will not, and will not permit any of its Restricted Subsidiaries to, make or permit to remain outstanding any Investment, except:

(i) Investments by the Company and its Restricted Subsidiaries in Subsidiaries and joint ventures and by any Restricted Subsidiary in the Company (including Guarantees by the Company of Indebtedness of any Subsidiary and by any Restricted Subsidiary of Indebtedness of the Company or any other Subsidiary), provided that the aggregate amount of any such Investments (including Guarantees) by the Company and its Restricted Subsidiaries in Unrestricted Subsidiaries and joint ventures after the Restatement Effective Date (net of returns on such Investments after the Restatement Effective Date) shall not exceed the greater of (x) $200,000,000 and (y) 5% of Total Assets (measured at the time of the applicable Investment) and no such Investment may be made at any time that a Default exists or if a Default would result therefrom;

(ii) Permitted Investments;

(iii) operating deposit accounts with banks;

(iv) Disposition Investments received in connection with any Disposition permitted under Section 7.04(d) or any Disposition to which the Lenders shall have consented in accordance with Section 10.02;

(v) Investments consisting of (x) loans made by the Company to any Special Acquisition Subsidiary, so long as (A) such loan is made to such Special Acquisition Subsidiary to enable the repayment of Indebtedness assumed in connection with the acquisition referred to in the definition of “Special Acquisition Subsidiary”, (B) no such loan shall be outstanding for a period of more than five Business Days unless, prior to the expiration of such period, such Special Acquisition Subsidiary shall have been contributed to the Company or a Restricted Subsidiary and become a Wholly Owned Subsidiary of the Company and (C) the aggregate principal amount of all such loans outstanding at any one time to all Special Acquisition Subsidiaries shall not exceed $100,000,000 and (y) other Investments in Affiliates not exceeding $50,000,000 at any one time outstanding;

(vi) Investments in Affiliates described in, and permitted by, Section 7.07 (other than clause (iii) of the proviso to Section 7.07);

(vii) any purchase by the Company of securities in respect of Restricted Indebtedness to the extent such purchase is permitted by Section 7.11, so long as the same are delivered for cancellation to the respective trustee within 3 Business Days of such purchase;

(viii) Investments consisting of Guarantees permitted under Section 7.03;

(ix) additional Investments in Persons that are not Affiliates up to but not exceeding the greater of (x) $500,000,000 and (y) 8% of Total Assets (measured at the time of the applicable Investment) in the aggregate at any one time outstanding, provided that no such Investment may be made at any time that a Default exists or if a Default would result therefrom;

(x) Investments from the Cumulative Credit, so long as no Default has occurred or is continuing and after giving effect thereto the Company would be in compliance on a pro forma basis with Section 7.09 (at any time that the covenant set forth in Section 7.09 is in effect) and the Total Debt Ratio would be less than 7.00 to 1.0; and

(xi) Investments in Securitization Entities in connection with Permitted Securitization Financings permitted by Section 7.01(l).

(b) Swap Agreements. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Swap Agreement, other than Swap Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Company or any Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities.

SECTION 7.06. RESTRICTED PAYMENTS. The Company will not, nor will it permit any of its Restricted Subsidiaries to, declare or make any Restricted Payment at any time; other than: (a) Restricted Payments may be made to Holdings in order to allow Holdings to pay dividends on its Series AA Preferred Stock in any single fiscal year in an aggregate amount up to $500,000 (and such dividend payments may be prefunded in an aggregate amount up to $2,000,000), so long as no Default (other than a Default under clause (c) or (d) of Article VIII) shall have occurred and be continuing; (b) Restricted Payments consisting of the retirement of employee stock options and other Equity Rights upon the death, retirement or termination of employment of officers and employees in an aggregate amount in any fiscal year not exceeding $3,000,000, so long as at the time thereof and after giving effect thereto, no Default shall have occurred and be continuing; (c) the entering into by the Company of Equity Hedging Arrangements, so long as the aggregate maximum contingent or potential liability thereunder shall not on any date exceed $12,000,000 minus the aggregate amount in fact paid by the Company under all Equity Hedging Arrangements during the period commencing on the Restatement Effective Date and ending on such date; (d) Restricted Payments by the Company to enable Holdings to make payments in respect of Qualified Holdings Obligations; (e) so long as no Default has occurred or is continuing and if after giving effect thereto the Company would be in compliance with Section 7.09 (at any time that the covenant set forth in Section 7.09 is in effect) and the Total Debt Ratio would be less than 7.00 to 1.0, Restricted Payments by the Company from the Cumulative Credit, (f) with respect to any taxable year for which Holdings (or its successor) is not intended to be treated as a REIT and so long as Holdings (or its direct or indirect parent) is the common parent of a consolidated, combined, unitary, affiliated or similar group (“Tax Group”) of which the Borrower or any of its Subsidiaries is a member, Restricted Payments may be made to Holdings to pay the portion of the tax liability of such Tax Group that is attributable to the Borrower and/or its Subsidiaries (as applicable), to the extent the tax liability does not exceed the amount of such taxes that would have been payable by the Borrower and/or its applicable Subsidiaries on a stand-alone basis, reduced by any such payments paid or to be paid directly by the Borrower or its Subsidiaries, provided that to the extent any such Restricted Payment is attributable to a Unrestricted Subsidiary, the payment shall be limited to the actual tax payment made by such Unrestricted Subsidiary to the Borrower or any of its Restricted Subsidiaries; (g) with respect to any taxable year for which Holdings (or its successor) is intended to be treated as a REIT, notwithstanding any other limitation hereunder (except as set forth in the following sentence), Restricted Payments in an aggregate amount equal to (i) the taxable income of Holdings as determined for purposes of Section 857 of the Code (but without regard for any deduction for dividends paid) and (ii) any additional amounts as may be necessary for Holdings to (A) qualify and remain qualified for taxation as a REIT, such as the minimum amount required to be distributed by Holdings to its shareholders to satisfy the requirement in Section 857(a)(2)(B) of the Code that Holdings distribute all of its accumulated earnings and profits accumulated in any non-REIT taxable years and (B) avoid entity level income Tax under Section 857 of the Code or excise Tax under Section 4981 of the Code (provided, that no Restricted Payment shall be permitted under this clause (g) if (x) any Event of Default under clause (a) of Article VIII shall have occurred and be continuing based on the failure of any Borrower to pay any principal of, or interest on, any Loan or any reimbursement obligation in respect of any LC Disbursement, or any fee or other amount payable under this Agreement, when and as the same shall become due and payable and, in the case of payments of any interest, reimbursement obligations or fees, such failure continues unremedied for a period of five (5) Business Days or (y) any Event of Default under clause (g) or (h) of Article VIII shall have occurred and be continuing); (h) any consideration, payment, dividend, distribution or other transfer in connection with a Permitted Securitization Financing, and (i) additional Restricted Payments so long as at the time thereof and after giving effect thereto, (x) no Default has occurred and is continuing and (y) the Total Debt Ratio would be less than 3.50 to 1.00.

Nothing herein shall be deemed to prohibit the payment of any dividend or distribution by any Subsidiary of the Company so long as such dividends or distributions are declared and paid ratably to the shareholders, partners and other equity holders of such Subsidiary.

SECTION 7.07. TRANSACTIONS WITH AFFILIATES. Except as expressly permitted by this Agreement, the Company will not, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any property to an Affiliate unless such transaction is effected in the ordinary course of business and the fair market value of such property transferred, sold, leased, assigned or otherwise disposed of in any transaction or series of related transactions is less than or equal to $5,000,000 per fiscal year; (c) merge into or consolidate with an Affiliate, or purchase or acquire property from an Affiliate unless such purchase or acquisition is effected in the ordinary course of business, the fair market value of such property purchased or acquired in any transaction or series of related transactions is less than or equal to $5,000,000 per fiscal year and the consideration paid in connection therewith does not exceed fair market value; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate) unless such transaction is effected in the ordinary course of business, the goods, services, obligations or other consideration that is the subject of such transaction has a fair market value (or other appropriate value determined by reference to similar transactions conducted on an arms’ length basis) less than or equal to $5,000,000 per fiscal year and the consideration received (or paid) by the Company or the relevant Restricted Subsidiary, as the case may be, is not less than (if received) or more than (if paid) the consideration that would be received or paid, as the case may be, in a comparable transaction effected on an arms’ length basis with a Person that is not an Affiliate; provided that:

(i) any Affiliate who is an individual may serve as a director, officer, employee or consultant of the Company or any of its Restricted Subsidiaries and receive reasonable compensation for his or her services in such capacity;

(ii) the Company and its Restricted Subsidiaries may engage in and continue the transactions with or for the benefit of Affiliates which are described in Schedule 7.07;

(iii) the Company and its Restricted Subsidiaries may make Acquisitions of Affiliates so long as (x) the consideration paid in connection therewith does not exceed fair market value, as determined by the disinterested members of the board of directors of the Company, (y) in the case of Acquisitions involving consideration valued in excess of $1,000,000, the Company or Restricted Subsidiary, as the case may be, shall have delivered a certificate of an independent appraiser to such effect and (z) the aggregate amount of consideration for all such Acquisitions after the Restatement Effective Date, together with the aggregate amount of other Investments in Affiliates permitted under Section 7.05(a)(v)(y), does not exceed $50,000,000;

(iv) the Company and its Restricted Subsidiaries may enter into and be obligated with respect to site leases (and renewals and extensions thereof) entered into in the ordinary course of business, so long as the Affiliates benefiting from such site leases pay (or reimburse the Company or the Restricted Subsidiaries for) their fair share of the expenses thereunder and such site leases are otherwise no less favorable to the Company and its Restricted Subsidiaries than a comparable transaction effected on an arms’ length basis with a Person that is not an Affiliate;

(v) the Company and its Restricted Subsidiaries may enter into and continue agreements to provide management services to Affiliates, warehouse leases and contracts for the sale of outdoor advertising services, in the form customarily entered into, and Surety Bond and insurance programs, in each case referred to in this clause (v) in the ordinary course of business and in which Affiliates are co-obligors and co-beneficiaries, provided that all such Affiliates agree to reimburse the Company and each Restricted Subsidiary for their fair share of rent, premiums, deposits and other payments required to be made under any such agreement or program; and

(vi) the Company and its Restricted Subsidiaries may enter into and continue transactions as part of a Permitted Securitization Financing.

SECTION 7.08. RESTRICTIVE AGREEMENTS. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any other Restricted Subsidiary or to Guarantee Indebtedness of the Company or any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions imposed by the Senior Subordinated Notes Indentures, any New Senior Subordinated Notes Indenture, any New Senior Notes Indenture or the Senior Notes Indenture (or any indenture governing Permitted First Lien Notes or any applicable governing agreement for any Refunding Indebtedness or Permitted Securitization Financing), (iii) the foregoing shall not apply to restrictions and conditions existing on the Restatement Effective Date identified on Schedule 7.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iv) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary pending such sale, provided such restrictions and conditions apply only to the Restricted Subsidiary that is to be sold and such sale is permitted hereunder, (v) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (vi) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof and (vii) the foregoing shall not apply to restrictions created in connection with any Permitted Securitization Financing that, in the good faith determination of the Company are necessary or advisable to effect such Permitted Securitization Financing.

SECTION 7.09. FINANCIAL COVENANT. For so long as any Term A Loan Commitment, Term A Loan, Revolving Credit Commitment, Revolving Loan, Letter of Credit or LC Disbursement remains outstanding, the Company will not permit the Secured Debt Ratio to exceed 4.50 to 1.00.

SECTION 7.10. LINES OF BUSINESS. Neither the Company nor any of its Subsidiaries shall engage to any substantial extent in any line or lines of business activity which would cause earnings from outdoor advertising, out of home media, logo signage and other activities reasonably ancillary thereto to constitute less than 60% of EBITDA for any period.

SECTION 7.11. REPAYMENTS OF CERTAIN INDEBTEDNESS. Except as set forth in Section 7.01(c) and Section 7.01(e), the Company will not, nor will it permit any of its Restricted Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness, any Senior Notes, any Indebtedness issued under Section 7.01(j), any Senior Unsecured Indebtedness or any Refunding Indebtedness in respect of the foregoing (herein, “Restricted Indebtedness”), except for (i) regularly scheduled payments or prepayments of principal and interest in respect thereof required pursuant to the instruments evidencing such Restricted Indebtedness, (ii) payments or prepayments made from the proceeds of Refunding Indebtedness so long as (x) notice of redemption, payment or prepayment of the Indebtedness to be paid shall have been given to the holders thereof or shall be given substantially contemporaneously with the incurrence of such Refunding Indebtedness and (y) the proceeds of such Refunding Indebtedness shall have been deposited into escrow with irrevocable instructions to the escrow agent to apply such proceeds to the redemption of, or repurchase of, such Indebtedness to be paid, (iii) payments or prepayments applied to the redemption (or repurchase and immediate cancellation) of the Senior Subordinated Notes, so long as at the time thereof and after giving effect thereto, (x) no Default shall have occurred and be continuing and (y) the Senior Debt Ratio would be less than 4.50 to 1.0, and (iv) additional payments or prepayments applied to the redemption (or repurchase and immediate cancellation) of Restricted Indebtedness, so long as at the time thereof and after giving effect thereto, (x) no Default shall have occurred and be continuing and (y) the Total Debt Ratio would be less than 3.50 to 1.0.

SECTION 7.12. MODIFICATIONS OF CERTAIN DOCUMENTS. The Company will not, and will not permit any of its Restricted Subsidiaries to, consent to any amendment or waiver of any of the documents or agreements evidencing or governing any Senior Subordinated Notes, any Senior Notes or, after the issuance thereof in accordance with the requirements of Section 7.01(b) or (c), as applicable, any Refunding Indebtedness in a manner that is adverse in any material respect to the Lenders. Without limiting the generality of the foregoing, except for Guarantees by Restricted Subsidiaries of the Company required by the Senior Subordinated Notes Indentures, any New Senior Subordinated Notes Indenture, any New Senior Notes Indenture or the Senior Notes Indentures, as the case may be, the Company will not permit any Restricted Subsidiary to Guarantee any other Subordinated Indebtedness without the prior consent of the Required Lenders.

ARTICLE VIII

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur:

(a) any Borrower shall fail to pay any principal of, or interest on, any Loan or any reimbursement obligation in respect of any LC Disbursement, or any fee or other amount payable under this Agreement, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any representation or warranty made or deemed made by or on behalf of any Credit Party in or in connection with this Agreement, any of the other Loan Documents or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any of the other Loan Documents or any amendment or modification hereof or thereof shall prove to have been incorrect when made or deemed made in any material respect;

(c) the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02, 6.03 (with respect to the Company’s existence), 6.09 or 6.10 or in Article VII (other than Section 7.07 or 7.10); or Holdings shall fail to observe or perform any covenant set forth in Article V of the Holdings Guaranty and Pledge Agreement; provided that a violation of Section 7.09 shall not constitute a Default or Event of Default with respect to any Term Loans unless and until the Required Term A Lenders and Required Revolving Credit Lenders have, respectively, terminated the Term A Loan Commitments and Revolving Credit Commitments as a result thereof;

(d) any Borrower or any of its Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (c) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Company;

(e) Holdings, the Company or any of its Restricted Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

(f) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any of its Restricted Subsidiaries or the debts of any of them, or of a substantial part of the assets of any of them, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any of its Restricted Subsidiaries or for a substantial part of the assets of any of them, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) the Company or any of its Restricted Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any of its Restricted Subsidiaries or for a substantial part of the assets of any of them, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(i) the Company or any of its Restricted Subsidiaries shall become unable, admit its inability in writing or fail generally to pay its debts as they become due;

(j) a final judgment or judgments for the payment of money in excess of $125,000,000 in the aggregate for the Company and its Restricted Subsidiaries (not covered by insurance) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company or any of its Restricted Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Company or the relevant Restricted Subsidiary shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

(k) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(l) a reasonable basis shall exist for the assertion against the Company or any of its Subsidiaries of (or there shall have been asserted against the Company or any of its Subsidiaries) claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by the Company or any of its Subsidiaries or Affiliates, or any predecessor in interest of the Company or any of its Subsidiaries or Affiliates, or relating to any site or facility owned, operated or leased by the Company or any of its Subsidiaries or Affiliates, which claims or liabilities (insofar as they are payable by the Company or any of its Subsidiaries but after deducting any portion thereof which is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor), in the judgment of the Required Lenders are reasonably likely to be determined adversely to the Company or any of its Subsidiaries, and the amount thereof is, singly or in the aggregate, reasonably likely to have a Material Adverse Effect;

(m) any of the following events shall occur and be continuing:

(i) the Company shall cease to be a Wholly Owned Subsidiary of Holdings;

(ii) the capital stock of Holdings owned directly or indirectly by Charles W. Lamar, III or Kevin P. Reilly, Sr., either of their wives, children, children’s spouses, grandchildren, trusts of which either of them, their wives, children, children’s spouses and grandchildren are the sole beneficiaries and for which one or more of such individuals are the sole trustee(s) and any Qualified Reilly Partnership shall (on a fully diluted basis after giving effect to the exercise of any outstanding rights or options to acquire capital stock of the Company) cease to constitute at least such percentage of the aggregate voting stock of Holdings as is sufficient at all times to elect a majority of the Board of Directors of Holdings;

(iii) any Person or group (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission thereunder as in effect on the Restatement Effective Date), other than Charles W. Lamar, III or Kevin P. Reilly, Sr. and any of the other permitted holders referred to in clause (ii) above, shall acquire or own, directly or indirectly, beneficially or of record, shares representing more than 20% of the ordinary voting power represented by the issued and outstanding voting capital stock of Holdings, or (y) acquire direct or indirect Control of Holdings;

(iv) a majority of the seats (other than vacant seats) on the board of directors of Holdings shall be occupied by Persons who were neither (x) nominated by the board of directors of Holdings nor (y) appointed by directors so nominated; or

(v) the occurrence of any “Change of Control” under and as defined in any Senior Subordinated Notes Indenture, any New Senior Subordinated Notes Indenture, any New Senior Notes Indenture or any Senior Notes Indenture (or any indenture governing Permitted First Lien Notes or any similar provision in the applicable governing agreement for any Refunding Indebtedness);

(n) any of the following shall occur: (i) the Liens created by any Security Document shall at any time (other than by reason of the Administrative Agent relinquishing possession of certificates evidencing shares of stock of Subsidiaries pledged thereunder) cease to constitute valid and perfected Liens on the Collateral (as defined therein) intended to be covered thereby; (ii) except for expiration in accordance with its terms, any Security Document shall for whatever reason be terminated or shall cease to be in full force and effect; or (iii) the enforceability of any Security Document shall be contested by any Credit Party party thereto; or

(o) Holdings or any Obligor shall assert that its obligations hereunder or under the Security Documents shall be invalid or unenforceable;

then, and in every such event (other than an event with respect to any Borrower described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders (or, in the case of any violation of Section 7.09 prior to any exercise of remedies by the Required Revolving Credit Lenders with respect to the Revolving Credit Facility and the Required Term A Lenders with respect to the Term A Loans, the Required Revolving Credit Lenders and only with respect to the Revolving Credit Facility and the Required Term A Lenders and only with respect to the Term A Loans), may by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) require cash collateralization of the Letters of Credit per Section 2.04(i) hereof and (iii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of each Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and in case of any event with respect to any Borrower described in clause (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of each Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower, and the Letters of Credit shall be immediately required to be cash collateralized per Section 2.04(i) hereof.

ARTICLE IX

THE ADMINISTRATIVE AGENT

(a) Each of the Lenders and each of the Issuing Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

(b) The Administrative Agent shall have the same rights and powers in its capacity as a Lender hereunder as any other Lender and may exercise the same as though the Administrative Agent were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Credit Party or any Subsidiary or other Affiliate of any thereof as if it were not the Administrative Agent hereunder.

(c) The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by this Agreement and the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or, if provided herein, with the consent or at the request of any other specified number of Lenders, or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or the other Loan Documents, (ii) the contents of any certificate, report or other document delivered hereunder or under any of the other Loan Documents or in connection herewith of therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, the other Loan Documents or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(d) The Administrative Agent shall not, except to the extent expressly instructed by the Required Lenders with respect to collateral security under the Security Documents, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document.

(e) The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for a Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(f) The Administrative Agent may perform any and all of its duties, and exercise its rights and powers, by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through its Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to its activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

(g) Subject to the appointment and acceptance of a successor Administrative Agent, as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor Administrative Agent. If no successor shall have been so appointed and shall have accepted such appointment within 30 days after such retiring Administrative Agent gives notice of its resignation, then such retiring Administrative Agent may, on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent, by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After an Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

(h) Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Issuing Lender or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Issuing Lender or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement and the other Loan Documents, any related agreement or any document furnished hereunder or thereunder.

(i) The Administrative Agent shall not be responsible for monitoring the existence or performance of any Secured Cash Management Agreement or Secured Swap Agreement.

(j) No Person named as a Syndication Agent, Co-Documentation Agent, Lead Arranger or Joint Bookrunner in this Agreement shall have any rights (other than pursuant to Section 10.03(b)) or obligations under this Agreement or any other Loan Document in its capacity as such.

(k) To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equal to any applicable withholding tax. If the IRS or any Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from any amount paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective), such Lender shall indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrowers and without limiting or expanding the obligation of the Borrowers to do so) for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties, additions to tax or interest thereto, together with all expenses incurred, including legal expenses and any out-of-pocket expenses, whether or not such tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Article IX. The agreements in this Article IX shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Loans and the repayment, satisfaction or discharge of all obligations under this Agreement. Unless required by applicable laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender any refund of Taxes withheld or deducted from funds paid for the account of such Lender. For purposes of this paragraph (k), the term “Lender” includes any Issuing Lender.

(l) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(m) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (l) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

(n) The Administrative Agent, and each Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE X

MISCELLANEOUS

SECTION 10.01. NOTICES.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to any Borrower, to it at: 5321 Corporate Boulevard, Baton Rouge, Louisiana, 70808, Attention of Jay L. Johnson, Chief Financial Officer (Telecopy No. (225) 923-0658);

(ii) if to the Administrative Agent, to:

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Rd.

NCC5 / 1st Floor

Newark, DE 19713

Attention: Loan & Agency Services Group

~~Phone No: +1-302-634-1982~~

Email: ~~marc-jonathan.seya~~mitchell.soobryan @chase.com

Agency Withholding Tax Inquiries:

Email: agency.tax.reporting@jpmorgan.com

Agency Compliance/Financials/Intralinks:

Email: covenant.compliance@jpmchase.com

(iii) if to JPMCB, as an Issuing Lender, to:

JPMorgan Chase Bank, N.A.

10420 Highland Manor Dr. 4th Floor

Tampa, FL 33610

Attention: Standby LC Unit

Tel: 800-364-1969

Fax: 856-294-5267

Email: GTS.Client.Services@jpmchase.com

With a copy to:

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Rd.

NCC5 / 1st Floor

Newark, DE 19713

Attention: Loan & Agency Services Group

~~Phone No: +1-302-634-1982~~

Email: ~~marc-jonathan.seya~~mitchell.soobryan @chase.com

(iv) if to any Lender (including any Issuing Lender), to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including email and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Changes to Notice Information. Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if received during the recipient’s normal business hours, or, to the extent received after the recipient’s normal business hours, on the next Business Day.

SECTION 10.02. WAIVERS; AMENDMENTS.

(a) Waivers. No failure or delay by the Administrative Agent, any Issuing Lender or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Lenders and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Lender may have had notice or knowledge of such Default at the time.

(b) Amendments. Except as provided in Section 2.01(c) with respect to Incremental Term Loans and Revolving Commitment Increases, as provided in Section  ~~2.12~~2.13 with respect to the implementation of a Benchmark Replacement or Benchmark Conforming Changes (as set forth therein), and as provided in Section 2.20 with respect to any Extension, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or by the Company and the Administrative Agent with the consent of the Required Lenders (or, in the case of any amendment, waiver or modification of Section 7.09, the Company, the Administrative Agent, the Required Term A Lenders and the Required Revolving Credit Lenders); provided that no such agreement shall:

(i) increase the Commitment of any Lender without the consent of such Lender;

(ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the consent of each Lender affected thereby;

(iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration or reduction of any Commitment, without the consent of each Lender affected thereby, provided that, with respect to postponing the payment of the principal amount of any Loan, each Term Lender of the applicable Class shall be offered the opportunity to extend the payment of the principal amount with respect to such Term Lender’s Term Loans and each Revolving Credit Lender of the applicable Class shall be offered the opportunity to extend the payment of the principal amount with respect to such Revolving Credit Lender’s Revolving Credit Loans, as applicable, in accordance with Section 2.20;

(iv) change Section 2.17(b), (c) or (d) in a manner that would alter the pro rata sharing of payments or prepayments required thereby, without in each case the consent of each Lender adversely affected thereby;

(v) alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied between or among the Lenders or Classes of Loans without the consent of the Required Lenders of each Class affected thereby;

(vi) change any of the provisions of this Section 10.02 or the percentage in the definition of “Required Lenders” without the consent of each Lender;

(vii) except in connection with a transaction permitted under Section 7.04, release all or substantially all of the value of the Guarantees provided by the Subsidiary Guarantors hereunder without the consent of each Lender; or

(viii) except in connection with a transaction otherwise expressly permitted by this Agreement, release all or substantially all of the Collateral from the Liens of the Security Documents without the consent of each Lender;

provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Lender hereunder without the prior consent of the Administrative Agent or such Issuing Lender, as the case may be.

Anything in this Agreement to the contrary notwithstanding, no waiver or modification of any provision of this Agreement that has the effect (either immediately or at some later time) of enabling the Company to satisfy a condition precedent to the making of Revolving Credit Loans shall be effective against the Revolving Credit Lenders unless the Required Revolving Credit Lenders shall have concurred with such waiver or modification.

Notwithstanding the foregoing, if the Administrative Agent and the Company acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Company shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

Notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Credit Parties and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing or modification of all outstanding Term Loans of any Class (“Replaced Term Loans”) with a replacement term loan facility hereunder (“Replacement Term Loans”), provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Replaced Term Loans, (b) no Class of Term Loans of the Company shall be refinanced with any Replacement Term Loans of a Subsidiary Borrower, (c) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Replaced Term Loans at the time of such refinancing, or solely with respect to any Replacement Term Loans which replace the Term B Loans, such Replacement Term Loans shall not have scheduled amortization prior to the final maturity thereof in excess of 1% of the original principal amount thereof, and (d) all other terms applicable to such Replacement Term Loans (other than interest rates and fees) shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Replaced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Credit Parties and the Lenders providing the relevant Replacement Revolving Credit Commitments (as defined below) to permit the replacement or modification of all outstanding Revolving Credit Commitments (“Replaced Revolving Credit Commitments”) or any previously established Class of Replacement Revolving Credit Commitments with a replacement revolving credit facility hereunder (“Replacement Revolving Credit Commitments”), provided that (a) the aggregate amount of such Replacement Revolving Credit Commitments shall not exceed the aggregate amount of such Replaced Revolving Credit Commitments, (b) such Replacement Revolving Credit Commitments shall not have a scheduled termination prior to the scheduled termination of the Replaced Revolving Credit Commitments and (c) all other terms applicable to such Replacement Revolving Credit Commitments (other than interest rates and fees) shall be substantially identical to, or less favorable to the Lenders providing such Replacement Revolving Credit Commitments than, those applicable to such Replaced Revolving Credit Commitments, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans.

For purposes of this Section 10.02, the “scheduled date of payment” of any amount shall refer to the date of payment of such amount specified in this Agreement, and shall not refer to a date or other event specified for the mandatory or optional prepayment of such amount. In addition, whenever a waiver, amendment or modification requires the consent of a Lender “adversely affected” thereby, such waiver, amendment or modification shall, upon consent of such Lender, become effective as to such Lender whether or not it becomes effective as to any other Lender, so long as the Required Lenders consent to such waiver, amendment or modification as provided above.

(c) Non-Consenting Lenders. If, in connection with any proposed amendment, modification, waiver or consent (a “Proposed Change”) requiring the consent of all Lenders or all affected Lenders, the consent of the Required Lenders (and, to the extent any Proposed Change requires the consent of Lenders of any Class pursuant to clause (v) of paragraph (b) of this Section 10.02, the consent of the Required Lenders of such Class) to such Proposed Change is obtained, but the consent of other Lenders whose consent is required is not obtained, any Lender whose consent is required but has not been obtained shall be deemed a “Non-Consenting Lender” and shall be subject to replacement at the election of the Borrowers pursuant to Section 2.18(b).

(d) Pledge Agreements. Neither the Pledge Agreement nor the Holdings Guaranty and Pledge Agreement, nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Credit Parties party thereto, and by the Administrative Agent with the consent of the Required Lenders, provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Pledge Agreement) release all or any substantial part of the collateral or otherwise terminate all or any substantial part of the Liens under the Pledge Agreement or the Holdings Guaranty and Pledge Agreement or the Guarantee under the Holdings Guaranty and Pledge Agreement, agree to additional obligations being secured by all or any substantial part of such collateral (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by the Pledge Agreement or the Holdings Guaranty and Pledge Agreement, in which event the Administrative Agent may consent to such junior Lien provided that it obtains the consent of the Required Lenders thereto), alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Pledge Agreement or the Holdings Guaranty and Pledge Agreement with respect to all or any substantial part of such collateral, except that no such consent shall be required, and the Administrative Agent is hereby authorized, (i) to release any Lien covering property that is the subject of either a disposition of property permitted hereunder (other than to the Company or a Subsidiary Guarantor) or a disposition to which the Required Lenders have consented, (ii) to release any Lien on Securitization Assets in connection with any sale, transfer or other disposition of Securitization Assets (and Securitization Assets subject to Liens permitted by Section 7.02(m)), pursuant to a Permitted Securitization Financing permitted by Section 7.01(l) and to release any Lien on Securitization Entity Assets (as defined in the Pledge Agreement) and (iii) in the case of any equity interest in (x) any Foreign Subsidiary owned directly by the Company or any Subsidiary Guarantor, to release any Lien in favor of the Administrative Agent pursuant to the Pledge Agreement to the extent covering more than 65% of the voting capital stock of such Foreign Subsidiary (it being understood that the Administrative Agent shall not be required to release any other capital stock of a Foreign Subsidiary owned directly by the Company or any Subsidiary Guarantor), and (y) any Foreign Subsidiary which is not owned directly by the Company or any Subsidiary Guarantor, to release any lien in favor of the Administrative Agent pursuant to the Pledge Agreement on any equity interests in such Foreign Subsidiary. Nothing in this Section 10.02(d) shall be deemed to limit the provisions of Section 10.12. The parties hereto acknowledge and agree that the Administrative Agent may rely conclusively as to any of the matters described in this Section 10.02 and Section 10.12 (including as to whether a transaction is permitted hereunder or constitute a Permitted Securitization Financing permitted by Section 7.01(l) and as to the Administrative Agent’s authority hereunder and thereunder) on a certificate or similar instrument provided to it by the Company or any Subsidiary Guarantor without further inquiry or investigation, which certificate shall be delivered to the Administrative Agent by the Company and/or the Subsidiary Guarantors upon request.

SECTION 10.03. EXPENSES; INDEMNITY; DAMAGE WAIVER.

(a) Expenses. The Obligors jointly and severally agree to pay, or reimburse the Administrative Agent or Lenders for paying, (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel, in connection with the syndication of the credit facilities provided for herein, the preparation of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out of pocket expenses incurred by any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Lender or any Lender, including the fees, charges and disbursements of any counsel for such Administrative Agent, Issuing Lender or Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.03, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof; provided, that the Lenders and the Issuing Lenders (but not the Administrative Agent) shall be limited to one counsel together for the Lenders and the Issuing Lenders as a group so long as any Lender or any Issuing Lender, as the case may be, has not, in good faith (and based on advice of counsel for such Lender or such Issuing Lender, as the case may be), reasonably determined that its interests conflict sufficiently with those of the other Lenders to warrant the employment of separate counsel for such Lender or such Issuing Lender, as the case may be, in which case such Lender or such Issuing Lender shall be paid, or reimbursed for payment of, the fees, charges and disbursements of such separate counsel, and (iv) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

(b) Indemnification by Credit Parties. The Obligors jointly and severally agree to indemnify the Administrative Agent, each Issuing Lender and each Lender, each Lead Arranger and Joint Bookrunner, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the other Loan Documents or any agreement or instrument contemplated hereby, the performance by the parties hereto and thereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Credit Party or any of their subsidiaries, or any Environmental Liability related in any way to any Credit Party or any of their subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) Indemnification by Lenders. To the extent that the Obligors fail to pay any amount required to be paid by them to the Administrative Agent under paragraph (a) or (b) of this Section 10.03, each Lender severally agrees to pay to the Administrative Agent such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such. To the extent that the Obligors fail to pay any amount required to be paid by them to an Issuing Lender under paragraph (a) or (b) of this Section 10.03, each Revolving Credit Lender severally agrees to pay to such Issuing Lender such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Issuing Lender in its capacity as such.

(d) Waiver of Indirect or Consequential Damages, Etc. To the extent permitted by applicable law, none of the Obligors shall assert, and each Obligor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the other Loan Documents or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) Payment upon Demand. All amounts due under this Section 10.03 shall be payable promptly after written demand therefor.

SECTION 10.04. SUCCESSORS AND ASSIGNS.

(a) Successors Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Lender that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, express or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Lender that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders.

(i) Assignments Generally. Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent of:

(A) the Company (such consent not to be unreasonably withheld or delayed), provided that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; provided, further, that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B) the Administrative Agent (such consent not to be unreasonably withheld), provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) in the case of any assignment of the Revolving Credit Commitments, each Issuing Lender.

(ii) Certain Conditions to Assignments. Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate (or Approved Fund) of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 or, in the case of Term B Loans, $250,000, unless each of the Company and the Administrative Agent otherwise consent, provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans,

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500,

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire,

(E) no assignment shall be permitted to be made to the Company or any of its Affiliates except that so long as (i) no Default has occurred and is continuing, and (ii) after giving effect to such assignment the Company would have Available Liquidity of at least $100,000,000, a Lender may assign Term Loans to the Borrower which has borrowed such Term Loans; provided that, notwithstanding anything in this Agreement to the contrary, immediately upon acquisition by any Borrower of any of such Borrower’s Term Loans, such Term Loans shall be deemed to have been prepaid and shall no longer be outstanding for purposes of this Agreement and any such prepayment shall effect a pro rata reduction of the remaining scheduled amortization payments in respect of the applicable Class of Term Loans, and

(F) no such assignment shall be made (A) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (A), or (B) to a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person.

(iii) Effectiveness of Assignments. Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement in addition to any rights and obligations theretofore held by it as a Lender, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) Maintenance of Register. The Administrative Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal and interest amounts of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Company, the Administrative Agent, the Issuing Lenders and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower, any Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Acceptance of Assignments by Administrative Agent. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b)(ii)(C) of this Section and any written consent to such assignment required by paragraph (b)(i) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) Participations.

(i) Participations Generally. Any Lender may, without the consent of the Company, the Administrative Agent or the Issuing Lenders, sell participations to one or more banks or other entities (other than the Company and its Affiliates, a Defaulting Lender or any of its Subsidiaries, or a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Company, the Administrative Agent, the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b), or the first proviso to Section 10.02(d), that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations of such Sections, including the documentation requirements of Section 2.16(e) (which documentation shall be provided solely to the applicable Lender selling such participation) and Section 2.18) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.17(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers (and such agency being solely for tax purposes), maintain a register on which it enters the name and address of each Participant and the principal amounts (and interest amounts) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. Any such Participant Register shall be confidential, except to the extent the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Loan or other Guaranteed Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or disclosure is otherwise required by applicable law or regulations.

(ii) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to a greater payment results from a Change in Law occurring after the Participant becomes a Participant.

(d) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Resignation as Issuing Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time any Issuing Lender assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to Section 10.04(b), such Issuing Lender may, subject to the remainder of this paragraph, upon thirty (30) days’ notice to the Borrower and the Lenders, resign as an Issuing Lender. In the event of any such resignation as an Issuing Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of such Issuing Lender. If any Issuing Lender resigns as Issuing Lender, it shall retain its rights, powers, privileges and duties of such Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Lender and all the Guaranteed Obligations with respect thereto (including the right to require the Lenders to make Base Rate Revolving Credit Loans or reimburse such Issuing Lender in respect of such LC Disbursement pursuant to Section 2.04(e)). Upon the appointment of a successor Issuing Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender and (b) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or its satisfactory to the retiring Issuing Lender to effectively assume the obligations of such Issuing Lender with respect to such Letters of Credit.

SECTION 10.05. SURVIVAL. All covenants, agreements, representations and warranties made by the Credit Parties herein and in the other Loan Documents, and in the certificates or other instruments delivered in connection with or pursuant to this Agreement and the other Loan Documents, shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect so long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or the other Loan Documents is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 10.06. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.07. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10.08. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender or an Affiliate of a Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender or an Affiliate of such Lender to or for the credit or the account of any Borrower or any Subsidiary Guarantor against any of and all the obligations of any Borrower or any Subsidiary Guarantor now or hereafter existing under this Agreement held by such Lender or an Affiliate of such Lender, irrespective of whether or not such Lender or an Affiliate of such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender and the Affiliates of each Lender under this Section 10.08 are in addition to any other rights and remedies (including other rights of setoff) which such Lender and Affiliates of such Lender may have.

SECTION 10.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Submission to Jurisdiction. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court of the Southern District of New York (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court (or, to the extent permitted by law, in such Federal court). Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Obligor or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in paragraph (b) of this Section 10.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01(a). Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10.

SECTION 10.11. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.12. RELEASE OF COLLATERAL AND GUARANTEES. The Administrative Agent and the Lenders agree that:

(i) if all of the capital stock of any Subsidiary that is owned by the Company and its Subsidiaries, or any other Collateral, is sold or transferred to any Person (other than the Company or a Subsidiary Guarantor) as permitted by the terms of this Agreement and the Pledge Agreement (including, without limitation, any sale, transfer or other disposition of Securitization Assets, in each case, pursuant to a Permitted Securitization Financing permitted by Section 7.01(l)),

(ii) if any Subsidiary is merged or consolidated with or into any other Person as permitted by the terms of this Agreement and such Subsidiary (or the Company or another Subsidiary Guarantor) is not the continuing or surviving corporation, or

(iii) if any Restricted Subsidiary is designated as an Unrestricted Subsidiary in accordance with the requirements of Section 1.05 or a Restricted Subsidiary is designated as a Securitization Entity,

then, and in any of such events, the Administrative Agent shall, upon request of the Company (and upon the receipt by the Administrative Agent of such evidence as the Administrative Agent may reasonably request to establish that such sale, merger, consolidation or designation is permitted by the terms of this Agreement), (x) terminate the Guarantee of such Subsidiary under Article III, release any Lien granted by such Subsidiary and authorize the Administrative Agent to release the Lien created by the Pledge Agreement on any capital stock or other properties or assets of such Subsidiary and (y) release (and is hereby authorized to release) the Liens created by the Security Documents in the assets of the Company and the Subsidiary Guarantor that are sold, transferred or disposed of in the manner described in clause (i) above (it being understood that, in the case of any release of the Guarantee and Liens on assets or capital stock of a Restricted Subsidiary that is to be designated as an Unrestricted Subsidiary, the Administrative Agent may condition the effectiveness of such release upon the delivery to the respective trustees under the Senior Subordinated Notes Indentures (or any Permitted First Lien Notes indenture or any agreement relating to any Refunding Indebtedness) of the documents required pursuant thereto to effect the release of such Restricted Subsidiary from its Guarantee thereunder).

SECTION 10.13. SUCCESSOR FACILITY. This Agreement is intended to be a successor to the Original Credit Agreement and to constitute the “Senior Credit Facility” under and for all purposes of each of the Senior Subordinated Notes Indentures.

SECTION 10.14. USA PATRIOT ACT. Each Lender hereby notifies the Company that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001)), such Lender may be required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with said Act.

SECTION 10.15. NO ADVISORY OR FIDUCIARY RESPONSIBILITY. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Company acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lead Arrangers and the Lenders are arm’s-length commercial transactions between the Company and its Affiliates, on the one hand, and the Administrative Agent, the Lead Arrangers and the Lenders, on the other hand, (B) the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Company is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Lead Arranger and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, any Lead Arranger nor any Lender has any obligation to the Company or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lead Arrangers, the Lenders, and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its Affiliates, and neither the Administrative Agent, any Lead Arranger nor any Lender has any obligation to disclose any of such interests to the Company or its any of its Affiliates. The Company hereby agrees not to assert any claim against the Administrative Agent, the Lead Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 10.16. ACKNOWLEDGMENT AND CONSENT TO BAIL-IN OF AFFECTED FINANCIAL INSTITUTIONS. Solely to the extent an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

SECTION 10.17. ACKNOWLEDGEMENT REGARDING ANY SUPPORTED QFCS. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[Signature Pages Intentionally Omitted]